                                                                     Exhibit 4.2

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       THE DOE RUN RESOURCES CORPORATION,

                                    as Issuer

                                       and

                          the GUARANTORS named herein,

                                  as Guarantors

                                       and

                      STATE STREET BANK AND TRUST COMPANY,

                                   as Trustee

                              ---------------------

                                    INDENTURE

                          Dated as of September 1, 1998

                              ---------------------

                                   $50,000,000

                 11 1/4% Senior Secured Notes due 2005, Series A

                                       and
                 11 1/4% Senior Secured Notes due 2005, Series B


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                             CROSS-REFERENCE TABLE


TIA                                                           Indenture
Section                                                        Section
-------                                                       ---------
310(a)(1)...................................................  7.10
   (a)(2)...................................................  7.10
   (a)(3)...................................................  N.A.
   (a)(4)...................................................  N.A.
   (a)(5)...................................................  7.10
   (b)......................................................  7.08; 7.10; 12.02
   (c)......................................................  N.A.
311(a)......................................................  7.11
   (b)......................................................  7.11
   (c)......................................................  N.A.
312(a) .....................................................  2.05
   (b)......................................................  12.03
   (c)......................................................  12.03
313(a)......................................................  7.06
   (b)(1)...................................................  N.A.
   (b)(2)...................................................  7.06
   (c)......................................................  7.06; 12.02
   (d)......................................................  7.06
314(a)......................................................  4.07; 4.09; 12.02
   (b)......................................................  10.02
   (c)(1)...................................................  12.04
   (c)(2)...................................................  12.04
   (c)(3)...................................................  N.A.
   (d)......................................................  10.03
   (e)......................................................  12.05
   (f)......................................................  N.A
315(a)......................................................  7.01(b)
   (b)......................................................  7.05; 12.02
   (c)......................................................  7.01(a)
   (d)......................................................  7.01(c)
   (e)......................................................  6.11
316(a)(last sentence).......................................  2.09
   (a)(1)(A)................................................  6.05
   (a)(1)(B)................................................  6.04
   (a)(2)...................................................  N.A.
   (b)......................................................  6.07; 9.04
317(a)(1)...................................................  6.08
   (a)(2)...................................................  6.09
   (b)......................................................  2.04
318(a)......................................................  12.01
   (c)......................................................  12.01


--------------------

N.A. means Not Applicable

NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

                                TABLE OF CONTENTS


                                                                            Page
                                                                            ----

                                   ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.   Definitions...............................................    1
SECTION 1.02.   Incorporation by Reference of TIA.........................   27
SECTION 1.03.   Rules of Construction.....................................   27

                                   ARTICLE TWO

                                 THE SECURITIES

SECTION 2.01.   Form and Dating...........................................   28
SECTION 2.02.   Execution and Authentication..............................   31
SECTION 2.03.   Registrar and Paying Agent................................   32
SECTION 2.04.   Paying Agent To Hold Assets in Trust......................   33
SECTION 2.05.   Securityholder Lists......................................   33
SECTION 2.06.   Transfer and Exchange.....................................   34
SECTION 2.07.   Replacement Securities....................................   42
SECTION 2.08.   Outstanding Securities....................................   42
SECTION 2.09.   Treasury Securities.......................................   42
SECTION 2.10.   Temporary Securities......................................   43
SECTION 2.11.   Cancellation..............................................   43
SECTION 2.12.   Defaulted Interest........................................   43
SECTION 2.13.   CUSIP Number..............................................   44
SECTION 2.14.   Designation...............................................   44

                                  ARTICLE THREE

                                   REDEMPTION

SECTION 3.01.   Optional Redemption.......................................   44
SECTION 3.02.   Notices to Trustee........................................   45
SECTION 3.03.   Selection of Securities To Be Redeemed....................   45
SECTION 3.04.   Notice of Redemption......................................   46
SECTION 3.05.   Effect of Notice of Redemption............................   47
SECTION 3.06.   Deposit of Redemption Price...............................   47
SECTION 3.07.   Securities Redeemed in Part...............................   47

                                  ARTICLE FOUR

                                    COVENANTS

SECTION 4.01.   Payment of Securities.....................................   48
SECTION 4.02.   Maintenance of Office or Agency...........................   48
SECTION 4.03.   Limitation on Restricted Payments.........................   49



                                                                            Page
                                                                            ----
SECTION 4.04.   Corporate Existence.......................................   52
SECTION 4.05.   Payment of Taxes and Other Claims.........................   52
SECTION 4.06.   Maintenance of Properties and Insurance...................   53
SECTION 4.07.   Compliance Certificate; Notice of Default.................   54
SECTION 4.08.   Compliance with Laws......................................   54
SECTION 4.09.   SEC Reports and Other Information.........................   55
SECTION 4.10.   Waiver of Stay, Extension or Usury Laws...................   56
SECTION 4.11.   Limitation on Transactions with Affiliates................   56
SECTION 4.12.   Limitation on Indebtedness................................   57
SECTION 4.13.   Limitation on Dividends and Other Payment Restrictions
                 Affecting Restricted Subsidiaries........................   58
SECTION 4.14.   Limitation on Liens.......................................   59
SECTION 4.15.   Change of Control.........................................   59
SECTION 4.16.   Limitation on Sale of Assets..............................   61
SECTION 4.17.   Limitation on Sale/Leaseback Transactions.................   64
SECTION 4.18.   Limitation on Preferred Stock of Restricted
                Subsidiaries..............................................   65
SECTION 4.19.   Qualifying Investment Requirements........................   65
SECTION 4.20.   Future Guarantees.........................................   65
SECTION 4.21.   Conduct of Business.......................................   66
SECTION 4.22.   Impairment of Security Interest...........................   66
SECTION 4.23.   Amendment to Collateral Documents.........................   66
SECTION 4.24.   Inspection and Confidentiality............................   66
SECTION 4.25.   Release of Released Real Property.........................   67

                                  ARTICLE FIVE

                              SUCCESSOR CORPORATION

SECTION 5.01.   When Company May Merge, Etc...............................   67
SECTION 5.02.   Successor Corporation Substituted.........................   70

                                   ARTICLE SIX

                              DEFAULT AND REMEDIES

SECTION 6.01.   Events of Default.........................................   70
SECTION 6.02.   Acceleration..............................................   72
SECTION 6.03.   Other Remedies............................................   73
SECTION 6.04.   Waiver of Past Defaults...................................   74
SECTION 6.05.   Control by Majority.......................................   74
SECTION 6.06.   Limitation on Suits.......................................   74



                                                                            Page
                                                                            ----
SECTION 6.07.   Rights of Holders To Receive Payment......................   75
SECTION 6.08.   Collection Suit by Trustee................................   75
SECTION 6.09.   Trustee May File Proofs of Claim..........................   76
SECTION 6.10.   Priorities................................................   76
SECTION 6.11.   Undertaking for Costs.....................................   77
SECTION 6.12.   Ranking...................................................   77

                                  ARTICLE SEVEN

                                     TRUSTEE

SECTION 7.01.   Duties of Trustee.........................................   78
SECTION 7.02.   Rights of Trustee.........................................   79
SECTION 7.03.   Individual Rights of Trustee..............................   80
SECTION 7.04.   Trustee's Disclaimer......................................   80
SECTION 7.05.   Notice of Default.........................................   80
SECTION 7.06.   Reports by Trustee to Holders.............................   81
SECTION 7.07.   Compensation and Indemnity................................   81
SECTION 7.08.   Replacement of Trustee....................................   82
SECTION 7.09.   Successor Trustee by Merger, Etc..........................   83
SECTION 7.10.   Eligibility; Disqualification.............................   83
SECTION 7.11.   Preferential Collection of Claims Against Company.........   84

                                  ARTICLE EIGHT

                       DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01.   Termination of Company's Obligations......................   84
SECTION 8.02.   Legal Defeasance and Covenant Defeasance..................   85
SECTION 8.03.   Application of Trust Money................................   90
SECTION 8.04.   Repayment to Company......................................   90
SECTION 8.05.   Reinstatement.............................................   90

                                  ARTICLE NINE

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01.   Without Consent of Holders................................   91
SECTION 9.02.   With Consent of Holders...................................   92
SECTION 9.03.   Compliance with TIA.......................................   93
SECTION 9.04.   Revocation and Effect of Consents.........................   93
SECTION 9.05.   Notation on or Exchange of Securities.....................   94
SECTION 9.06.   Trustee To Sign Amendments, Etc...........................   94



                                                                            Page
                                                                            ----
                                   ARTICLE TEN

                              COLLATERAL DOCUMENTS

SECTION 10.01.  Collateral and Collateral Documents.......................   95
SECTION 10.02.  Recording; Priority; Opinions, Etc........................   96
SECTION 10.03.  Release of Collateral.....................................   98
SECTION 10.04.  Disposition of Collateral Without Release.................  101
SECTION 10.05.  Eminent Domain and Other Governmental Takings.............  102
SECTION 10.06.  Trust Indenture Act Requirements..........................  104
SECTION 10.07.  Suits To Protect Collateral...............................  104
SECTION 10.08.  Purchaser Protected.......................................  105
SECTION 10.09.  Powers Exercisable by Receiver or Trustee.................  105
SECTION 10.10.  Determinations Relating to Collateral.....................  105
SECTION 10.11.  Form and Sufficiency of Release...........................  106
SECTION 10.12.  Possession and Use of Collateral..........................  106
SECTION 10.13.  Disposition of Obligations Received.......................  106
SECTION 10.14.  Release upon Termination of the Company's Obligations.....  107

                                 ARTICLE ELEVEN

                           APPLICATION OF TRUST MONEYS

SECTION 11.01.  "Trust Moneys" Defined....................................  107
SECTION 11.02.  Withdrawals of Insurance Proceeds and Condemnation
                Awards....................................................  108
SECTION 11.03.  Withdrawal of Trust Moneys on Basis of Retirement of
                Securities................................................  112
SECTION 11.04.  Withdrawal of Trust Moneys for Reinvestment...............  114
SECTION 11.05.  Powers Exercisable Notwithstanding Default or Event of
                Default...................................................  116
SECTION 11.06.  Powers Exercisable by Trustee or Receiver.................  116
SECTION 11.07.  Investment of Trust Moneys................................  117

                                 ARTICLE TWELVE

                                  MISCELLANEOUS

SECTION 12.01.  TIA Controls..............................................  117
SECTION 12.02.  Notices...................................................  117



                                                                            Page
                                                                            ----
SECTION 12.03.  Communications by Holders with Other Holders..............  119
SECTION 12.04.  Certificate and Opinion as to Conditions Precedent........  119
SECTION 12.05.  Statements Required in Certificate or Opinion.............  119
SECTION 12.06.  Rules by Trustee, Paying Agent, Registrar.................  120
SECTION 12.07.  Legal Holidays............................................  120
SECTION 12.08.  Governing Law.............................................  120
SECTION 12.09.  No Adverse Interpretation of Other Agreements.............  120
SECTION 12.10.  No Recourse Against Others................................  120
SECTION 12.11.  Successors................................................  121
SECTION 12.12.  Duplicate Originals.......................................  121
SECTION 12.13.  Severability..............................................  121

                                ARTICLE THIRTEEN

                             GUARANTEE OF SECURITIES

SECTION 13.01.  Unconditional Guarantee...................................  121
SECTION 13.02.  Limitations on Guarantees.................................  123
SECTION 13.03.  Execution and Delivery of Guarantee.......................  123
SECTION 13.04.  Release of a Guarantor....................................  124
SECTION 13.05.  Waiver of Subrogation.....................................  125
SECTION 13.06.  Immediate Payment.........................................  125
SECTION 13.07.  No Set-Off................................................  126
SECTION 13.08.  Obligations Continuing....................................  126
SECTION 13.09.  Obligations Reinstated....................................  126
SECTION 13.10.  Obligations Not Affected..................................  126
SECTION 13.11.  Waiver....................................................  127
SECTION 13.12.  No Obligation To Take Action Against the Company..........  127
SECTION 13.13.  Dealing with the Company and Others.......................  127
SECTION 13.14.  Default and Enforcement...................................  128
SECTION 13.15.  Amendment, Etc............................................  128
SECTION 13.16.  Acknowledgment............................................  128
SECTION 13.17.  Costs and Expenses........................................  128
SECTION 13.18.  No Waiver; Cumulative Remedies............................  128
SECTION 13.19.  Survival of Obligations...................................  129
SECTION 13.20.  Guarantee in Addition to Other Obligations................  129
SECTION 13.21.  Severability..............................................  129
SECTION 13.22.  Successors and Assigns....................................  129

Exhibit A       - Form of Series A Note
Exhibit B       - Form of Series B Note



                                                                            Page
                                                                            ----
Exhibit C       - Form of Legend for Book-Entry Securities
Exhibit D       - Form of Transferee Letter of Representation
Exhibit E       - Form of certification to be given by the holders of
                  beneficial interest in a temporary Regulation S global
                  security to Euroclear or CEDEL
Exhibit F       - Form of certification to be given by Euroclear operator
                  or Cedel Bank, Societe Anonyme
Exhibit G       - Form of certification to be given by transferee of
                  beneficial interest in a temporary Regulation S
                  global security
Exhibit H       - Form of certification for transfer or exchange of
                  restricted global security to temporary Regulation
                  S global security
Exhibit I       - Form of certification for transfer or exchange of
                  restricted global security to permanent Regulation
                  S global security
Exhibit J       - Form of certification for transfer or exchange of
                  temporary Regulation S global security or permanent
                  Regulation S global security to restricted global
                  security
Exhibit K-1     - Form of certification for transfer or exchange of
                  non-global restricted security to restricted global
                  security
Exhibit K-2     - Form of certification for transfer or exchange of
                  non-global restricted security to permanent
                  Regulation S global security or temporary
                  Regulation S global security
Exhibit L-1     - Form of certification for transfer or exchange of
                  non-global permanent Regulation S security to
                  restricted global security
Exhibit L-2     - Form of certification for transfer or exchange
                  of non-global permanent Regulation S security to
                  permanent Regulation S global security
Exhibit M       - Form of Guarantee
Exhibit N       - Form of Mortgage



Note: This Table of Contents shall not, for any purpose, be deemed to be part of this Indenture.

          INDENTURE, dated as of September 1, 1998, by and among THE DOE RUN RESOURCES CORPORATION, a New York corporation (the "Company"), as issuer, FABRICATED PRODUCTS, INC., a Delaware corporation, as guarantor, DOE RUN CAYMAN LTD., a Cayman Islands company, as guarantor, DOE RUN MINING S.R.L., a Peruvian company, as guarantor, DOE RUN PERU S.R.L., a Peruvian company, as guarantor, DOE RUN AIR S.A.C., a Peruvian corporation, as guarantor, and DOE RUN DEVELOPMENT S.A.C., a Peruvian corporation, as guarantor, and STATE STREET BANK AND TRUST COMPANY, as Trustee (the "Trustee").

          Each party hereto agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company's 11 1/4% Senior Secured Notes due 2005, Series A, and Senior Secured Notes due 2005, Series B, without distinction as to Series:


                                   ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE


SECTION 1.01. Definitions.

          "Acquired Indebtedness" means Indebtedness of a person or any of its Subsidiaries existing at the time such person becomes a Subsidiary (Restricted Subsidiary, in the case of the Company) or assumed in connection with the acquisition of assets from such person, including, without limitation, Indebtedness incurred by such person in connection with, or in anticipation or contemplation of, such person becoming a Subsidiary (Restricted Subsidiary, in the case of the Company) or such acquisition.

          "Acquisition" means the acquisition on October 23, 1997 by Doe Run Peru of Metaloroya pursuant to the Subscription Agreement.

          "Affiliate" of any specified person means any other person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control" when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "affiliated," "controlling" and "controlled" have meanings correlative of the foregoing. For purposes of Section 4.11, the term "Affiliate" shall include any person who, as a result of any transaction described therein, would become an Affiliate.

          "Affiliate Transaction" has the meaning provided in Section 4.11(a).

          "Agent" means any Registrar or Paying Agent.

          "Agent Member" means any member of, or participant in, the Depository.

          "Applicable Procedures" has the meaning provided in Section 2.06(g).

          "Appraiser" means a Person who in the course of its business appraises property and who is a member in good standing of the American Institute of Real Estate Appraisers, recognized and licensed to do business in the jurisdiction where the applicable Real Property is located.

          "Asset Acquisition" means (i) an Investment by the Company or any Restricted Subsidiary in any other person pursuant to which such person shall become a Restricted Subsidiary or a Subsidiary of a Restricted Subsidiary or shall be merged with the Company or any Restricted Subsidiary or (ii) the acquisition by the Company or any Restricted Subsidiary of the assets of any person which constitute all or substantially all of the assets of such person or any division or line of business of such person.

          "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease, assignment or other transfer for value by the Company or any of the Restricted Subsidiaries (including, without limitation, any Sale/leaseback (other than a Sale/leaseback of an asset constituting Collateral)) to any person, in one transaction or a series of related transactions, of (i) any Capital Stock of any Restricted Subsidiary; (ii) all or substantially all of the properties and assets of any division or line of business of the Company or any Restricted Subsidiary; or (iii) any other properties or assets of the Company or any Restricted Subsidiary other than in the ordinary course of business. For the purposes of this definition, the term "Asset Sale" shall not include (i) any sale, issuance, conveyance, transfer, lease or other disposition of properties or assets that is consummated in accordance with the provisions of Article Five and (ii) the sale of inventory in the ordinary course of business.

          "Asset Sale Offer" has the meaning provided in Section 4.16(a)(ii).

          "Asset Sale Offer Payment Date" means, with respect to any Available Amount from an Asset Sale, the earlier of (x) the 180th day following receipt of such Available Amount or (y) such earlier date on which an Asset Sale Offer shall expire.

          "Asset Sale Release Notice" has the meaning provided in Section 10.03(b)(i).

          "Available Amount" has the meaning provided in Section 4.16(a)(ii).

          "Bankruptcy Law" means Title 11 of the U.S. Code or any similar Federal, state or foreign law for the relief of debtors.

          "Board of Directors" means, with respect to any person, the Board of Directors of such person or any committee of the Board of Directors of such person duly authorized, with respect to any particular matter, to exercise the power of the Board of Directors of such person.

          "Board Resolution" means with respect to any person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such person to have been duly adopted by the Board of Directors of such person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

          "Book-Entry Security" means a Security represented by a Global Security and registered in the name of the nominee of the Depository.

          "Business Day" means any day that is not a Legal Holiday.

          "Capital Expenditures" shall mean payments for any assets, or improvements, replacements, substitutions or additions thereto, that have a useful life of more than one year and which, in accordance with GAAP consistently applied, are required to be capitalized (as opposed to expensed in the period in which the payment occurred).

          "Capital Lease," as applied to any person, means any lease of (or any agreement conveying the right to use) any property (whether real, personal or mixed) by such person as lessee which, in conformity with GAAP, is required to be accounted for as a capital lease on the balance sheet of such person.

          "Capital Stock" means, with respect to any person, any and all shares, interests, participation or other equivalents (however designated) of such person's capital stock, whether outstanding at the Issue Date or issued after the Issue Date, and any and all rights, warrants or options exchangeable for or convertible into such capital stock (but excluding any debt security that is exchangeable for or convertible into such capital stock).

          "Capitalized Lease Obligation" means, as to any person, the obligations of such person under a Capital Lease and, for purposes of this Indenture, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

          "Cash Equivalents" means (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within two years from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within two years from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc. ("S&P"), or Moody's Investors Service, Inc. ("Moody's"); (iii) commercial paper maturing no more than two years from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within two years from the date of acquisition thereof issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $500,000,000; (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above; and (vi) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (v) above. Notwithstanding the foregoing, for the purposes of clause (i) of the definition of "Permitted Investments," 20% of the Cash Equivalents may include securities having a rating of at least BBB by S&P and Baa by Moody's.

          "CEDEL" means Cedel Bank, Societe Anonyme (or any successor securities clearing agency).

          "Centromin" shall mean Empresa Minera del Centro del Peru S.A.

          "Change of Control" means the occurrence of one or more of the following events: (i) any direct or indirect sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company, DRA or Renco to any person or group of related persons for purposes of Section 13(d) of the Exchange Act (a "Group") (other than a Permitted Holder or a Group controlled by a Permitted Holder), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of this Indenture); (ii) the approval by the holders of Capital Stock of the Company, DRA or Renco, as the case may be, of any plan or proposal for the liquidation or dissolution of the Company, DRA or Renco, as the case may be (whether or not otherwise in compliance with the provisions of this Indenture); (iii) the acquisition in one or more transactions of "beneficial ownership" (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) by any person, entity or Group (other than a Permitted Holder or a Group controlled by any Permitted Holder) of any Capital Stock of the Company, DRA or Renco such that, as a result of such acquisition, such person, entity or Group either (A) beneficially owns (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, more than 50% of the Company's, DRA's or Renco's then outstanding voting securities entitled to vote on a regular basis in an election for a majority of the Board of Directors of the Company, DRA or Renco or (B) otherwise has the ability to elect, directly or indirectly, a majority of the members of the Company's, DRA's or Renco's Board of Directors; or (iv) the shareholders of Renco as of the Issue Date and the Permitted Holders shall cease to own at least 50% of the equity of Renco owned by such shareholders on the Issue Date. Notwithstanding anything to the contrary herein, a merger of DRA with and into the Company or Renco shall not constitute a "Change of Control" hereunder.

          "Change of Control Date" has the meaning provided in Section 4.15(a).

          "Change of Control Offer" has the meaning provided in Section 4.15(a).

          "Change of Control Payment Date" has the meaning provided in Section 4.15(b)(2).

          "Collateral" means, collectively, all of the property and assets (including, without limitation, Trust Moneys) that are from time to time subject to the Collateral Documents.

          "Collateral Account" has the meaning provided in Section 11.01.

          "Collateral Agent" shall mean State Street Bank and Trust Company, a Massachusetts trust company, in its capacity as collateral agent under the Collateral Documents, and any successor thereto in such capacity.

          "Collateral Documents" means, collectively, the Security Agreement, the Mortgage, the Intercreditor Agreement and all other instruments or documents entered into or delivered in connection with any of the foregoing, as such agreements, instruments or documents may be amended, amended and restated, supplemented or otherwise modified from time to time.

          "Collateral Proceeds" has the meaning provided in Section 4.16
(a)(ii).

          "Company" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means such successor.

          "Company Order" means a written order or request signed in the name of the Company by its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

          "Consolidated EBITDA" means, with respect to any person, for any period, the sum (without duplication) of (i) Consolidated Net Income, (ii) to the extent Consolidated Net Income has been reduced thereby, all income taxes of such person and its Subsidiaries (Restricted Subsidiaries, in the case of the Company) paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or non-recurring gains or losses), Consolidated Interest Expense (net of any interest income), amortization expense (including amortization of deferred financing costs) and depletion and depreciation expense and (iii) other non-cash items (other than non-cash interest) reducing Consolidated Net Income (including, without limitation, any non-cash charges in respect of post-employment benefits for health care, life insurance and long-term disability benefits required in accordance with GAAP) less other non-cash items increasing Consolidated Net Income, all as determined on a consolidated basis for such person and its Subsidiaries (Restricted Subsidiaries, in the case of the Company) in accordance with GAAP.

          "Consolidated Fixed Charge Coverage Ratio" means, with respect to any person, the ratio of Consolidated EBITDA of such person during the four full fiscal quarters (the "Four Quarter Period") ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "Transaction Date") to Consolidated Fixed Charges of such person for the Four Quarter Period. For purposes of this definition, if the Transaction Date occurs prior to the date on which four full fiscal quarters have elapsed subsequent to the Issue Date and financial statements with respect thereto are available, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated, in the case of the Company, after giving effect on a pro forma basis to the issuance of the Securities and the Existing Securities (if four full fiscal quarters have not elapsed subsequent to the issue date of the Existing Securities and on or prior to the Transaction Date) and the application of the net proceeds therefrom as if the Securities and Existing Securities, if applicable, were issued on the first day of the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to (i) the incurrence of any Indebtedness (and the application of the net proceeds therefrom) of such person or any of its Subsidiaries (Restricted Subsidiaries, in the case of the Company) giving rise to the need to make such calculation and any incurrence of other Indebtedness at any time on or after the first day of the Four Quarter Period and on or prior to the Transaction Date (the "Reference Period"), as if such incurrence occurred on the first day of the Reference Period and (ii) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such person or one of its Subsidiaries (Restricted Subsidiaries, in the case of the Company)(including any person who becomes a Subsidiary (Restricted Subsidiary, in the case of the Company) as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness) occurring during the Reference Period, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Indebtedness or Acquired Indebtedness) occurred on the first day of the Reference Period. If such person or any of its Subsidiaries (Restricted Subsidiaries, in the case of the Company) directly or indirectly guarantees Indebtedness of a third person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such person or any Subsidiary

(Restricted Subsidiary, in the case of the Company) of such person had directly incurred or otherwise assumed such guaranteed Indebtedness. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio," (1) interest on Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date, and (2) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Rate Protection Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

          "Consolidated Fixed Charges" means, with respect to any person for any period, the sum of, without duplication, the amounts for such period, taken as a single accounting period, of (i) Consolidated Interest Expense of such person (net of any interest income) less non-cash amortization of deferred financing costs and (ii) the product of (x) the amount of all dividends declared, paid or accrued on Preferred Stock of such person during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated Federal, state, local and foreign tax rate (expressed as a decimal number between 1 and 0) of such person during such period (as reflected in the audited consolidated financial statements of such person for the most recently completed fiscal year).

          "Consolidated Interest Expense" means, with respect to any person for any period, without duplication, the sum of (i) the interest expense of such person and its Subsidiaries (Restricted Subsidiaries, in the case of the Company) for such period as determined on a consolidated basis in accordance with GAAP consistently applied, including, without limitation, (a) any amortization of debt discount, (b) the net cost under Interest Rate Protection Obligations (including any amortization of discounts), (c) the interest portion of any deferred payment obligation and (d) all accrued interest, and (ii) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such person and its Subsidiaries (Restricted Subsidiaries, in the case of the Company) during such period as determined on a consolidated basis in accordance with GAAP consistently applied.

          "Consolidated Net Income" means, with respect to any person for any period, the net income (or loss) of such person and its Subsidiaries (Restricted Subsidiaries, in the case of the Company), on a consolidated basis for such period determined in accordance with GAAP; provided that (i) the net income of any person in which such person or any Subsidiary (Restricted Subsidiary, in the case of the Company) of such person has an ownership interest with a third party (other than a person that meets the definition of a Wholly-Owned Subsidiary (Wholly-Owned Restricted Subsidiary, in the case of the Company)) shall be included only to the extent of the amount that has actually been received by such person or its Wholly-Owned Subsidiaries (Wholly-Owned Restricted Subsidiaries, in the case of the Company) in the form of dividends or other distributions during such period (subject to, in the case of any dividend or distribution received by a Wholly-Owned Subsidiary (Wholly-Owned Restricted Subsidiary, in the case of the Company) of such person, the restrictions set forth in clause (ii) below) and (ii) the net income of any Subsidiary (Restricted Subsidiary, in the case of the Company) of such person that is subject to any restriction or limitation on the payment of dividends or the making of other distributions shall be excluded to the extent of such restriction or limitation; provided, further that there shall be excluded (a) the net income (or loss) of any person (acquired in a pooling of interests transaction) accrued prior to the date it becomes a Subsidiary (Restricted Subsidiary, in the case of the Company) of such person or is merged into or consolidated with such person or any Subsidiary (Restricted Subsidiary, in the case of the Company) of such person, (b) any gain (or loss) (and related tax effects) resulting from an Asset Sale by such person or any of its Subsidiaries (Restricted Subsidiaries, in the case of the Company) (c) any extraordinary, unusual or nonrecurring gains or losses (and related tax effects) in accordance with GAAP and (d) any compensation-related expenses arising as a result of the application of the net proceeds from the issuance of the Securities or the Existing Securities. For purposes of Section 4.03, the amortization of deferred financing costs relating to the issuance of the Securities and the Existing Securities shall be excluded from this definition of "Consolidated Net Income."

          "Consolidated Net Worth" means, with respect to any person at any date, the sum of (i) the consolidated shareholders' equity of such person less the amount of such shareholders' equity attributable to Disqualified Capital Stock of such person and its Subsidiaries (Restricted Subsidiaries, in the case of the Company), as determined on a consolidated basis in accordance with GAAP consistently applied and (ii) the amount of any Preferred Stock of such person not included in the shareholders' equity of such person in accordance with GAAP, which Preferred Stock does not constitute Disqualified Capital Stock.

          "Covenant Defeasance" has the meaning provided in Section 8.02(c).

          "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

          "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

          "Depository" means, with respect to the Securities issued in the form of one or more Book-Entry Securities, The Depository Trust Company or another person designated as Depository by the Company, which must be a clearing agency registered under the Exchange Act.

          "Depository Securities Certification" has the meaning provided in
Section 2.01.

          "Destruction" has the meaning assigned to such term in the Mortgage.

          "Disqualified Capital Stock" means any class of Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event (other than a Change of Control), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the Maturity Date.

          "Doe Run Cayman" means Doe Run Cayman Ltd., a Cayman Islands company.

          "Doe Run Mining" means Doe Run Mining S.R.L., a Peruvian company.

          "Doe Run Peru" means Doe Run Peru S.R.L., a Peruvian company.

          "DRA" means DR Acquisition Corp., a Missouri corporation.

          "DR Exploration" means Doe Run Exploration SA (Proprietary) Limited, a South African corporation.

          "Environmental Law" has the meaning assigned to such term in the Mortgage.

          "Equity Offering" means an offering of Qualified Capital Stock of the Company (other than to any Subsidiary of the Company).

          "Euroclear" means the Euroclear Clearance System (or any successor securities clearing agency).

          "Event of Default" has the meaning provided in Section 6.01.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Exchange Offer" means the registration by the Company under the Securities Act of all the Series B Notes pursuant to a registration statement under which the Company offers each Holder of Series A Notes the opportunity to exchange all Series A Notes held by such Holder for Series B Notes in an aggregate principal amount equal to the aggregate principal amount of Series A Notes held by such Holder, all in accordance with the terms and conditions of the Registration Rights Agreement.

          "Excluded Asset" means any structure, equipment, facility, improvement, apparatus or other property acquired or constructed by the Company after the Issue Date which is (i) located at the Mortgaged Property, (ii) not necessary for the proper and efficient operation of the Mortgaged Property or for the compliance by the Mortgaged Property with any applicable law, code or ordinance, including, without limitation, any Environmental Law, and (iii) not an integral part (or the replacement of an integral part) of the Company's operations as conducted at the Mortgaged Property as of the Issue Date.

          "Existing Securities" means (i) the $200.0 million 11 1/4% Senior Notes due 2005 and (ii) the $55.0 million Floating Interest Rate Senior Notes due 2003, in each case issued by Doe Run and guaranteed by the Guarantors.

          "Existing Securities Indenture" means the indenture dated as of March 12, 1998 among the Company, the Guarantors and the Trustee pursuant to which the Existing Securities were issued, as amended and supplemented from time to time.

          "Fair Market Value" means, with respect to any asset, the price which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value of any asset of the Company or the Restricted Subsidiaries shall be determined by the Board of Directors of the Company acting in good faith and shall be evidenced by a Board Resolution thereof delivered to the Trustee; provided that with respect to any Asset Sale which involves in excess of $5 million, the Fair Market Value of any such asset or assets shall be determined by an Independent Financial Advisor.

          "FPI" means Fabricated Products, Inc., a Delaware corporation.

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date.

          "Global Security" means a Security evidencing all or a part of the Securities to be issued as Book-Entry Securities, issued to the Depository in accordance with Section 2.02 and bearing the legend or legends prescribed in Exhibit C to this Indenture.

          "guarantee" means, as applied to any obligation, (a) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (b) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit.

          "Guarantees" means the guarantee of the Securities by the Guarantors.

          "Guarantor" means each of FPI, Doe Run Cayman, Doe Run Mining, Doe Run Peru, Doe Run Air S.A.C. and Doe Run Development S.A.C. and any Restricted Subsidiary that in the future executes a supplemental indenture pursuant to
Section 4.20 of this Indenture or otherwise in which any such Restricted Subsidiary agrees to be bound by the terms of this Indenture; provided that any person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms of this Indenture.

          "Hedging Agreement" shall mean any agreement with respect to (i) the hedging of price risk associated with the purchase or sale of lead, copper, zinc, gold and silver under which the Company is a party or beneficiary and (ii) the hedging of currency risks in connection with funding payroll expenses, so long as any such agreement has been entered into in the ordinary course of business consistent with past price risk or currency management practices of the Company and the Restricted Subsidiaries and not for purposes of speculation.

          "Holder" or "Securityholder" means the person in whose name a Security is registered on the Registrar's books.

          "Indebtedness" means with respect to any person, without duplication,
(i) all obligations of such person for borrowed money, (ii) all obligations of such person evidenced by bonds, debentures, notes or other similar instruments,
(iii) all Capitalized Lease Obligations (but not obligations under Operating Leases) of such person, (iv) all obligations of such person issued or assumed as the deferred purchase price of property or services, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable, accrued expenses and deferred taxes arising in the ordinary course of business), (v) all obligations of such person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction entered into in the ordinary course of business, (vi) all obligations of any other person of the type referred to in clauses (i) through (v) which are secured by any Lien on any property or asset of such first person and the amount of such obligation shall be the lesser of the value of such property or asset or the amount of the obligation so secured, (vii) all guarantees of Indebtedness by such person, (viii) Disqualified Capital Stock valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends, (ix) all obligations under interest rate agreements or hedging agreements of such person and (x) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (i) through (ix) above. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Capital Stock, such Fair Market Value to be determined in good faith by the Board of Directors of the person issuing such Disqualified Capital Stock. Notwithstanding anything to the contrary contained herein, any obligation of the Company or any Restricted Subsidiary in the form of an earn-out arrangement undertaken in connection with any acquisition of property or assets by the Company or such Restricted Subsidiary, which obligation shall be based upon increases in metal prices above price levels existing on the date of such acquisition, shall not constitute Indebtedness under this Indenture.

          "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

          "Independent Financial Advisor" means an accounting, appraisal or investment banking firm of nationally recognized standing that is, in the reasonable and good faith judgment of the Board of Directors of the Company, qualified to perform the task for which such firm has been engaged and disinterested and independent with respect to the Company and its Affiliates.

          "Initial Purchaser" means Jefferies & Company, Inc.

          "Intercreditor Agreement" means the Intercreditor Agreement, dated as of September 1, 1998, between the Trustee and Congress Financial Corporation, as lender under the U.S. Revolving Credit Facility.

          "Interest Payment Date" means the stated maturity of an installment of interest on the Securities.

          "Interest Rate Protection Obligations" means the obligations of any person, pursuant to any arrangement with any other person, whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

          "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter.

          "Investment" means, with respect to any person, any direct or indirect advance, loan, guarantee or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others or otherwise), or any purchase or acquisition by such person of any Capital

Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other person. Investments shall exclude extensions of trade credit on commercially reasonable terms in accordance with normal trade practices. For the purposes of Section 4.03, the amount of any Investment (other than an Investment covered by clause (z) of Section 4.03) shall be the original cost of such Investment plus the cost of all additional Investments by the Company or any of the Restricted Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the payment of dividends or distributions in connection with such Investment or any other amounts received in respect of such Investment.

          "Issue Date" means the date on which the Securities are originally issued under this Indenture.

          "legal defeasance" has the meaning provided in Section 8.02(b).

          "Legal Holiday" has the meaning provided in Section 10.07.

          "Lien" means (x) any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell and any filing of or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute and (y) any agreement to enter into any of the foregoing.

          "Maturity Date" means March 15, 2005.

          "Metaloroya" means Empresa Metalurgica La Oroya S.A., a Peruvian company, prior to the merger of such entity with and into Doe Run Peru.

          "Mortgage" means the mortgage to be entered into after the Issue Date by and between the Company and the Collateral Agent in substantially the form attached hereto as Exhibit N, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.

          "Mortgaged Property" has the meaning assigned to such term in the Mortgage.

          "Net Award" has the meaning assigned to such term in the Mortgage and shall include any amounts received in respect of personal property pursuant to the Security Agreement or otherwise.

          "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary) net of (i) brokerage commissions and other fees and expenses (including fees and expenses of legal counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes payable as a direct result of such Asset Sale and (iii) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP consistently applied against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers' Certificate delivered to the Trustee.

          "Net Proceeds" has the meaning assigned to such term in the Mortgage.

          "Non-Collateral Proceeds" has the meaning provided in Section 4.16(a)(i).

          "Notes Pro Rata Amount" has the meaning provided in Section 4.16.

          "Obligations" means any principal, interest, penalties, fees and other liabilities payable under the documentation governing any Indebtedness.

          "Offering Memorandum" means the Offering Circular dated August 26, 1998, pursuant to which the Series A Notes were issued.

          "Officer" means, with respect to any person, the Chairman of the Board, the Chief Executive Officer, the President, the General Manager, any Vice President, the Chief Financial Officer, the Finance Manager, the Controller, the Treasurer, or the Secretary of such person or the equivalent of any of the foregoing under any foreign jurisdiction.

          "Officers' Certificate" means, with respect to any person, a certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of such person and otherwise complying with the requirements of Sections 12.04 and 12.05.

          "Operating Lease" means, as applied to any person, any lease (including, without limitation, leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) that is not a Capital Lease other than any such lease under which that person is the lessor.

          "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee complying with the requirements of Sections 12.04 and
12.05. Unless otherwise required by the TIA, the legal counsel may be an employee of or counsel to the Company.

          "Owner Securities Certification" has the meaning provided in Section 2.01.

          "Paying Agent" has the meaning provided in Section 2.03.

          "Permanent Regulation S Global Security" has the meaning provided in
Section 2.01.

          "Permitted Holders" means Ira Leon Rennert and his Affiliates, estate, heirs and legatees, and the legal representatives of any of the foregoing, including, without limitation, the trustee of any trust of which one or more of the foregoing are the sole beneficiaries.

          "Permitted Indebtedness" means (i) any Indebtedness of the Company and the Restricted Subsidiaries under (A) the U.S. Revolving Credit Facility in an aggregate amount not to exceed $100.0 million in aggregate principal amount at any time outstanding and (B) the Peruvian Revolving Credit Facility in an aggregate principal amount not to exceed $60.0 million in aggregate principal amount at any time outstanding, in each case plus any interest, fees and expenses from time to time owed thereunder, (ii) the Securities in an aggregate principal amount not to exceed $50.0 million and the Existing Securities in an aggregate principal amount not to exceed $255.0 million and the related Guarantees, (iii) any other Indebtedness of the Company and the Restricted Subsidiaries outstanding on the Issue Date, (iv) purchase money Indebtedness and any Indebtedness incurred for Capitalized Lease Obligations (A) of the Company and the Restricted Subsidiaries (other than Doe Run Cayman and its Subsidiaries) not to exceed $5.0 million in the aggregate at any time outstanding and (B) of Doe Run Cayman and its Subsidiaries not to exceed $20.0 million in the aggregate at any time outstanding, (v) Interest Rate Protection Obligations to the extent the notional principal amount of such Interest Rate Protection Obligations does not exceed the principal amount of the Indebtedness to which such Interest Rate Protection Obligations relate, and Hedging Agreements, in each case entered into in the ordinary course of business, (vi) additional Indebtedness of the Company and the Restricted Subsidiaries not to exceed $25.0 million in the aggregate at any time outstanding, (vii) Indebtedness owed by the Company or any of the Wholly-Owned Restricted Subsidiaries to the Company or any Wholly-Owned Restricted Subsidiary; provided that this clause (vii) shall also include Indebtedness indirectly between or among the Company and/or one or more of the Wholly-Owned Restricted Subsidiaries through one or more financial intermediaries, (viii) any renewals, extensions, substitutions, refundings, refinancings or replacements of any Indebtedness described in the preceding clauses (i), (ii) and (iii) above and this clause (viii), so long as such renewal, extension, substitution, refunding, refinancing or replacement does not result in an increase in the aggregate principal amount of the outstanding Indebtedness represented thereby (except if such Indebtedness refinances Indebtedness under the Revolving Credit Facilities or any other agreement providing for subsequent borrowings, does not result in an increase in the commitment available under the Revolving Credit Facilities or such other agreement) and (ix) any guarantees of the foregoing.

          "Permitted Investment" means (i) cash and Cash Equivalents, (ii) any Investment by the Company or any of the Restricted Subsidiaries in the Company or any Wholly-Owned Restricted Subsidiary; provided that this clause (ii) shall also include indirect Investments by the Company and the Wholly-Owned Restricted Subsidiaries in the Company or one or more of the Wholly-Owned Restricted Subsidiaries through one or more financial intermediaries, (iii) Related Business Investments by the Company or any of the Restricted Subsidiaries in joint ventures, partnerships or persons (including Unrestricted Subsidiaries) that are not Wholly-Owned Restricted Subsidiaries in an amount not to exceed $25.0 million in the aggregate at any one time outstanding; (iv) Investments by the Company or any Restricted Subsidiary in another person, if as a result of such Investment (a) such other person becomes a Wholly-Owned Restricted Subsidiary or (b) such other person is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, the Company or a Wholly-Owned Restricted Subsidiary, (v) Investments received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers, in each case arising in the ordinary course of business, (vi) the non-cash proceeds of any Asset Sale, (vii) Investments under or pursuant to Interest Rate Protection Obligations or Hedging Agreements, in each case in the ordinary course of business, (viii) loans and advances to employees of the Company and the Restricted Subsidiaries made in the ordinary course of business and (ix) Investments represented by the Qualifying Investments Promissory Notes.

          "Permitted Liens" means (i) pledges or deposits by such person under worker's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such person is a party, or deposits to secure public statutory obligations of such person or deposits to secure surety or appeal bonds to which such person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, (ii) Liens imposed by law, such as landlords', carriers', warehousemen's and mechanics' Liens or bankers' Liens incurred in the ordinary course of business for sums which are not yet due or are being contested in good faith and for which adequate provision has been made, (iii) Liens for taxes not yet subject to penalties for non-payment or which are being contested in good faith and by appropriate proceedings, if adequate reserve, as may be required by GAAP, shall have been made therefor, (iv) Liens in favor of issuers of surety bonds or appeal bonds issued pursuant to the request of and for the account of such person in the ordinary course of its business, (v) Liens to support trade letters of credit issued in the ordinary course of business, (vi) survey exceptions, encumbrances, easements or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions on the use of real property,
(vii) Liens securing Indebtedness permitted under clause (iv) of the definition of Permitted Indebtedness; provided that the Fair Market Value of the asset at the time of the incurrence of the Indebtedness subject to the Lien shall not exceed the principal amount of the Indebtedness secured, (viii) Liens with respect to Acquired Indebtedness permitted to be incurred in accordance with
Section 4.12; provided that such Liens secured such Acquired Indebtedness at the time of the incurrence of such Acquired Indebtedness by the Company or any of the Restricted Subsidiaries and were not incurred in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company or any of the Restricted Subsidiaries; provided, further, that such Liens do not extend to or cover any property or assets of the Company or any of the Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or any of the Restricted Subsidiaries and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company or any of the Restricted Subsidiaries, (ix) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default, (x) Liens on assets or property (including any real property upon which such assets or property are or will be located) securing Indebtedness incurred to purchase or construct such assets or property, which Indebtedness is permitted to be incurred under this Indenture, (xi) Liens securing Indebtedness which is incurred to refinance or replace Indebtedness which has been secured by a Lien permitted under this Indenture and is permitted to be refinanced or replaced under this Indenture, provided that such Liens do not extend to or cover any property or assets of the Company or any of the Restricted Subsidiaries not securing the Indebtedness so refinanced or replaced, and (xii) Liens securing reimbursement obligations under letters of credit but only in or upon the goods the purchase of which was financed by such letters of credit.

          "person" means any individual, corporation, partnership, joint venture, trust, estate, unincorporated organization or government or any agency or political subdivision thereof or any similar entities.

          "Peruvian Revolving Credit Facility" means one or more working capital facilities or other working capital financings or programs entered into by Doe Run Peru and its Subsidiaries from time to time, as the same may be amended, restated, supplemented or otherwise modified from time to time, and includes any agreement renewing, refinancing or replacement all or any portion of the Indebtedness under such agreement.

          "Plan of Liquidation" means, with respect to any person, a plan that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously, in phases or otherwise) (i) the sale, lease, conveyance or other disposition of all or substantially all of the assets of such person otherwise than as an entirety or substantially as an entirety and (ii) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition and all or substantially all of the remaining assets of such person to holders of Capital Stock of such person.

          "Preferred Stock" means, with respect to any person, any and all shares, interests, participation or other equivalents (however designated) of such person's preferred or preference stock, whether outstanding on the Issue Date or issued thereafter, and including, without limitation, all classes and series of preferred or preference stock of such person.

          "principal" of any Indebtedness (including the Securities and the Existing Securities) means the principal of such Indebtedness plus the premium, if any, on such Indebtedness.

          "Prior Liens" has the meaning assigned to such term in the Mortgage.

          "pro forma" means, with respect to any calculation made or required to be made pursuant to the terms of this Indenture, a calculation in accordance with Article 11 of Regulation S-X under the Exchange Act.

          "Qualified Capital Stock" means, with respect to any person, any Capital Stock of such person that is not Disqualified Capital Stock or convertible into or exchangeable or exercisable for Disqualified Capital Stock.

          "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A under the Securities Act.

          "Qualifying Auditors" shall mean the firm of independent auditors of acknowledged international prestige elected annually by Centromin in accordance with Section 4.2 of the Subscription Agreement.

          "Qualifying Investment" shall mean investments that meet the qualifications of Section 4.5 of the Subscription Agreement, as determined in good faith by the Qualifying Auditors.

          "Qualifying Investments Promissory Notes" shall have the meaning given to such term in Section 4.19.

          "Real Property" means any interest in any real property or any portion thereof, whether owned in fee or leased or otherwise owned.

          "Real Property Release Notice" has the meaning provided in Section 10.03(c)(i).

          "Real Property Valuation Date" has the meaning provided in Section 10.03(c)(i).

          "Record Date" means the Record Dates specified in the Securities; provided that if any such date is a Legal Holiday, the Record Date shall be the first day immediately preceding such specified day that is not a Legal Holiday.

          "Redemption Date," when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to this Indenture and the Securities.

          "Redemption Price," when used with respect to any Security to be redeemed, means the price fixed for such redemption pursuant to this Indenture and the Securities.

          "Registrar" has the meaning provided in Section 2.03.

          "Registration Rights Agreement" means the Registration Rights Agreement by and between the Company, the Guarantors and the Initial Purchaser, dated as of September 1, 1998, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

          "Regulation S" means Regulation S under the Securities Act (or any successor provision), as it may be amended from time to time.

          "Related Business Investment" means any Investment, Capital Expenditure or other expenditure by the Company or any Restricted Subsidiary which is related to the business of the Company and the Restricted Subsidiaries as it is conducted on the Issue Date or any business which is the same, similar or reasonably related to such business.

          "Released Assets" has the meaning provided in Section 10.03(b).

          "Released Real Property" means any portion of the Real Property which constitutes Mortgaged Property upon which an Excluded Asset is or is intended to be situated so long as (i) such Released Real Property is not (x) necessary for the proper and efficient operation of the Mortgaged Property or for the compliance by the Mortgaged Property with any applicable law, code or ordinance, including, without limitation, any Environmental Law, or (y) an integral part of the Company's operations as conducted at the Mortgaged Property on the Issue Date and (ii) the release of such Released Real Property will not interfere with or impair the Trustee's ability to realize the value of the remaining Collateral.

          "Released Trust Moneys" has the meaning provided in Section 11.04.

          "Renco" means The Renco Group, Inc., a New York corporation, which is the ultimate parent of the Company, or any successor thereto.

          "Restricted Global Security" has the meaning provided in Section 2.01.

          "Restricted Payment" has the meaning provided in Section 4.03.

          "Restricted Period" has the meaning provided in Section 2.01.

          "Restricted Security" has the meaning provided in Rule 144(a)(3) under the Securities Act.

          "Restricted Subsidiary" means any Subsidiary of the Company which at the time of determination is not an Unrestricted Subsidiary. The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if, immediately after giving effect to such designation, the Company and the Guarantors could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.12, on a pro forma basis taking into account such designation.

          "Revolving Credit Facilities" means the U.S. Revolving Credit Facility and the Peruvian Revolving Credit Facility.

          "Sale/leaseback" means any lease, whether an Operating Lease or a Capital Lease, whereby the Company or any of the Restricted Subsidiaries, directly or indirectly, becomes or remains liable as lessee or as guarantor or other surety, of any property (whether real or personal or mixed) whether now owned or hereafter acquired, (i) that the Company or the Restricted Subsidiaries, as the case may be, has sold or transferred or is to sell or transfer to any other person (other than the Company or any Restricted Subsidiary), or (ii) that the Company or any of the Restricted Subsidiaries, as the case may be, intends to use for substantially the same purpose as any other property that has been or is to be sold or transferred by the Company or any such Restricted Subsidiary to any person (other than the Company or any Restricted Subsidiary) in connection with such lease.

          "SEC" means the Securities and Exchange Commission.

          "Securities" means the Series A Notes and the Series B Notes.

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

          "Security Agreement" means the Security Agreement, dated as of September 1, 1998, between the Company and the Collateral Agent, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.

          "Series A Notes" means the Company's 11 1/4% Senior Secured Notes due 2005, Series A, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

          "Series B Notes" means the Company's 11 1/4% Senior Secured Notes due 2005, Series B, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

          "Significant Subsidiary" means any Restricted Subsidiary that satisfies the criteria for a "significant subsidiary" set forth in Rule 1.02(w) of Regulation S-X under the Exchange Act.

          "Subsidiary" of any person means (i) any corporation of which the outstanding capital stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such person or (ii) any other person of which at least a majority of the voting interest under ordinary circumstances is at the time owned, directly or indirectly, by such person. For purposes of this definition, any directors' qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary.

          "Subscription Agreement" means the Contrato de Transferencia de Acciones, Aumento de Capital Social y Subscripcion de Acciones de la Empresa Metalurgica La Oroya S.A., dated as of October 23, 1997, between Doe Run Peru and Centromin.

          "Survey" means a survey of any parcel of real property (and all improvements thereon): (i) prepared by a surveyor or engineer licensed to perform surveys in the state where such property is located, (ii) dated (or redated) not earlier than six months prior to the date of delivery thereof (unless there shall have occurred within six months prior to such date of delivery any exterior construction on the site of such property, in which event such survey shall be dated (or redated) after the completion of such construction or if such construction shall not have been completed as of such date of delivery, not earlier than 20 days prior to such date of delivery),
(iii) certified by the surveyor (in a manner reasonably acceptable to the title company providing title insurance) and (iv) complying in all respects with the minimum detail requirements of the American Land Title Association, or local equivalent, as such requirements are in effect on the date of preparation of such survey, or that is otherwise reasonably acceptable to the Trustee (giving consideration to the applicable transaction).

          "Taking" shall have the meaning asigned to such term in the Mortgage.

          "Temporary Regulation S Global Security" has the meaning provided in
Section 2.01.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb), as amended, as in effect on the date of the execution of this Indenture until such time as this Indenture is qualified under the TIA, and thereafter as in effect on the date on which this Indenture is qualified under the TIA.

          "Transferee Certificate" means the Transferee Letter of Representation attached as Exhibit D to this Indenture.

          "Transferee Securities Certification" has the meaning provided in
Section 2.06(g).

          "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

          "Trust Moneys" has the meaning provided in Section 11.01.

          "Trust Officer" means any officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

          "U.S. Government Obligations" has the meaning provided in Section 8.01(b).

          "U.S. Legal Tender" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

          "Unrestricted Subsidiary" means (i) any Subsidiary of the Company which at the time of determination is an Unrestricted Subsidiary (as designated by the Board of Directors of the Company, as provided below) and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary, unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, any Restricted Subsidiary of the Company which is not a Subsidiary of the Subsidiary to be so designated; provided that (a) the Company certifies that such designation complies with Section 4.03 and (b) each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of the Restricted Subsidiaries. The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if, immediately after giving effect to such designation, the Company and the Guarantors could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.12, on a pro forma basis taking into account such designation.

          "U.S. Revolving Credit Facility" means the Loan and Security Agreement dated as of March 12, 1998, among the Company, FPI and Congress Financial Corporation, as Lender, as the same may be amended, restated, supplemented or otherwise modified from time to time, and includes any agreement renewing, refinancing or replacement of all or any portion of the Indebtedness under such agreement.

          "Valuation Date" has the meaning provided in Section 10.03(b)(i).

          "Wholly-Owned Restricted Subsidiary" means any Restricted Subsidiary which is a Wholly-Owned Subsidiary of the Company.

          "Wholly-Owned Subsidiary" means any Subsidiary of such person to the extent all of the Capital Stock or other ownership interests in such Subsidiary (other than (x) directors' qualifying shares, (y) with respect to Doe Run Peru, any shares purchased by employees of Doe Run Peru or Centromin in connection with the Acquisition, which retained amount shall not exceed 1% of the total interests in Doe Run Peru, and (z) an immaterial interest owned by other persons solely to comply with applicable law) is owned directly or indirectly by such person or a Wholly-Owned Subsidiary of such person.

SECTION 1.02. Incorporation by Reference of TIA.

          Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture. The following TIA terms used in this Indenture have the following meanings:

          "Commission" means the SEC.

          "indenture securities" means the Securities.

          "indenture security holder" means a Holder or a Securityholder.

          "indenture to be qualified" means this Indenture.

          "indenture trustee" or "institutional trustee" means the Trustee.

          "obligor" on the Indenture securities means the Company or any other obligor on the Securities.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

          SECTION 1.03. Rules of Construction.

          Unless the context otherwise requires:

          (1) a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3) "or" is not exclusive;

          (4) words in the singular include the plural, and words in the plural include the singular;

          (5) provisions apply to successive events and transactions; and

          (6) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                                  ARTICLE TWO

                                 THE SECURITIES


SECTION 2.01.  Form and Dating.

          The Securities and the Trustee's certificate of authentication with respect thereto shall be substantially in the form of Exhibit A or Exhibit B hereto, as the case may be. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company and the Trustee shall approve the form of the Securities and any notation, legend or endorsement on them. Each Security shall be dated the date of its authentication, shall bear interest from the applicable date and shall be payable on the Interest Payment Dates and the Maturity Date. Each Security shall have an executed Guarantee from each of the Guarantors endorsed thereon substantially in the form of Exhibit M hereto.

          The terms and provisions contained in the Securities shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

          Securities offered and sold in their initial distribution in reliance on Regulation S may be initially issued in the form of temporary Global Securities in fully registered form without interest coupons, substantially in the form of Exhibit A with such applicable legends as are provided for in Exhibit A or Exhibit C. Such temporary Global Securities may be registered in the name of the Depository or its nominee and deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided (and the Guarantors shall execute the Guarantees thereon), for credit by the Depository to the respective accounts of the beneficial owners of the Securities represented thereby (or such other accounts as they may direct), provided that upon such deposit all such Securities shall be credited to or through accounts maintained at the Depository by or on behalf of Euroclear or CEDEL. Until such time as the Restricted Period (as defined below) shall have expired, such temporary Global Securities, together with their Successor Securities which are Global Securities other than the Restricted Global Security, shall be referred to herein as a "Temporary Regulation S Global Security." After such time as the Restricted Period shall have expired and the certifications referred to below in the next succeeding paragraph shall have been provided, interests in such Temporary Regulation S Global Securities shall be exchanged for interests in like Global Securities, referred to herein collectively as the "Permanent Regulation S Global Security," substantially in the form of Security set forth in Exhibit A with such applicable legends as are provided for in Exhibit A or Exhibit C. Such Permanent Regulation S Global Securities shall be registered in the name of the Depository or its nominee and deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided, for credit to the respective accounts of the beneficial owners of the Securities represented thereby (or such other accounts as they may direct). The aggregate principal amount of the Temporary Regulation S Global Security or the Permanent Regulation S Global Security may be increased or decreased from time to time by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided. As used herein, the term "Restricted Period" means the period of 40 days commencing on the day after the latest of (a) the day on which the Securities are first offered to persons other than distributors (as defined in Regulation S) in reliance on Regulation S and (b) the date of this Indenture.

          Interests in a Temporary Regulation S Global Security may be exchanged for interests in a Permanent Regulation S Global Security only after (a) the expiration of the Restricted Period, (b) delivery by a beneficial owner of an interest therein to Euroclear or CEDEL of a written certification (an "Owner Securities Certification") substantially in the form of Annex E hereto, and (c) upon delivery by Euroclear or CEDEL to the Trustee of a written certification (a "Depository Securities Certification") substantially in the form attached hereto as Exhibit F. Upon satisfaction of such conditions, the Trustee will exchange the portion of the Temporary Regulation S Global Security covered by such certification for interests in a Permanent Regulation S Global Security. The delivery by such Holder of a beneficial interest in such Temporary Regulation S Global Security of such certification shall constitute an irrevocable instruction by such holder to Euroclear or CEDEL, as the case may be, to exchange such Holder's beneficial interest in the Temporary Regulation S Global Security for a beneficial interest in the Permanent Regulation S Global Security upon the expiration of the Restricted Period in accordance with the next succeeding paragraph.

          Upon:

          (i) the expiration of the Restricted Period;

          (ii) receipt by Euroclear or CEDEL, as the case may be, of Owner Securities Certifications described in the preceding paragraph;

          (iii) receipt by the Depository of:

               (1) written instructions given in accordance with the Applicable Procedures from an Agent Member directing the Depository to credit or cause to be credited to a specified Agent Member's account a beneficial interest in a Permanent Regulation S Global Security in a principal amount equal to that of the beneficial interest in a corresponding Temporary Regulation S Global Security for which the necessary certifications have been delivered; and

               (2) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member, and the Euroclear or CEDEL account for which such Agent Member's account is held, to be credited with, and the account of the Agent Member to be debited for, such beneficial interest; and

          (iv) receipt by the Trustee of notification from the Depository of the transactions described in (iii) above and from Euroclear or CEDEL, as the case may be, of Depository Securities Certifications, the Trustee, as Registrar, shall instruct the Depository to reduce the principal amount of such Temporary Regulation S Global Security and to increase the principal amount of such Permanent Regulation S Global Security, by the principal amount of the beneficial interest in such Temporary Regulation S Global Security to be so transferred, and to credit or cause to be credited to the account of the person specified in such instructions a beneficial interest in such Permanent Regulation S Global Security having a principal amount equal to the amount by which the principal amount of such Temporary Regulation S Global Security was reduced upon such transfer.

          Securities offered and sold in their initial distribution in reliance on Rule 144A under the Securities Act and other than in reliance on Rule 144A under the Securities Act or Regulation S shall be issued in the form of one or more Global Securities (collectively, and, together with their Successor Securities, the "Restricted Global Security") in fully registered form without interest coupons, substantially in the form of Security set forth in Exhibit A with such applicable legends as are provided for in Exhibit A or Exhibit C, except as otherwise permitted herein. Such Restricted Global Security shall be registered in the name of the Depository or its nominee and deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided, for credit by the Depository to the respective accounts of beneficial owners of the Securities represented thereby (or such other accounts as they may direct). The aggregate principal amount of the Restricted Global Security may be increased or decreased from time to time by adjustments made on the records of the Trustee, as custodian for the Depository, in connection with a corresponding decrease or increase in the aggregate principal amount of the Temporary Regulation S Global Security or the Permanent Regulation S Global Security, as hereinafter provided.

SECTION 2.02. Execution and Authentication.

          Two Officers, or an Officer and an Assistant Secretary, shall sign, or one Officer shall sign and one Officer or an Assistant Secretary for the Company and each Guarantor (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Securities for the Company and the Guarantees for the Guarantors by manual or facsimile signature.

          If an Officer whose signature is on a Security or a Guarantee was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Security, the Security shall nevertheless be valid.

          A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

          The Trustee shall authenticate Series A Notes for original issue in the aggregate principal amount not to exceed $50,000,000 upon written orders of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of Securities to be authenticated, the date on which the Securities are to be authenticated and the aggregate principal amount of Securities outstanding on the date of authentication and shall further specify the amount of such Securities to be issued as a Global Security or in certificated form. The aggregate principal amount of Securities outstanding at any time may not exceed $50,000,000, except as provided in Section 2.07. Upon the written order of the Company in the form of an Officers' Certificate, the Trustee shall authenticate

Securities in substitution of Securities originally issued to reflect any name change of the Company.

          Series B Notes may be issued only in exchange for a like principal amount of Series A Notes pursuant to an Exchange Offer.

          The principal and interest on Book-Entry Securities shall be payable to the Depository or its nominee, as the case may be, as the sole registered owner and the sole holder of the Book-Entry Securities represented thereby. The principal and interest on Securities in certificated form shall be payable at the office of the Paying Agent.

          The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Securities. Unless otherwise provided in the appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company and Affiliates of the Company.

          The Securities shall be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

          If the Securities are to be issued in the form of one or more Global Securities, then the Company shall execute and the Trustee shall authenticate and deliver one or more Global Securities that shall represent and shall be in minimum denominations of $1,000.

SECTION 2.03. Registrar and Paying Agent.

          The Company shall maintain an office or agency in the Borough of Manhattan, The City of New York, where (a) Securities may be presented or surrendered for registration of transfer or for exchange ("Registrar"), (b) Securities may be presented or surrendered for payment ("Paying Agent") and (c) notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. Neither the Company nor any Affiliate of the Company shall act as Paying Agent. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company, upon notice to the Trustee, may have one or more co-Registrars and one or more additional paying agents reasonably acceptable to the Trustee. The term "Paying Agent" includes any additional paying agent. The Company initially appoints the Trustee as Registrar and Paying Agent until such time as the Trustee has resigned or a successor has been appointed. The initial office of the Company and the Trustee for purposes of this Section 2.03 shall be State Street Bank and Trust Company, N.A., 61 Broadway, 15th Floor, New York, NY 10006.

          The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee, in advance, of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

SECTION 2.04. Paying Agent To Hold Assets in Trust.

          The Company shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest on, the Securities (whether such assets have been distributed to it by the Company or any other obligor on the Securities), and shall notify the Trustee of any Default by the Company (or any other obligor on the Securities) in making any such payment. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent shall have no further liability for such assets.

SECTION 2.05. Securityholder Lists.

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee before each Record Date and at such other times as the Trustee may request in writing a list as of such date and in such form as the Trustee may reasonably require of the names and addresses of the Holders, which list may be conclusively relied upon by the Trustee.

SECTION 2.06. Transfer and Exchange.

          (a) Beneficial interests in a Global Security may, subject to the restrictions on the transferability of the Securities and upon delivery of a certificate in the form of Exhibit D, be exchanged for certificated Securities upon request but only upon at least 20 days' prior written notice given to the Trustee by or on behalf of the Depository (in accordance with the Depository's customary procedures) and will bear the applicable legends set forth in Exhibit A.

          (b) If any Global Security is to be exchanged for other Securities or cancelled in whole, it shall be surrendered by or on behalf of the Depository or its nominee to the Trustee, as Registrar, for exchange or cancellation as provided in this Article Two. If any Global Security is to be exchanged for other Securities or cancelled in part, or if another Security is to be exchanged in whole or in part for a beneficial interest in any Global Security, such Global Security shall be so surrendered for exchange or cancellation as provided in this Article Two or, if the Trustee is acting as custodian for the Depository or its nominee (or is party to a similar arrangement) with respect to such Global Security, the principal amount thereof shall be reduced or increased by an amount equal to the portion thereof to be so exchanged or cancelled, or the principal amount of such other Security to be so exchanged for a beneficial interest therein, as the case may be, in each case by means of an appropriate adjustment made on the records of the Trustee, whereupon the Trustee, in accordance with the Applicable Procedures, shall instruct the Depository or its authorized representatives to make a corresponding adjustment to its records (including by crediting or debiting any Agent Member's account as necessary to reflect any transfer or exchange of a beneficial interest). Upon any such surrender or adjustment of a Global Security, the Trustee shall, subject to this Article Two, authenticate and deliver any Securities (and the Guarantors shall execute the Guarantees thereon) issuable in exchange for such Global Security (or any portion thereof) to or upon the order of, and registered in such names as may be directed by, the Depository or its authorized representative and each of the Guarantors shall execute a Guarantee thereon at the Trustee's request. Upon the request of the Trustee in connection with the occurrence of any of the events specified in the preceding paragraph or in paragraph (r) below, the Company shall promptly make available to the Trustee a reasonable supply of Securities that are not in the form of Global Securities. The Trustee shall be entitled to rely upon any order, direction or request of the Depository or its authorized representative which is given or made pursuant to this Article Two if such order, direction or request is given or made in accordance with the Applicable Procedures, as certified to the Trustee by the Depository.

          (c) Subject to the provisions in the legends required by this Indenture, the registered Holder may grant proxies and otherwise authorize any person, including Agent Members and persons who may hold interests in Agent Members, to take any action that such Holder is entitled to take under this Indenture.

          (d) Neither Agent Members nor any other person on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security held on their behalf by the Depository or under the Global Security, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security. With respect to any Global Security deposited with the Trustee as custodian for the Depository for credit to their respective accounts (or to such other accounts as they may direct) at Euroclear or CEDEL, the provisions of the "Operating Procedures of the Euroclear System" and the "Terms and Conditions Governing Use of Euroclear", and the "Management Regulations" and "Instructions to Participants" of CEDEL, respectively, shall be applicable to such Global Security, as certified to the Trustee by Euroclear or CEDEL, as applicable.

          (e) Upon presentation for transfer or exchange of any Security at the office of the Trustee, as Registrar, located in The City of New York, accompanied by a written instrument of transfer or exchange in the form approved by the Company (it being understood that, until notice to the contrary is given to holders of Securities, the Company shall be deemed to have approved the form of instrument of transfer or exchange, if any, printed on any Security), executed by the registered Holder, in person or by such Holder's attorney thereunto duly authorized in writing, and upon compliance with this Section 2.06, such Security shall be transferred upon the Register, and a new Security shall be authenticated and issued in the name of the transferee and the Guarantors shall execute Guarantees thereon. Notwithstanding any provision to the contrary herein or in the Securities, transfers of a Global Security, in whole or in part, and transfers of interests therein of the kind described in this Section 2.06, shall only be made in accordance with this Section 2.06. Transfers and exchanges subject to this Section 2.06 shall also be subject to the other provisions of this Indenture that are not inconsistent with this Section 2.06.

          (f) General. A Global Security may not be transferred, in whole or in part, to any person other than the Depository or a nominee thereof, and no such transfer to any such other person may be registered; provided, however, that this clause (f) shall not prohibit any transfer of a Security that is issued in exchange for a Global Security but is not itself a Global Security. No transfer of a Security to any person shall be effective under this Indenture or the Securities unless and until such Security has been registered in the name of such person. Nothing in this clause (f) shall prohibit or render ineffective any transfer of a beneficial interest in a Global Security effected in accordance with the other provisions of this Section 2.06.

          (g) Temporary Regulation S Global Security. If the holder of a beneficial interest in a Temporary Regulation S Global Security wishes at any time to transfer such interest to a person who wishes to take delivery thereof in the form of a beneficial interest in such Temporary Regulation S Global Security, such transfer may be effected, subject to the rules and procedures of the Depository, Euroclear and CEDEL, in each case to the extent applicable and as in effect from time to time (the "Applicable Procedures"), only in accordance with this clause (g). Upon delivery (i) by a beneficial owner of an interest in a Temporary Regulation S Global Security to Euroclear or CEDEL, as the case may be, of an Owner Securities Certification, (ii) by the transferee of such beneficial interest in the Temporary Regulation S Global Security to Euroclear or CEDEL, as the case may be, of a written certification (a "Transferee Securities Certification") substantially in the form of Exhibit G hereto and
(iii) by Euroclear or CEDEL, as the case may be, to the Trustee, as Registrar, of a Depository Securities Certification, the Trustee may direct either Euroclear or CEDEL, as the case may be, to reflect on its records the transfer of a beneficial interest in the Temporary Regulation S Global Security from the beneficial owner providing the Owner Securities Certification to the person providing the Transferee Securities Certification.

          (h) Restricted Global Security to Temporary Regulation S Global Security. If the holder of a beneficial interest in the Restricted Global Security wishes at any time to transfer such interest to a person who wishes to take delivery thereof in the form of a beneficial interest in the Temporary Regulation S Global Security, such transfer may be effected, subject to the Applicable Procedures, only in accordance with the provisions of this clause (h) and clause (n) below. Upon receipt by the Trustee, as Registrar, of (A) written instructions given by or on behalf of the Depository in accordance with the Applicable Procedures directing the Trustee to credit or cause to be credited to a specified Agent Member's account a beneficial interest in the Temporary Regulation S Global Security in a specified principal amount and to cause to be debited from another specified Agent Member's account a beneficial interest in the Restricted Global Security in an equal principal amount and (B) a certificate in substantially the form set forth in Exhibit H signed by or on behalf of the holder of such beneficial interest in the Restricted Global Security, the Trustee, as Security Registrar, shall, subject to clause (n) below, reduce the principal amount of the Restricted Global Security, and increase the principal amount of the Temporary Regulation S Global Security by such specified principal amount.

          (i) Restricted Global Security to Permanent Regulation S Global Security. If the holder of a beneficial interest in the Restricted Global Security wishes at any time to transfer such interest to a person who wishes to take delivery thereof in the form of a beneficial interest in the Permanent Regulation S Global Security, such transfer may be effected, subject to the Applicable Procedures, only in accordance with this clause (i). Upon receipt by the Trustee, as Security Registrar, of (A) written instructions given by or on behalf of the Depository in accordance with the Applicable Procedures directing the Trustee to credit or cause to be credited to a specified Agent Member's account a beneficial interest in the Permanent Regulation S Global Security in a specified principal amount and to cause to be debited from another specified Agent Member's account a beneficial interest in the Restricted Global Security in an equal principal amount and (B) a certificate in substantially the form set forth in Exhibit I signed by or on behalf of the holder of such beneficial interest in the Restricted Global Security, the Trustee, as Registrar, shall reduce the principal amount of a Restricted Global Security, and increase the principal amount of the Permanent Regulation S Global Security by such specified principal amount.

          (j) Temporary Regulation S Global Security or Permanent Regulation S Global Security to Restricted Global Security. If the holder of a beneficial interest in the Temporary Regulation S Global Security or the Permanent Regulation S Global Security at any time, wishes to transfer such interest to a person who wishes to take delivery thereof in the form of a beneficial interest in the Restricted Global Security, such transfer may be effected, subject to the Applicable Procedures, only in accordance with this clause (j) and clause (n) below; provided that with respect to any transfer of a beneficial interest in a Temporary Regulation S Global Security, the transferor and Euroclear or CEDEL, as the case may be, must have previously delivered an Owner Securities Certification and a Depository Securities Certification respectively, with respect to such beneficial interest. Upon receipt by the Trustee, as Registrar, of (A) written instructions given by or on behalf of the Depository in accordance with the Applicable Procedures directing the Trustee to credit or cause to be credited to a specified Agent Member's account a beneficial interest in the Restricted Global Security in a specified principal amount and to cause to be debited from another specified Agent Member's account a beneficial interest in the Temporary Regulation S Global Security or the Permanent Regulation S Global Security, as the case may be, in an equal principal amount and (B) a certificate in substantially the form set forth in Exhibit J signed by or on behalf of the holder of such beneficial interest in the Temporary Regulation S Global Security or the Permanent Regulation S Global Security, as the case may be, the Trustee, as Security Registrar, shall, subject to clause
(n) below, reduce the principal amount of such Temporary Regulation S Global Security or Permanent Regulation S Global Security, as the case may be, and increase the principal amount of the Restricted Global Security by such specified principal amount.

          (k) Non-Global Restricted Security to Global Security. If the holder of a Restricted Security (other than a Global Security) wishes at any time to transfer all or any portion of such Security to a person who wishes to take delivery thereof in the form of a beneficial interest in the Restricted Global Security, the Temporary Regulation S Global Security or the Permanent Regulation S Global Security, such transfer may be effected, subject to the Applicable Procedures, only in accordance with this clause (k) and clause (n) below. Upon receipt by the Trustee, as Registrar, of (A) such Security and written instructions given by or on behalf of such Holder as provided in this Section
2.06 directing the Trustee to credit or cause to be credited to a specified Agent Member's account a beneficial interest in the Restricted Global Security, the Temporary Regulation S Global Security or the Permanent Regulation S Global Security, as the case may be, in a specified principal amount equal to the principal amount of the Restricted Security (or portion thereof) to be so transferred, and (B) an appropriately completed certificate substantially in the form set forth in Exhibit K-1 hereto, if the specified account is to be credited with a beneficial interest in the Restricted Global Security, or Exhibit K-2 hereto, if the specified account is to be credited with a beneficial interest in the Temporary Regulation S Global Security or the Permanent Regulation S Global Security, signed by or on behalf of such Holder, then the Trustee, as Registrar, shall, subject to clause (n) below, cancel such Restricted Security (and issue a new Security in respect of any untransferred portion thereof) as provided in this Section 2.06 and increase the principal amount of the Restricted Global Security, Temporary Regulation S Global Security or Permanent Regulation S Global Security, as the case may be, by the specified principal amount.

          (l) Non-Global Permanent Regulation S Security to Restricted Global Security or Permanent Regulation S Global Security. If the Holder of a Permanent Regulation S Security (other than a Global Security) wishes at any time to transfer all or any portion of such Security to a person who wishes to take delivery thereof in the form of a beneficial interest in the Restricted Global Security or the Permanent Regulation S Global Security, as the case may be, such transfer may be effected only in accordance with this clause (l) and subject to the Applicable Procedures. Upon receipt by the Trustee, as Registrar, of (A) such Security and instructions given by or on behalf of such Holder as provided in this Section 2.06 directing the Trustee to credit or cause to be credited to a specified Agent Member's account a beneficial interest in the Restricted Global Security or the Permanent Regulation S Global Security, as the case may be, in a principal amount equal to the principal amount of the Security (or portion thereof) to be so transferred, and (B)(i) with respect to a transfer which is to be delivered in the form of a beneficial interest in the Restricted Global Security, a certificate in substantially the form set forth in Exhibit L-1, signed by or on behalf of such Holder, and (ii) with respect to a transfer which is to be delivered in the form of a beneficial interest in the Permanent Regulation S Global Security, a certificate in substantially the form set forth in Exhibit L-2, signed by or on behalf of such Holder, then the Trustee, as Registrar, shall, subject to Clause (9) below, cancel such Security (and issue a new Security in respect of any untransferred portion thereof) as provided in this Section 2.06 and increase the principal amount of the Restricted Global Security, or the Permanent Regulation S Global Security, as the case may be, by the specified principal.

          (m) Other Exchanges. Securities that are not Global Securities may be exchanged (on transfer or otherwise) for Securities that are not Global Securities or for beneficial interests in a Global Security (if any is then outstanding) only in accordance with such procedures, which shall be substantially consistent with the provisions of clauses (f) through (l) above (including the certification requirements intended to insure that transfers of beneficial interests in a Global Security comply with Rule 144A under the Securities Act, Rule 144 under the Securities Act or Regulation S, as the case may be) and any Applicable Procedures, as may be from time to time adopted by the Company and the Trustee.

          (n) Interests in Temporary Regulation S Global Security To Be Held Through Euroclear or CEDEL. Until the later of the expiration of the Restricted Period and the provision of the Owner Securities Certification and the Depository Securities Certification, beneficial interests in any Temporary Regulation S Global Security may be held only in or through accounts maintained at the Depository by Euroclear or CEDEL (or by Agent Members acting for the account thereof).

          (o) When Securities in certificated form are presented to the Registrar or a co-Registrar with a request to register the transfer of such Securities or to exchange such Securities for an equal principal amount of Securities of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Securities surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities (and the Guarantors shall execute the Guarantees thereon) at the Registrar's or co-Registrar's request. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to Sections 2.02, 2.10, 3.07, 4.15, 4.16 or 9.05). The Registrar or co-Registrar shall not be required to register the transfer of or exchange of any Security (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Securities and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Security being redeemed in part.

          (p) If a Series A Note is a Restricted Security in certificated form, then as provided in this Indenture and subject to the limitations herein set forth, the Holder, provided it is a Qualified Institutional Buyer, may exchange such Security for a Book-Entry Security by instructing the Trustee (by completing the Transferee Certificate in the form of Exhibit D hereto) to arrange for such Series A Note to be represented by a beneficial interest in a Global Security in accordance with the customary procedures of the Depository.

          (q) Upon any exchange provided for in Section 2.06(a), the Company shall execute and the Trustee shall authenticate and deliver to the person specified by the Depository a new Series A Note or Series A Notes registered in such names and in such authorized denominations as the Depository, pursuant to the instructions of the beneficial owner of the Securities requesting the exchange, shall instruct the Trustee. Thereupon, the beneficial ownership of such Global Security shown on the records maintained by the Depository or its nominee shall be reduced by the amounts so exchanged and an appropriate endorsement shall be made by or on behalf of the Trustee on the Global Security. Any such exchange shall be effected through the Depository in accordance with the procedures of the Depository therefor.

          (r) Notwithstanding the foregoing, no Global Security shall be registered for transfer or exchange, or authenticated and delivered, whether pursuant to this Section, Section 2.07, 2.10 or 3.07 or otherwise, in the name of a person other than the Depository for such Global Security or its nominee until (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for such Global Security or if at any time the Depository ceases to be a clearing agency registered under the Exchange Act, and a successor depository is not appointed by the Company within 30 days, (ii) the Company executes and delivers to the Trustee a Company order that all such Global Securities shall be exchangeable or (iii) there shall have occurred and be continuing an Event of Default. Upon the occurrence in respect of any Global Security representing the Series A Notes of any one or more of the conditions specified in clause (i), (ii) or (iii) of the preceding sentence, such Global Security may be registered for transfer or exchange for Series A Notes registered in the names of, authenticated and delivered to such persons as the Trustee or the Depository, as the case may be, shall direct.

          (s) Except as provided above, any Security authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, any Global Security, whether pursuant to this Section, Section 2.07, 2.10 or 3.07 or otherwise, shall also be a Global Security and bear the legend specified in Exhibit C.

SECTION 2.07. Replacement Securities.

          If a mutilated Security is surrendered to the Trustee or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security (and the Guarantors shall execute the Guarantees thereon) if the Trustee's requirements are met. If required by the Trustee or the Company, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of the Company, the Guarantors and the Trustee, to protect the Company, the Guarantors, the Trustee or any Agent from any loss which any of them may suffer if a Security is replaced. The Company may charge such Holder for its reasonable out-of-pocket expenses in replacing a Security, including reasonable fees and expenses of counsel. Every replacement Security shall constitute an additional obligation of the Company and the Guarantors.

SECTION 2.08. Outstanding Securities.

          Securities outstanding at any time are all the Securities that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or any of its Affiliates holds the Security.

          If a Security is replaced pursuant to Section 2.07 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to Section 2.07.

          If on a Redemption Date or the Maturity Date the Paying Agent holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Securities payable on that date, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue; provided, however, that to the extent the Trustee is enjoined from making payments to the Holders, interest will continue to accrue until such time as the Trustee is not so enjoined.

SECTION 2.09. Treasury Securities.

          In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or an Affiliate of the Company shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that the Trustee knows are so owned shall be disregarded.

SECTION 2.10. Temporary Securities.

          Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities (and the Guarantors shall execute the guarantees thereon) upon receipt of a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of temporary Securities to be authenticated and the date on which the temporary Securities are to be authenticated. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate and the Guarantors shall execute Guarantees on, upon receipt of a written order of the Company pursuant to Section 2.02, definitive Securities in exchange for temporary Securities.

SECTION 2.11. Cancellation.

          The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel and, at the written direction of the Company, shall dispose of all Securities surrendered for transfer, exchange, payment or cancellation. Subject to Section 2.07, the Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation. If the Company shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

SECTION 2.12. Defaulted Interest.

          If the Company defaults in a payment of interest on the Securities, it shall, unless the Trustee fixes another record date pursuant to Section 6.10, pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest to the persons who are Holders on a subsequent special record date, which date shall be the fifteenth day next preceding the date fixed by the Company for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. At least 15 days before the subsequent special record date, the Company shall mail to each Holder, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

SECTION 2.13. CUSIP Number.

          The Company in issuing the Securities may use a CUSIP number or numbers, and if so, the Trustee shall use the CUSIP number or numbers in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number or numbers printed in the notice or on the Securities, and that reliance may be placed only on the other identification numbers printed on the Securities.

SECTION 2.14. Designation.

          The Indebtedness evidenced by the Securities and the Guarantees is hereby irrevocably designated as "senior indebtedness" or such other term denoting seniority (i) for all purposes of the provisions defining subordination contained in agreements that provide that the Indebtedness of the Company issued pursuant to such agreements is subordinate to Indebtedness designated as senior indebtedness and (ii) for the purposes of any future Indebtedness of the Company which the Company expressly makes subordinate to any senior indebtedness or such other term denoting seniority. In connection with the issuance of any such future subordinated Indebtedness, the Company shall take all necessary steps to effectuate the foregoing.


                                  ARTICLE THREE

                                   REDEMPTION


SECTION 3.01. Optional Redemption.

          (a) The Securities will be subject to redemption, in whole or in part, at the option of the Company, at any time on or after March 15, 2002, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued interest to the redemption date, if redeemed during the 12 month period beginning on March 15 of the years indicated below:

          Year                                               Percentage
          ----                                               ----------

          2002..............................................  105.625%
          2003..............................................  102.813%
          2004 and thereafter...............................  100.000%


          (b) In addition, at any time prior to March 15, 2001, the Company may redeem up to 35% of the Securities with the proceeds of one or more Equity Offerings at a redemption price (expressed as a percentage of principal amount) of 111.25% plus accrued interest to the redemption date; provided that at least 65% of the Securities remains outstanding immediately after any such redemption. In order to effect the foregoing redemption with the proceeds of any Equity Offering, the Company shall make such redemption not more than 120 days after the consummation of any such Equity Offering.


SECTION 3.02. Notices to Trustee.

          If the Company elects to redeem Securities pursuant to this Indenture and the Securities, it shall notify the Trustee and the Paying Agent in writing of the Redemption Date and the principal amount of the Securities to be redeemed and whether it wants the Trustee to give notice of redemption to the Holders (at the Company's expense) at least 30 days (unless a shorter notice shall be satisfactory to the Trustee) but not more than 60 days before the Redemption Date. Any such notice may be cancelled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

SECTION 3.03. Selection of Securities To Be Redeemed.

          If less than all of the Securities are to be redeemed at any time, the Trustee shall select the Securities to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the Securities being redeemed are listed or, if the Securities are not listed on a national securities exchange, on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate.

          The Trustee shall make the selection from the Securities outstanding and not previously called for redemption and shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed. Securities in denominations of $1,000 or less may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000. If a redemption is to be made with the proceeds of an Equity Offering pursuant to Section 3.01(b), selection of the Securities for redemption shall be made by the Trustee only on a pro rata basis unless such method is otherwise prohibited. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

SECTION 3.04. Notice of Redemption.

          Except as otherwise provided in Section 3.01, at least 30 days but not more than 60 days before a Redemption Date the Company shall mail a notice of redemption by first class mail to each Holder whose Securities are to be redeemed, with a copy to the Trustee. At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. Each notice for redemption shall identify the Securities to be redeemed and shall state:

          (1) the Redemption Date;

          (2) the Redemption Price;

          (3) the name and address of the Paying Agent;

          (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

          (5) that, unless the Company defaults in making the redemption payment, interest on Securities called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Securities is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Securities redeemed;

          (6) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the Redemption Date, and upon surrender of such Security, a new Security or Securities in the aggregate principal amount equal to the unredeemed portion thereof will be issued;

          (7) if fewer than all the Securities are to be redeemed, the identification of the particular Securities

     (or portion thereof) to be redeemed, as well as the aggregate principal amount of Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption; and

          (8) the CUSIP number, if any, relating to such Securities.

SECTION 3.05. Effect of Notice of Redemption.

          Once notice of redemption is mailed in accordance with Section 3.04, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price. Upon surrender to the Trustee or Paying Agent, such Securities called for redemption shall be paid at the Redemption Price plus accrued interest to the Redemption Date, but interest installments whose maturity is on or prior to such Redemption Date will be payable on the relevant Interest Payment Dates to the Holders of record at the close of business on the relevant Record Dates referred to in the Securities.

SECTION 3.06. Deposit of Redemption Price.

          On or before the Redemption Date, the Company shall deposit with the Paying Agent U.S. Legal Tender sufficient and timely to pay the Redemption Price of all Securities to be redeemed on that date (other than Securities or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation). The Paying Agent shall promptly return to the Company any U.S. Legal Tender so deposited which is not required for that purpose upon the written request of the Company, except with respect to monies owed as obligations to the Trustee pursuant to Article Seven.

          If the Company complies with the preceding paragraph, then, unless the Company defaults in the payment of such Redemption Price, interest on the Securities to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Securities are presented for payment.

SECTION 3.07. Securities Redeemed in Part.

          Upon surrender of a Security that is to be redeemed in part, the Trustee shall authenticate for the Holder a new Security or Securities equal in principal amount to the unredeemed portion of the Security surrendered.

                                  ARTICLE FOUR

                                    COVENANTS


SECTION 4.01. Payment of Securities.

          The Company shall pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities. An installment of principal of or interest on the Securities shall be considered paid on the date it is due if the Trustee or Paying Agent holds on that date U.S. Legal Tender designated for and sufficient and timely to pay the installment. Interest on the Securities will be computed on the basis of a 360-day year composed of twelve 30-day months.

          Commencing on the 91st day after the Issue Date, the interest rate on the aggregate principal amount of the Securities shall increase by 1.0% per annum for each 90-day period that the Securities are not secured by all of the Collateral pursuant to the Collateral Documents; provided that the interest rate on the Securities shall in no event exceed 18 1/4% per annum and upon the date that the Securities are so secured, such additional interest shall cease to accrue.

          The Company shall pay interest on overdue principal and (to the extent permitted by law) on overdue installments of interest at a rate equal to 13.25% per annum.

SECTION 4.02. Maintenance of Office or Agency.

          The Company shall maintain in the Borough of Manhattan, The City of New York, the office or agency required under Section 2.03. The Company shall give prior notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.02.

          The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

          The Company hereby initially designates the office of State Street Bank and Trust Company, Goodwin Square, 225 Asylum, 23rd Floor, Hartford, CT 06103, as such office of the Company in accordance with this Section 4.02.

SECTION 4.03. Limitation on Restricted Payments.

          The Company will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, after the Issue Date (a) declare or pay any dividend or make any distribution on the Company's Capital Stock or make any payment to holders of such Capital Stock (other than dividends or distributions payable in Qualified Capital Stock of the Company), (b) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock, (c) purchase, redeem, prepay, defease or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, Indebtedness of the Company or any of the Guarantors that is expressly subordinate in right of payment to the Securities or the Guarantee of such Guarantor, as the case may be, or (d) make any Investment (excluding any Permitted Investment) (each of the foregoing actions set forth in clauses (a), (b), (c) and (d) being referred to as a "Restricted Payment"), if at the time of such Restricted Payment or immediately after giving effect thereto,(i) a Default or an Event of Default shall have occurred and be continuing or (ii) Restricted Payments made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, shall be the Fair Market Value of such property proposed to be transferred by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment) shall exceed the sum of:

          (w) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company earned subsequent to March 12, 1998 and prior to the date the Restricted Payment occurs (treating such period as a single accounting period);

          (x) 100% of the aggregate net proceeds, including the Fair Market Value of Property other than cash, received by the Company from any person (other than a Subsidiary of the Company) from the issuance and sale subsequent to the Issue Date of Qualified Capital Stock of the Company (excluding (A) Qualified Capital Stock paid as a dividend on any Capital Stock or as interest on any Indebtedness, (B) any net proceeds from issuances and sales financed directly or indirectly using funds borrowed from the Company or any Subsidiary of the Company, until and to the extent such borrowing is repaid and (C) any net proceeds from any Equity Offering which are used to redeem Securities pursuant to, and in accordance with, the provisions under Section 3.01(c);

          (y) 100% of the aggregate net proceeds, including the Fair Market Value of property other than cash, received by the Company from any person (other than a Subsidiary of the Company) from the issuance and sale of Disqualified Capital Stock and/or Indebtedness, in each case that has been converted into or exchanged for Qualified Capital Stock of the Company after the Issue Date; and

          (z) without duplication, the sum of (1) the aggregate amount returned in cash on or with respect to Investments (other than Permitted Investments) made subsequent to the Issue Date whether through interest payments, principal payments, dividends or other distributions or payments,
     (2) the net cash proceeds received by the Company or any Restricted Subsidiary from the disposition of all or any portion of such Investments (other than to a Subsidiary of the Company) and (3) upon redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the Fair Market Value of such Subsidiary; provided, however, that the sum of clauses (1),
     (2) and (3) above shall not exceed the aggregate amount of all such Investments made subsequent to the Issue Date.

          The foregoing provisions shall not prohibit:

          (1) the payment of any dividend within 60 days after the date of its declaration if the dividend would have been permitted on the date of declaration;

          (2) the acquisition of Capital Stock of the Company or Indebtedness of the Company or any Guarantor either (i) solely in exchange for shares of Qualified Capital Stock of the Company or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company;

          (3) the acquisition of Indebtedness of the Company or any Guarantor that is expressly subordinate in right of payment to the Securities or such Guarantor's Guarantee, as the case may be, either (i) solely in exchange for

     Indebtedness of the Company or such Guarantor which is expressly subordinate in right of payment to the Securities or such Guarantor's Guarantee, as the case may be, at least to the extent that the Indebtedness being acquired is subordinated to the Securities or such Guarantor's Guarantee, as the case may be, and has no scheduled principal prepayment dates prior to the scheduled final maturity date of the Indebtedness being exchanged or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of Indebtedness of the Company or such Guarantor which is expressly subordinate in right of payment to the Securities or such Guarantor's Guarantee, as the case may be, at least to the extent that the Indebtedness being acquired is subordinated to the Securities or such Guarantor's Guarantee, as the case may be, and has no scheduled principal prepayment dates prior to the scheduled final maturity date of the Indebtedness being refinanced;

          (4) the making of payments by the Company or any of the Restricted Subsidiaries to DRA or Renco (A) no earlier than ten days prior to the date on which Renco is required to make its payments to the Internal Revenue Service or the applicable state taxing authority, as the case may be, pursuant to a tax sharing agreement (which tax sharing agreement provides that the payments thereunder shall not exceed the amount the Company and its Subsidiaries would have been required to pay for taxes on a stand-alone basis, except that the Company and its Subsidiaries will not have the benefit of any of its tax loss carryforwards unless such tax losses were a result of timing differences between the Company's and its Subsidiaries' accounting for tax and financial reporting purposes, and which tax sharing agreement also provides that transactions between the Company, DRA and Renco and Renco's other Subsidiaries are accounted for on a cash basis and not on an accrual basis) and (B) to reimburse DRA or Renco for out of pocket insurance payments made by DRA or Renco on behalf of the Company and its Subsidiaries; and

          (5) the payment by the Company or any of the Restricted Subsidiaries of a management fee to Renco in an amount not to exceed $200,000 in any month;

provided that in the case of clauses (2), (3) and (5), no Default or Event of Default shall have occurred and be continuing at the time of such payment or as a result thereof.

          In determining the aggregate amount of Restricted Payments permissible under clause (ii) of the first paragraph of this section, amounts expended, incurred or outstanding pursuant to clauses (1) and (2) (but not pursuant to clauses (3), (4) or (5)) of the second paragraph of this section shall be included as Restricted Payments; provided that any proceeds received from the issuance of Qualified Capital Stock pursuant to clause (2) of the second paragraph of this section shall be included in calculating the amount referred to in clause (x) or clause (y), as the case may be, of the first paragraph of this Section 4.03.

SECTION 4.04. Corporate Existence.

          Except as otherwise permitted by Article Five, each of the Company and the Guarantors shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate or other existence of each of its Subsidiaries in accordance with the respective organizational documents of each such Subsidiary and the rights (charter and statutory) and franchises of each of the Company and the Guarantors and each such Subsidiary; provided, however, that each of the Company and the Guarantors shall not be required to preserve, with respect to itself, any right or franchise, and with respect to any of its Subsidiaries any such existence, right or franchise, if the Board of Directors of each of the Company and the Guarantors shall determine that the preservation thereof is no longer desirable in the conduct of the business of each of the Company and the Guarantors and will not be adverse in any material respect to the Holders.

SECTION 4.05. Payment of Taxes and Other Claims.

          The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or any of its Subsidiaries or properties of it or any of its Subsidiaries and (ii) all lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of it or any of its Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim if either (a) the amount, applicability or validity thereof is being contested in good faith by appropriate proceedings and an adequate reserve has been established therefor to the extent required by GAAP or (b) the failure to make such payment or effect such discharge (together with all other such failures) would not have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries, taken as a whole.

SECTION 4.06. Maintenance of Properties and Insurance.

          (a) Each of the Company and the Guarantors shall cause all properties used or useful in the conduct of its business or the business of any of its Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in its judgment may be necessary, so that the business carried on in connection therewith may be properly and advantageously conducted at all times unless the failure to so maintain such properties (together with all other such failures) would not have a material adverse effect on the financial condition or results of operations of the Company and the Guarantors and their Subsidiaries taken as a whole; provided, however, that nothing in this Section 4.06 shall prevent the Company and the Guarantors or any of their Subsidiaries from discontinuing the operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is either (i) in the ordinary course of business, (ii) in the good faith judgment of the Board of Directors of the Company or the Guarantors or the Subsidiary concerned, or of the senior officers of the Company or the Guarantors or such Subsidiary, as the case may be, desirable in the conduct of the business of the Company or the Guarantors or such Subsidiary, as the case may be, or (iii) is otherwise permitted by this Indenture.

          (b) Each of the Company and the Guarantors shall provide or cause to be provided, for itself and each of its Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the reasonable, good faith opinion of each of the Company and the Guarantors are adequate and appropriate for the conduct of the business of the Company and the Guarantors and such Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States of America or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be customary, in the reasonable, good faith opinion of each of the Company and the Guarantors, for companies similarly situated in the industry, unless the failure to provide such insurance (together with all other such failures) would not have a material adverse effect on the financial condition or results of operations of each of the Company and the Guarantors and its Subsidiaries, taken as a whole.

SECTION 4.07. Compliance Certificate; Notice of Default.

          (a) The Company shall deliver to the Trustee, within 60 days after the end of the Company's fiscal quarters and within 90 days after the end of the Company's fiscal year, an Officers' Certificate stating that a review of its activities and the activities of its Subsidiaries during the preceding fiscal period has been made under the supervision of the signing Officers with a view to determining whether it has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of his knowledge, the Company during such preceding fiscal period has kept, observed, performed and fulfilled each and every such covenant and no Default or Event of Default occurred during such period and at the date of such certificate there is no Default or Event of Default that has occurred and is continuing or, if such signers do know of such Default or Event of Default, the certificate shall describe the Default or Event of Default and its status with particularity. The Officers' Certificate shall also include all calculations necessary to show covenant compliance. The Officers' Certificate shall also notify the Trustee should the Company elect to change the manner in which it fixes its fiscal year end.

          (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the Company shall deliver to the Trustee within 90 days after the end of each fiscal year a written statement by its independent certified public accountants stating (A) that its audit examination has included a review of the terms of this Indenture and the Securities as they relate to accounting matters, and (B) whether, in connection with its audit examination, any Default or Event of Default has come to its attention and if such a Default or Event of Default has come to its attention, specifying the nature and period of existence thereof.

          (c) The Company will deliver to the Trustee as soon as possible, and in any event within 10 days after the Company becomes aware or should reasonably have become aware of the occurrence of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.08. Compliance with Laws.

          Each of the Company and the Guarantors shall comply, and shall cause each of its Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, Peru and the Cayman Islands, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except such as are being contested in good faith and by appropriate proceedings and except for such noncompliances as would not in the aggregate have a material adverse effect on the financial condition or results of operations of each of the Company and the Guarantors and its Subsidiaries taken as a whole.

SECTION 4.09. SEC Reports and Other Information.

          (a) At all times when the Company is required or permitted voluntarily to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act or this Indenture is qualified under the TIA, the Company (at its own expense) shall file with the SEC and shall file with the Trustee and mail or cause the Trustee to mail to the Holders at their addresses set forth in the register of Securities within 15 days after it files them with the SEC copies of the annual reports, quarterly reports and the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) to be filed pursuant to Section 13 or 15(d) of the Exchange Act. If the Company is not subject to the requirements of such Section 13 or 15(d) of the Exchange Act and not permitted to voluntarily file and this Indenture has not been qualified under the TIA, the Company (at its own expense) shall file with the Trustee and mail or cause the Trustee to mail to the Holders at their addresses set forth in the register of Securities, within 15 days after it would have been required to file such information with the SEC, all information and financial statements, including any notes thereto and with respect to annual reports, quarterly reports, an auditors' report by an accounting firm of established national reputation, and a "Management's Discussion and Analysis of Financial Condition and Results of Operations," both comparable to the disclosure that each of the Company would have been required to include in such annual reports, quarterly reports, information, documents or other reports, as if the Company was subject to the requirements of such Section 13 or 15(d) of the Exchange Act, in each case in the form that would have been required by the SEC. Upon qualification of this Indenture under the TIA, the Company shall also comply with the provisions of TIA Section 314(a).

          (b) At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a Holder of a Series A Note, the Company will promptly furnish or cause to be furnished such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) to such Holder or to a prospective purchaser of such Series A Note designated by such Holder, as the case may be, in order to permit compliance by such Holder with Rule 144A under the Securities Act.

SECTION 4.10. Waiver of Stay, Extension or Usury Laws.

          Each of the Company and the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the each of Company and the Guarantors from paying all or any portion of the principal of or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) each of the Company and the Guarantors hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.11. Limitation on Transactions with Affiliates.

          (a) The Company will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with or for the benefit of an Affiliate of the Company or any Restricted Subsidiary (other than transactions between the Company and a Wholly-Owned Restricted Subsidiary or between Wholly-Owned Restricted Subsidiaries) (an "Affiliate Transaction"), other than (x) Affiliate Transactions permitted under (b) below and (y) Affiliate Transactions (including lease transactions) on terms that are no less favorable to the Company or the relevant Restricted Subsidiary in the aggregate than those that might reasonably have been obtained in a comparable transaction by the Company or such Restricted Subsidiary on an arm's-length basis (as determined in good faith by the Board of Directors of the Company, as evidenced by a Board Resolution) from a person that is not an Affiliate; provided that except as otherwise provided under (b) below, neither the Company nor any of the Restricted Subsidiaries shall enter into an Affiliate Transaction or series of related Affiliate Transactions involving or having a value of more than $5.0 million unless the Company or such Restricted Subsidiary, as the case may be, has received an opinion from an Independent Financial Advisor, with a copy thereof to the Trustee, to the effect that the financial terms of such Affiliate Transaction are fair and reasonable to the Company or such Restricted Subsidiary, as the case may be, and such terms are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable transaction on an arm's-length basis with a person that is not an Affiliate.

          (b) The foregoing provisions shall not apply to (i) any Restricted Payment that is made in compliance with Section 4.03, (ii) payments by the Company or any of the Restricted Subsidiaries to Renco or DRA of the amounts set forth in clauses (4) and (5) of the second paragraph of Section 4.03 and (iii) reasonable and customary regular fees to directors of the Company and the Restricted Subsidiaries who are not employees of the Company and the Restricted Subsidiaries.

SECTION 4.12. Limitation on Indebtedness

          (a) The Company will not, and will not cause or permit any of the Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, become liable, contingently or otherwise, with respect to, or otherwise become responsible for the payment of (collectively "incur") any Indebtedness (including Acquired Indebtedness) other than Permitted Indebtedness; provided that the Company and the Guarantors may incur Indebtedness (including Acquired Indebtedness) if: (A) no Default or Event of Default shall have occurred and be continuing at the time of the proposed incurrence thereof or shall occur as a result of such proposed incurrence, and
(B) after giving effect to such proposed incurrence, the Consolidated Fixed Charge Coverage Ratio of the Company is at least equal to 2.25 to 1.0. Notwithstanding the foregoing, a Restricted Subsidiary that is not a Guarantor may incur Acquired Indebtedness to the extent such Indebtedness could have been incurred by the Company and the Guarantors pursuant to the proviso in the immediately preceding sentence.

          (b) The Company and the Guarantors shall not, directly or indirectly, in any event incur any Indebtedness which by its terms (or by the terms of any agreement governing such Indebtedness) is subordinated to any other Indebtedness of the Company or such Guarantor unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinated to the Securities or the Guarantee of such Guarantor, as the case may be, to the same extent and in the same manner as such Indebtedness is subordinated to such other Indebtedness of the Company or such Guarantor.

SECTION 4.13. Limitation on Dividends and Other Payment Restrictions Affecting
              Restricted Subsidiaries.

          The Company will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to: (a) pay dividends or make any other distributions on its Capital Stock, or any other interest or participation in, or measured by, its profits, owned by the Company or by any Restricted Subsidiary, or pay any Indebtedness owed to the Company or any Restricted Subsidiary; (b) make loans or advances to the Company or any Restricted Subsidiary; or (c) transfer any of its properties or assets to the Company or to any Restricted Subsidiary, except, in each case, for such encumbrances or restrictions existing under or by reason of:
(i) applicable law; (ii) this Indenture; (iii) customary non-assignment provisions of any lease governing a leasehold interest of the Company or any Restricted Subsidiary; (iv) any instrument governing Indebtedness of a person acquired by the Company or any Restricted Subsidiary at the time of such acquisition, which encumbrance or restriction is not applicable to any person, or the properties or assets of any person, other than the person or its Subsidiaries so acquired; (v) any written agreement existing on the Issue Date or amendments or modifications thereto, provided that no such agreement shall be modified or amended in such a manner as to make the encumbrance or restriction more restrictive than as in effect on the Issue Date; (vi) Indebtedness existing and as in effect on the Issue Date, including, without limitation, the U.S. Revolving Credit Facility or any refinancing, refunding, replacement or extensions thereof, provided that any such encumbrance or restriction contained in any refinancing, refunding, replacement or extension of the U.S. Revolving Credit Facility shall be no more restrictive than such encumbrance or restriction contained in the U.S. Revolving Credit Facility as in effect on the Issue Date; (vii) Indebtedness under the Peruvian Revolving Credit Facility or any refinancings, refundings, replacements or extensions thereof, provided that such restrictions do not prohibit payments pursuant to the intercompany agreements between the Company and the Restricted Subsidiaries as in effect on the Issue Date or pursuant to any replacements thereof or pursuant to any comparable agreements thereto, in each case providing for the same or similar payments; and (viii) Indebtedness incurred in accordance with this Indenture, provided that such encumbrance or restriction shall be no more restrictive than


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

any encumbrance or restriction contained in the Revolving Credit Facilities.

SECTION 4.14. Limitation on Liens.

          The Company will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Liens (i) upon any item of Collateral other than the Liens created by the Securities, this Indenture and the Collateral Documents and the Liens expressly permitted by the applicable Collateral Document and (ii) upon any other properties or assets of the Company (including, without limitation, any Capital Stock of a Restricted Subsidiary) or any of the Restricted Subsidiaries whether owned on the Issue Date or acquired after the Issue Date, or on any income or profits therefrom, or assign or otherwise convey any right to receive income or profits thereon other than (i) Liens existing on the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date, (ii) Liens on the non-fixed assets of the Company and the Restricted Subsidiaries securing Indebtedness under the Revolving Credit Facilities and (iii) Permitted Liens.

SECTION 4.15. Change of Control.

          (a) Upon the occurrence of a Change of Control, the Company shall be obligated to make an offer to purchase all outstanding Securities pursuant to the offer described in paragraph (b), below (the "Change of Control Offer"), at a purchase price equal to 101% of the principal amount thereof plus accrued interest, if any, to the date of purchase. Within 10 days after the date upon which the Change of Control occurred (the "Change of Control Date") requiring the Company to make a Change of Control Offer pursuant to this Section 4.15, the Company shall so notify the Trustee.

          (b) The notice to the Holders shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Change of Control Offer. Within 30 days following any Change of Control Date, the Company shall send, by first class mail, a notice to each Holder, with copies to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state:

          (1) that the Change of Control Offer is being made pursuant to this
     Section 4.15 and that all Securities tendered will be accepted for payment;

          (2) the purchase price (including the amount of accrued interest) and the purchase date (which shall be no earlier than 45 days nor later than 60 days following the Change of Control Date, other than as may be required by law) (the "Change of Control Payment Date");

          (3) that any Security not tendered will continue to accrue interest;

          (4) that, unless the Company defaults in making payment therefor, any Security accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

          (5) that Holders electing to have a Security purchased pursuant to a Change of Control Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the last page of the Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day prior to the Change of Control Payment Date;

          (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than two Business Days prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Security purchased;

          (7) that Holders whose Securities are purchased only in part will be issued new Securities in a principal amount equal to the unpurchased portion of the Securities surrendered; and

          (8) the circumstances and relevant facts regarding such Change of Control.

          On or before the Change of Control Payment Date, the Company shall (i) accept for payment Securities or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price of all Securities so tendered and (iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders of Securities so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders new Securities equal in principal amount to any unpurchased portion


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

of the Securities surrendered. Any Securities not so accepted shall be promptly mailed by the Company to the Holder thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date. The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of securities pursuant to a Change of Control Offer. The Change of Control Offer shall remain open for at least 20 Business Days and until the close of business on the Change of Control Payment Date. For purposes of this Section 4.15, the Trustee shall act as the Paying Agent.

SECTION 4.16. Limitation on Sale of Assets.

          (a) The Company will not, and will not permit any of the Restricted Subsidiaries to, consummate any Asset Sale, unless (i) such Asset Sale is for at least Fair Market Value, (ii) at least 80% of the consideration therefrom received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents and (iii) the Company or such Restricted Subsidiary shall apply the Net Cash Proceeds of such Asset Sale within 270 days of receipt thereof, as follows:

          (i) first, to the extent such Net Cash Proceeds are received from an Asset Sale not involving the sale, transfer or disposition of Collateral ("Non-Collateral Proceeds"), to repay (and, in the case of any revolving credit facility, effect a permanent reduction in the commitment thereunder) any Indebtedness secured by the assets involved in such Asset Sale or otherwise required to be repaid with the proceeds thereof; and

          (ii) second, with respect to Non-Collateral Proceeds remaining after application pursuant to the preceding paragraph (i) equal to the Notes Pro Rata Amount and any Net Cash Proceeds received from an Asset Sale involving Collateral ("Collateral Proceeds" and, together with such remaining Non-Collateral Proceeds equal to the Notes Pro Rata Amount, the "Available Amount"), the Company shall make an offer to purchase (the "Asset Sale Offer") from all Holders of Securities up to a maximum principal amount (expressed as a multiple of $1,000) of Securities equal to the Available Amount at a purchase price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase; provided, however, that the Company will not be required to apply pursuant to this paragraph (ii) Net Cash Proceeds received from any Asset Sale if, and only to the extent that, such Net Cash Proceeds are applied to a Related Business


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

     Investment within 270 days of such Asset Sale; and, if the Net Cash Proceeds so invested were Collateral Proceeds, the property and assets constituting such Related Business Investment and any other non-cash consideration received as a result of such Asset Sale are made subject to the Lien of this Indenture and the applicable Collateral Documents; provided, further, that to the extent any such assets subject to an Asset Sale constituted Collateral, any property and assets constituting a Related Business Investment and any other non-cash consideration received as a result of such Asset Sale shall not consist of inventory or receivables and shall constitute Collateral under the terms of this Indenture and under the terms of the Collateral Documents; provided, further, that if at any time any non-cash consideration received by the Company or any such Restricted Subsidiary, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash, then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this Section 4.16; and provided, further, that the Company may defer the Asset Sale Offer until there is an aggregate unutilized Available Amount equal to or in excess of $5 million resulting from one or more Asset Sales (at which time, the entire unutilized Available Amount, and not just the amount in excess of $5 million, shall be applied as required pursuant to this paragraph). To the extent the Asset Sale Offer is not fully subscribed to by Holders of the Securities, the Company and the Restricted Subsidiaries may obtain a release of the unutilized portion of the Available Amount from the Lien of the Collateral Documents and use it for any purpose not prohibited by this Indenture.

          The "Notes Pro Rata Amount" means an amount equal to the Non-Collateral Proceeds remaining after application pursuant to clause (a)(i) of the preceding paragraph multiplied by a fraction, (i) the numerator of which is the aggregate principal amount of Securities outstanding on the second business day immediately preceding the commencement of the applicable Asset Sale Offer and (ii) the denominator of which is the sum of (x) the aggregate principal amount of Securities determined pursuant to clause (i) above and (y) the aggregate principal amount of Indebtedness outstanding under the Existing Notes Indenture on the second business day immediately preceding the commencement of the applicable Asset Sale Offer.

          All Collateral Proceeds shall constitute Trust Moneys and shall be delivered by the Company (or the applicable Subsidiary) to the Trustee and shall be deposited in the Collateral Account in accordance with this Indenture. Collateral


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

Proceeds so deposited may be withdrawn from the Collateral Account pursuant to this Indenture.

          (b) In the event of the transfer of substantially all (but not all) of the property and assets of the Company and the Restricted Subsidiaries as an entirety to a person in a transaction permitted under Article Five hereof, the successor corporation shall be deemed to have sold the properties and assets of the Company and the Restricted Subsidiaries not so transferred for purposes of this Section 4.16, and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale. In addition, the Fair Market Value of such properties and assets of the Company or the Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this Section 4.16.

          (c) The notice of an Asset Sale Offer shall be sent, by first class mail, by the Company (or caused to be mailed by the Company) with a copy to the Trustee to all Holders of Securities not less than 30 days nor more than 60 days before the Asset Sale Payment Date at their last registered addresses. The Asset Sale Offer shall remain open from the time of mailing until three days before the Asset Sale Offer Payment Date. The notice to the Holders shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Asset Sale Offer. Such notice shall state:

          (1) that the Asset Sale Offer is being made pursuant to Section 4.16;

          (2) the purchase price (including an amount of accrued interest) and the Asset Sale Offer Payment Date;

          (3) that any Security not tendered will continue to accrue interest;

          (4) that unless the Company defaults in making payment therefor, any Security accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Asset Sale Offer Payment Date;

          (5) that Holders electing to have a Security purchased pursuant to an Asset Sale Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the last page of the Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day prior to the Asset Sale Offer Payment Date;


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

          (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, no later than two Business Days prior to the Asset Sale Offer Payment Date, a telegram, telex, facsimile transmission or letter stating fully the name of the Holder, the principal amount of the Securities the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Security purchased;

          (7) that if Securities in a principal amount in excess of the principal amount of the Securities to be acquired pursuant to the Asset Sale Offer are tendered and not withdrawn pursuant to the Asset Sale Offer, the Company shall purchase Securities on a pro rata basis (with such adjustment as may be deemed appropriate by the Company so that only Securities in denominations of $1,000 or integral multiples of $1,000 shall be so acquired); and

          (8) that Holders whose Securities are purchased only in part will be issued new Securities in a principal amount equal to the unpurchased portion of the Securities surrendered.

          On or before an Asset Sale Offer Payment Date, the Company shall (i) accept for payment Securities or portions thereof tendered pursuant to the Asset Sale Offer (on a pro rata basis if required pursuant to paragraph (7) above),
(ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price of all Securities or portions thereof so tendered and (iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate identifying the Securities or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to Holders of Securities so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail or deliver to such Holders new Securities equal in principal amount to any unpurchased portion of the Securities surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Asset Sale Offer as promptly as practicable following the Asset Sale Offer Payment Date. The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to an Asset Sale Offer.

SECTION 4.17. Limitation on Sale/Leaseback Transactions.

          The Company will not, and will not permit any of the Restricted Subsidiaries to, enter into any Sale/leaseback.

Notwithstanding the foregoing, the Company and the Restricted Subsidiaries may enter into a Sale/leaseback of assets not constituting Collateral if (i) after giving pro forma effect to any such Sale/leaseback, the Company and the Restricted Subsidiaries shall be in compliance with Section 4.12, (ii) the sale price in such Sale/leaseback is at least equal to the Fair Market Value of such property and (iii) the Company or such Restricted Subsidiary shall apply the Net Cash Proceeds of the sale as provided pursuant to Section 4.16, to the extent required by such provision.

SECTION 4.18. Limitation on Preferred Stock of Restricted Subsidiaries.

          The Company will not permit any Restricted Subsidiary to issue any Preferred Stock (except to the Company or a Wholly-Owned Restricted Subsidiary), nor will the Company permit any person (other than the Company or a Wholly-Owned Restricted Subsidiary) to hold any Preferred Stock of a Restricted Subsidiary.

SECTION 4.19. Qualifying Investment Requirements.

          At least semi-annually commencing April 30, 1998 until $120 million has been expended by Doe Run Peru in the manner required by Section 4.5 of the Subscription Agreement, (i) Doe Run Peru shall make Investments in Doe Run Mining, which Investments, including any interest payable thereon, shall be represented by promissory notes (the "Qualifying Investments Promissory Notes"), in an amount equal to Doe Run Peru's expected Qualifying Investments for the following six months and (ii) Doe Run Mining shall use the proceeds of each such Qualifying Investment to prepay in part the promissory note issued by Doe Run Mining to Metaloroya on October 23, 1997, the date of consummation of the Acquisition; provided, further, that pending utilization of such proceeds for Qualifying Investments, Doe Run Peru may repay outstanding loans under the Peruvian Revolving Credit Facility.

SECTION 4.20. Future Guarantees.

          If the Company or any of the Restricted Subsidiaries transfers or causes to be transferred, in one transaction or a series of related transactions, any property to any Restricted Subsidiary that is not a Guarantor, or if the Company or any of the Restricted Subsidiaries shall organize, acquire or otherwise invest in another Restricted Subsidiary having total assets with a book value in excess of $1 million, then such transferee or acquired or other Restricted Subsidiary shall (i) execute and deliver to the Trustee a supplemental indenture in


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

form reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Company's obligations under the Securities and this Indenture on the terms set forth in this Indenture and (ii) deliver to the Trustee an Opinion of Counsel that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Restricted Subsidiary. Thereafter, such Restricted Subsidiary shall be a Guarantor for all purposes of this Indenture. Notwithstanding the foregoing, the following Restricted Subsidiaries shall not be required to become Guarantors under this Indenture: (i) DR Exploration; (ii) any Restricted Subsidiary formed or acquired in connection with Related Business Investments made by the Company or any of the Restricted Subsidiaries pursuant to clause (iii) of the definition of "Permitted Investment" and (iii) any Restricted Subsidiary which is not permitted by law to become a Guarantor under this Indenture.

SECTION 4.21. Conduct of Business.

          The Company and the Restricted Subsidiaries will not engage in any businesses which are not the same, similar or reasonably related to the businesses in which the Company and the Restricted Subsidiaries are engaged on the Issue Date.

SECTION 4.22. Impairment of Security Interest.

          The Company shall not, and shall not permit any of its Subsidiaries to, take or omit to take any action which action or omission might or would have the result of affecting or impairing the security interest in favor of the Collateral Agent, on behalf of itself, the Trustee and the Holders, with respect to the Collateral, and the Company shall not grant to any person (other than the Collateral Agent on behalf of itself, the Trustee and the Holders) any interest whatsoever in the Collateral other than Liens permitted by this Indenture and the Collateral Documents.

SECTION 4.23. Amendment to Collateral Documents.

          The Company will not amend, modify or supplement, or permit or consent to any amendment, modification or supplement of, the Collateral Documents in any way which would be adverse to the Holders.

SECTION 4.24. Inspection and Confidentiality.

          (a) The Company shall, and shall cause each of its Subsidiaries to, permit authorized representatives of the Trustee


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

and the Collateral Agent to visit and inspect the properties of the Company or its Subsidiaries, and any or all books, records and documents in the possession of the Company relating to the Collateral, and to make copies and take extracts therefrom and to visit and inspect the Collateral, all upon reasonable prior notice and at such reasonable times during normal business hours and as often as may be reasonably requested.

          (b) The Trustee and the Collateral Agent and their respective authorized representatives referred to in Section 4.24(a) agree not to use any information obtained pursuant to this Section 4.24 for any unlawful purpose and to keep confidential and not to disclose any such information to any person except that (i) the recipient of the information may disclose any information that becomes publicly available other than as a result of disclosure by such recipient, (ii) the recipient of the information may disclose any information that its counsel reasonably concludes is necessary to be disclosed by law, pursuant to any court or administrative order or ruling or in any pending legal or administrative proceeding or investigation after prior written notice, reasonable under the circumstances, to the Company, and (iii) the recipient of the information may disclose any information necessary to be disclosed pursuant to any provision of the TIA or pursuant to this Indenture.

SECTION 4.25. Release of Released Real Property.

          The Company shall have the right to obtain the release of any Collateral constituting Released Real Property upon the satisfaction of the conditions precedent set forth in Section 10.03(c) hereof.


                                  ARTICLE FIVE

                              SUCCESSOR CORPORATION


SECTION 5.01. When Company May Merge, Etc.

          (a) The Company will not, in a single transaction or series of related transactions, (i) consolidate or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to any person or (ii) adopt a Plan of Liquidation unless:

          (1) either (a) the Company shall be the surviving or continuing corporation, or (b) the person (if other than the Company) formed by such consolidation or the person into which the Company is merged or the person which


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

     acquires by sale, assignment, transfer, lease, conveyance or otherwise all or substantially all of the assets of the Company or in the case of a Plan of Liquidation, the person to which the assets of the Company have been transferred (i) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (ii) shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee) executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on, all of the Securities, and the performance of every covenant of this Indenture, the Securities and the Registration Rights Agreement relating to the Securities on the part of the Company to be performed or observed;

          (2) immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(ii) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), the Company (in the case of clause (a) of the foregoing clause (1))or such person (in the case of clause (1)(b) thereof) (a) shall have a Consolidated Net Worth (immediately after the transaction but prior to any purchase accounting adjustments relating to such transaction) equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction and shall be able to incur (assuming a market rate of interest with respect thereto) at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) as if it were the Company under paragraph (a) of Section 4.12 of this Indenture;

          (3) immediately before and after giving effect to such transaction and the assumption contemplated by clause (1)(b)(ii) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of the transaction), no Default or Event of Default shall have occurred and be continuing;

          (4) the Company or such person shall have delivered to the Trustee (A) an Officers' Certificate and an Opinion of Counsel (which counsel shall not be in-house counsel of the Company), each stating that such consolidation, merger, conveyance, transfer, lease or Plan of Liquidation and if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this provision of this Indenture and that all conditions precedent in this Indenture relating to such transaction


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

     have been satisfied and (B) a certificate from the Company's independent certified public accountants stating that the Company has made the calculations required by clause (2) above in accordance with the terms of this Indenture; and

          (5) neither the Company nor any Restricted Subsidiary nor such person, as the case may be, would thereupon become obligated with respect to any Indebtedness (including Acquired Indebtedness) nor any of its property or assets subject to any Lien, unless the Company or such Restricted Subsidiary or such person, as the case may be, could incur such Indebtedness (including Acquired Indebtedness) or create such Lien under this Indenture (giving effect to such person being bound by all the terms of this Indenture).

          (b) For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

          Each Guarantor (other than any Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and this Indenture in connection with any transaction complying with the provisions of Section 4.16) will not, and the Company will not cause or permit any Guarantor to, consolidate with or merge with or into or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to any person (other than a merger of the Company with any Guarantor or a merger of Guarantors) unless (i) the entity formed by or surviving any such consolidation or merger (if other than the Guarantor) or to which such sale, lease, conveyance or other disposition shall have been made is a corporation organized and validly existing under the laws of the United States or any state thereof or the District of Columbia or an entity organized and validly existing under the laws of the foreign jurisdiction in which such Guarantor is organized; (ii) such entity assumes by supplemental indenture all of the obligations of such Guarantor under such Guarantee; and (iii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

          Notwithstanding the foregoing, (i) the merger of the Company with an Affiliate incorporated solely for the purpose


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

of incorporating the Company in another jurisdiction shall be permitted and (ii) the merger of the Company and any Restricted Subsidiary shall be permitted.

SECTION 5.02. Successor Corporation Substituted.

          Upon any consolidation, merger, conveyance, lease or transfer in accordance with Section 5.01, the successor person formed by such consolidation or into which the Company or any Guarantor, as the case may be, is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantor, as the case may be, under this Indenture with the same effect as if such successor person had been named as the Company or such Guarantor, as the case may be, herein and thereafter (except in the case of a sale, assignment, transfer, lease, conveyance or other disposition) the predecessor corporation will be relieved of all further obligations and covenants under this Indenture and the Securities, in the case of the Company, or its Guarantee, in the case of any Guarantor.


                                   ARTICLE SIX

                              DEFAULT AND REMEDIES


SECTION 6.01. Events of Default.

          An "Event of Default" occurs if:

          (1) the Company defaults in the payment of interest on any Securities when the same becomes due and payable and the Default continues for a period of 30 days;

          (2) the Company defaults in the payment of the stated principal amount of any Securities when the same becomes due and payable at maturity, upon acceleration or redemption pursuant to an offer to purchase required hereunder or otherwise;

          (3) the Company or any of the Guarantors fails to comply in all material respects with any of their other agreements contained in the Securities or this Indenture (including, without limitation, under Sections 4.15, 4.16 and 5.01) and the Default continues for the period and after the notice specified below;


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

          (4) there shall be any default or defaults in the payment of principal or interest under one or more agreements, instruments, mortgages, bonds, debentures or other evidences of Indebtedness under which the Company or any Restricted Subsidiary then has outstanding Indebtedness in excess of $7.5 million, individually or in the aggregate;

          (5) there shall be any default or defaults under one or more agreements, instruments, mortgages, bonds, debentures or other evidences of Indebtedness under which the Company or any Restricted Subsidiary then has outstanding Indebtedness in excess of $7.5 million, individually or in the aggregate, and such default or defaults have resulted in the acceleration of the maturity of such Indebtedness;

          (6) the Company or any Restricted Subsidiary fails to perform (after giving effect to any applicable grace periods) any term, covenant, condition or provision of one or more agreements, instruments, mortgages, bonds, debentures or other evidences of Indebtedness under which the Company or any Restricted Subsidiary then has outstanding Indebtedness in excess of $7.5 million, individually or in the aggregate, and such failure to perform results in the commencement of judicial proceedings to foreclose upon any assets of the Company or any such Restricted Subsidiary securing such Indebtedness or the holders of such Indebtedness shall have exercised any right under applicable law or applicable security documents to take ownership of any such assets in lieu of foreclosure;

          (7) one or more judgments, orders or decrees for the payment of money which either individually or in the aggregate at any one time exceed $7.5 million shall be rendered against the Company or any Restricted Subsidiary by a court of competent jurisdiction and shall remain undischarged and unbonded for a period (during which execution shall not be effectively stayed) of 60 consecutive days after such judgment becomes final and nonappealable;

          (8) the Company or any Significant Subsidiary (1) admits in writing its inability to pay its debts generally as they become due, (2) commences a voluntary case or proceeding under any Bankruptcy Law with respect to itself, (3) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding under any Bankruptcy Law,
     (4) consents to the appointment of a Custodian of it or for substantially all of its property, (5) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it, (6) makes a general assignment for the benefit of its


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

     creditors or (7) takes any corporate action to authorize or effect any of the foregoing;

          (9) a court of competent jurisdiction enters a judgment, decree or order for relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under any Bankruptcy Law which shall (1) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of the Company or any Significant Subsidiary, (2) appoint a Custodian of the Company or any Significant Subsidiary or for substantially all of its property or (3) order the winding-up or liquidation of its affairs, and such judgment, decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

          (10) any of the Guarantees of any Significant Subsidiary ceases to be in full force and effect or any of such Guarantees is declared to be null and void and unenforceable or any of such Guarantees is found to be invalid, or any such Guarantor denies its liability under its Guarantee (other than by reason of release of a Guarantor in accordance with the terms of this Indenture); or

          (11) any Collateral Document after the date of its effectiveness ceases to be in full force and effect or any Collateral Document ceases to give the Trustee the Liens, rights, powers and privileges purported to be created thereby in any material respect.

          A Default under clause (3) above (other than in the case of any Default under Sections 4.15, 4.16 and 5.01, which Defaults shall be Events of Default without the notice and without the passage of time specified in this paragraph) is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in principal amount of the outstanding Securities notify the Company and the Trustee, of the Default, and the Company does not cure the Default within 30 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default." Such notice shall be given by the Trustee if so requested by the Holders of at least 25% in principal amount of the Securities then outstanding.

SECTION 6.02. Acceleration.

          If an Event of Default (other than an Event of Default specified in Section 6.01(8) or 6.01(9)) occurs and is continuing, then and in every such case the Trustee may, by notice to the Company, or the Holders of at least 25% in aggregate


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principal amount of the Securities then outstanding may, by written notice to the Company and the Trustee, and the Trustee shall, upon the request of such Holders, declare the aggregate unpaid principal of and premium, if any, on all of the Securities outstanding, together with accrued but unpaid interest thereon to the date of payment, to be due and payable and, upon any such declaration, the same shall become and be due and payable; provided, however, that the Trustee shall be under no obligation to follow any request of any of the Holders unless such Holders shall have offered to the Trustee, after request by the Trustee, reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by it in compliance with such request, order or direction. If an Event of Default specified in Section 6.01(8) or 6.01(9) occurs, all unpaid principal, premium, if any, and accrued interest on the Securities then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholder. Upon payment of such principal amount and interest, all of the Company's obligations under the Securities and this Indenture, other than obligations under Section 7.07, shall terminate. The Holders of a majority in principal amount of the Securities then outstanding by notice to the Trustee may rescind an acceleration and its consequences if (i) all existing Events of Default, other than the non-payment of the principal and interest on the Securities which have become due solely by such declaration of acceleration, have been cured or waived, (ii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, and (iii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. No such rescission shall affect any subsequent default or impair any right consequent thereto. In the event that a declaration of acceleration under either Section 6.01(4) or 6.01(5) above has occurred and is continuing, such declaration of acceleration shall be automatically annulled if the Indebtedness that is the subject of such Event of Default has been discharged or paid or the holders of such Indebtedness shall have rescinded their declaration of acceleration in respect of such Indebtedness within 60 days thereafter and no other Event of Default has occurred during such 60-day period which has not been cured or waived.

SECTION 6.03. Other Remedies.

          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on


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the Securities or to enforce the performance of any provision of the Securities or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

SECTION 6.04. Waiver of Past Defaults.

          Subject to Sections 6.07 and 9.02, the Holders of a majority in principal amount of the outstanding Securities by notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal of, premium, if any, or interest on any Security as specified in clauses (1) and (2) of Section 6.01 or in respect of any provision hereof which cannot be modified or amended without the consent of the Holder so affected pursuant to Section 9.02. When a Default or Event of Default is so waived, it shall be deemed cured and cease to exist.

SECTION 6.05. Control by Majority.

          The Holders of a majority in principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it including, without limitation, any remedies provided for in
Section 6.03. Subject to Section 7.01, however, the Trustee may refuse to follow any direction that conflicts with any law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Securityholder, or that may involve the Trustee in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 6.06. Limitation on Suits.

          A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

          (1) the Holder gives to the Trustee notice of a continuing Event of Default;


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

          (2) Holders of at least 25% in principal amount of the outstanding Securities make a written request to the Trustee to pursue the remedy;

          (3) such Holders offer to the Trustee reasonable indemnity against any loss, liability or expense to be incurred in compliance with such request;

          (4) the Trustee does not comply with the request within 30 days after receipt of the request and the offer of satisfactory indemnity; and

          (5) during such 30-day period the Holders of a majority in principal amount of the outstanding Securities do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

          A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over such other Securityholder.

SECTION 6.07. Rights of Holders To Receive Payment.

          Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on a Security, on or after the respective due dates expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08. Collection Suit by Trustee.

          If an Event of Default in payment of principal or interest specified in clause (1) or (2) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company, the Guarantors or any other obligor on the Securities for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.


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SECTION 6.09. Trustee May File Proofs of Claim.

          The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agents and counsel) and the Securityholders allowed in any judicial proceedings relating to the Company, the Guarantors or any other obligor upon the Securities, any of their respective creditors or any of their respective property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Securityholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Securityholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

SECTION 6.10. Priorities.

          If the Trustee collects any money pursuant to this Article Six, it shall pay out the money in the following order:

          First: to the Trustee for amounts due under Section 7.07 and then to the Collateral Agent for amounts due under the Collateral Documents;

          Second: to Holders for interest accrued on the Securities, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for interest;

          Third: to Holders for principal amounts owing under the Securities and other amounts owing to the Holders with respect to the Securities, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and other amounts owing to the Holders with respect to the Securities; and


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

          Fourth: to the Company or any other obligor on the Securities, as their interests may appear, or as a court of competent jurisdiction may direct.

          The Trustee, upon prior notice to the Company, may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10.

SECTION 6.11. Undertaking for Costs.

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Securities.

SECTION 6.12. Ranking.

          Every Holder, by accepting a Security, shall be deemed to agree that the Indebtedness of Doe Run Peru evidenced by its Guarantee will be contractually subordinated to the Indebtedness under the Peruvian Revolving Credit Facility. The Trustee is authorized to take any and all actions and execute any necessary documentation, whether on the Issue Date or at any time thereafter, to effectuate the foregoing subordination. In addition, except as described in the preceding sentence, the Indebtedness of Doe Run Mining and Doe Run Peru evidenced by their Guarantee will rank senior in right of payment to all future unsecured indebtedness of Doe Run Mining and Doe Run Peru, respectively, subject to statutorily preferred exceptions and statutorily mandated priorities based on the date of issuance with respect to payment of obligations under applicable Peruvian law.


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                                  ARTICLE SEVEN

                                     TRUSTEE


          The Trustee hereby accepts the trust imposed upon it by this Indenture and covenants and agrees to perform the same, as herein expressed.

SECTION 7.01. Duties of Trustee.

          (a) If a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

          (b) Except during the continuance of a Default or an Event of Default:

          (1) The Trustee need perform only those duties as are specifically set forth in this Indenture and no covenants or obligations shall be implied in this Indenture that are adverse to the Trustee.

          (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (1) This paragraph does not limit the effect of paragraph (b) of this
     Section 7.01.

          (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

          (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in


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     accordance with a direction received by it pursuant to Sections 6.02 or
     6.05.

          (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (e) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(a), (b), (c) and (d) of this Section 7.01.

          (f) The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree with the Company. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

SECTION 7.02. Rights of Trustee.

          Subject to Section 7.01:

          (a) The Trustee may rely and shall be fully protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Sections 12.04 and 12.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

          (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d) The Trustee shall not be liable for any action that it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

          (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion,


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     notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Company, to examine the books, records, and premises of the Company, personally or by agent or attorney.

          (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture or any of the Collateral Documents, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by it in compliance with such request, order or direction.

SECTION 7.03. Individual Rights of Trustee.

          The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company, any Subsidiary of the Company or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04. Trustee's Disclaimer.

          The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities other than the Trustee's certificate of authentication.

SECTION 7.05. Notice of Default.

          If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder, as their names and addresses appear on the Securityholder list described in Section 2.05, notice of the uncured Default or Event of Default within 90 days after the Trustee obtains actual knowledge that such Default or Event of Default has occurred. Except in the case of a Default or an Event of Default in payment of principal of, or interest on, any Security, and a Default that resulted from the failure to comply with Sections 4.15, 4.16 or 5.01, the Trustee may


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withhold the notice if and so long as its board of directors, the executive committee of its board of directors or a committee of its directors and/or Trust Officers in good faith determines that withholding the notice is in the interest of the Securityholders.

SECTION 7.06. Reports by Trustee to Holders.

          This Section 7.06 shall not be operative as a part of this Indenture until this Indenture is qualified under the TIA, and, until such qualification, this Indenture shall be construed as if this Section 7.06 were not contained herein.

          Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall, to the extent that any of the events described in TIA Section 313(a) occurred within the previous twelve months, but not otherwise, mail to each Securityholder a brief report dated as of such May 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Sections 313(b) and 313(c).

          A copy of each report at the time of its mailing to Securityholders shall be mailed to the Company and filed with the SEC and each stock exchange, if any, on which the Securities are listed.

          The Company shall notify the Trustee if the Securities become listed on any securities exchange.

SECTION 7.07. Compensation and Indemnity.

          The Company shall pay to the Trustee from time to time reasonable compensation for its services as the Company and the Trustee may agree. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all tax obligations imposed on the Trustee related to this Indenture and all reasonable out-of-pocket expenses incurred or made by it. Such expenses shall include the reasonable fees and expenses of the Trustee's agents and counsel.

          The Company shall indemnify the Trustee and its agents for, and hold them harmless against, any loss, liability or expense incurred by them except for such actions to the extent caused by any negligence or bad faith on their part, arising out of or in connection with the administration of this trust including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their rights, powers or duties hereunder. The Trustee shall notify the Company


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promptly of any claim asserted against the Trustee for which it may seek indemnity, but the Trustee's failure to so notify the Company shall not affect the Company's obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel; provided that the Company will not be required to pay such fees and expenses if it assumes the Trustee's defense and there is no conflict of interest between the Company and the Trustee in connection with such defense as reasonably determined by the Trustee. The Company need not pay for any settlement made without its written consent. The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

          To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Securities on all assets or money held or collected by the Trustee, in its capacity as Trustee, except assets or money held in trust to pay principal of or interest on particular Securities.

          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(8) or (9) occurs, such expenses and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Law.

          The Collateral Agent shall have all of the rights, benefits, immunities and indemnities of the Trustee under Article Seven regarding its role and activities under the Collateral Documents.

SECTION 7.08. Replacement of Trustee.

          The Trustee may resign by so notifying the Company. The Holders of a majority in principal amount of the outstanding Securities may remove the Trustee by so notifying the Company and the Trustee and may appoint a successor trustee with the Company's consent. The Company may remove the Trustee if:

          (1) the Trustee fails to comply with Section 7.10;

          (2) the Trustee is adjudged bankrupt or insolvent;

          (3) a receiver or other public officer takes charge of the Trustee or its property; or

          (4) the Trustee becomes incapable of acting.


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

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Securityholder.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09. Successor Trustee by Merger, Etc.

          If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee.

SECTION 7.10. Eligibility; Disqualification.

          This Indenture shall always have a Trustee who satisfies the requirement of TIA Sections 310(a)(1) and 310(a)(5). The Trustee (or in the case of a corporation included in a bank holding company system, the related bank holding company) shall


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

have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. In addition, if the Trustee is a corporation included in a bank holding company system, the Trustee, independently of such bank holding company, shall meet the capital requirements of TIA Section 310(a)(2). The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA
Section 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company or the Guarantors are outstanding, if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

SECTION 7.11. Preferential Collection of Claims Against Company.

          The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.


                                  ARTICLE EIGHT

                       DISCHARGE OF INDENTURE; DEFEASANCE


SECTION 8.01. Termination of Company's Obligations.

          The Company and the Guarantors may terminate their obligations under the Securities and the Guarantees and this Indenture, except those obligations referred to in the penultimate paragraph of this Section 8.01, if all Securities previously authenticated and delivered (other than destroyed, lost or stolen Securities which have been replaced or paid and Securities for whose payment money has heretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder, or if:

          (a) pursuant to Article Three, the Company shall have given notice to the Trustee and mailed a notice of redemption to each Holder of the redemption of all of the Securities under arrangements satisfactory to the Trustee for the giving of such notice;

          (b) the Company shall have irrevocably deposited or caused to be deposited with the Trustee or a trustee satisfactory to the Trustee, under the terms of an irrevocable


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

     trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust solely for the benefit of the Holders for that purpose, money or direct non-callable obligations of, or non-callable obligations guaranteed by, the United States of America for the payment of which guarantee or obligation the full faith and credit of the United States is pledged ("U.S. Government Obligations") maturing as to principal and interest in such amounts and at such times as are sufficient without consideration of any reinvestment of such interest, to pay principal of, premium, if any, and interest on such outstanding Securities to redemption as certified to the Trustee by a nationally recognized firm of independent public accountants designated by the Company; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of said principal, premium, if any, and interest with respect to the Securities; and

          (c) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent providing for the termination of the Company's obligation under the Securities, the Guarantees and this Indenture have been complied with.

          Notwithstanding the foregoing paragraph, the Company's obligations in Sections 2.05, 2.06, 2.07, 2.08, 4.01, 4.02, 7.07, 7.08, 8.04 and 8.05 shall survive until the Securities are no longer outstanding. After the Securities are no longer outstanding, the Company's obligations in Sections 7.07, 8.04 and 8.05 shall survive.

          After such delivery or irrevocable deposit the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Securities, the Guarantees and this Indenture except for those surviving obligations specified above.

SECTION 8.02. Legal Defeasance and Covenant Defeasance.

          (a) The Company may, at its option by Board Resolution, at any time, with respect to the Securities, elect to have either paragraph (b) or paragraph
(c) below be applied to the outstanding Securities upon compliance with the conditions set forth in paragraph (d).

          (b) Upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (b), the Company shall be deemed to have been released and discharged from its


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

obligations with respect to the outstanding Securities and the Guarantees on the date the conditions set forth below are satisfied (hereinafter, "legal defeasance"). For this purpose, such legal defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Securities, which shall thereafter be deemed to be "outstanding" only for the purposes of paragraph (e) below and the other Sections of and matters under this Indenture referred to in (i) and (ii) below, and to have satisfied all its other obligations under such Securities and Guarantees and this Indenture insofar as such Securities and Guarantees are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Securities to receive solely from the trust fund described in paragraph (d) below and as more fully set forth in such paragraph, payments in respect of the principal of and interest on such Securities and Guarantees when such payments are due, (ii) the Company's obligations with respect to such Securities and Guarantees under Sections 2.05, 2.06, 2.07, 2.08, 4.02, 7.07, 7.08, 8.04 and 8.05, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (iv) this Section 8.02. Subject to compliance with this Section 8.02, the Company may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph (c) below with respect to the Securities.

          (c) Upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (c), the Company shall be released and discharged from its obligations under any covenant contained in Article Five and in Sections 4.03, 4.07, 4.09 and 4.11 through 4.21 with respect to the outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"), and the Securities shall thereafter be deemed to be not "outstanding" for the purpose of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the outstanding Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified


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above, the remainder of this Indenture and such Securities shall be unaffected thereby.

          (d) The following shall be the conditions to application of either paragraph (b) or paragraph (c) above to the outstanding Securities:

          (i) the Company shall irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (A) money in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal of and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge principal of, premium, if any, and interest on the outstanding Securities on the Maturity Date of such principal or installment of principal or interest in accordance with the terms of this Indenture and of such Securities; provided, however, that the Trustee (or other qualifying trustee) shall have received an irrevocable written order from the Company instructing the Trustee (or other qualifying trustee) to apply such money or the proceeds of such U.S. Government Obligations to said payments with respect to the Securities;

          (ii) no Default or Event of Default or event which with notice or lapse of time or both would become a Default or an Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit or, insofar as Sections 6.01(8) and (9) are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

          (iii) such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default or Event of Default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound;


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          (iv) in the case of an election under paragraph (b) above, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (y) since the date of this Indenture, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such legal defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

          (v) in the case of an election under paragraph (c) above, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

          (vi) in the case of an election under either paragraph (b) or (c) above, an Opinion of Counsel to the effect that, assuming no intervening bankruptcy of the Company between the date of deposit and the 91st day following the date of deposit and that no Holder is an insider of the Company, (x) the trust funds will not be subject to any rights of any other holders of Indebtedness of the Company, and (y) after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable Bankruptcy Law; provided, however, that if a court were to rule under any such law in any case or proceeding that the trust funds remained property of the Company, no opinion needs to be given as to the effect of such laws on the trust funds except the following: (A) assuming such trust funds remained in the Trustee's possession prior to such court ruling to the extent not paid to Holders of Securities, the Trustee will hold, for the benefit of the Holders of Securities, a valid and enforceable security interest in such trust funds that is not avoidable in bankruptcy or otherwise, subject only to principles of equitable subordination, (B) the Holders of Securities will be entitled to receive adequate protection of their interests in such trust funds if such trust funds are used, and
     (C) no property, rights in property or other interests granted to the Trustee or the Holders of Securities


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     in exchange for or with respect to any of such funds will be subject to any prior rights of any other person, subject only to prior Liens granted under
     Section 364 of Title 11 of the U.S. Bankruptcy Code (or any section of any other Bankruptcy Law having the same effect), but still subject to the foregoing clause (B); and

          (vii) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that (A) all conditions precedent provided for relating to either the legal defeasance under paragraph (b) above or the covenant defeasance under paragraph (c) above, as the case may be, have been complied with and (B) if any other Indebtedness of the Company shall then be outstanding, such legal defeasance or covenant defeasance will not violate the provisions of the agreements or instruments evidencing such Indebtedness.

          Notwithstanding the foregoing, the Opinion of Counsel and a ruling from the Internal Revenue Service required by clause (iv) above of this Section
8.02 need not be delivered if all Securities not theretofore delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable on the Maturity Date within one year or (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

          (e) All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this paragraph (e), the "Trustee") pursuant to paragraph (d) above in respect of the outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (other than the Company or any of its Affiliates) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal and interest, but such money need not be segregated from other funds except to the extent required by law.

          The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to paragraph (d) above or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities.


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          Anything in this Section 8.02 to the contrary notwithstanding, the
Trustee shall deliver or pay to the Company from time to time upon the request, in writing, by the Company any money or U.S. Government Obligations held by it as provided in paragraph (d) above which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent legal defeasance or covenant defeasance.

SECTION 8.03. Application of Trust Money.

          The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Sections 8.01 and 8.02, and shall apply the deposited money and the money from U.S. Government Obligations in accordance with this Indenture to the payment of principal of, premium, if any, and interest on the Securities.

SECTION 8.04. Repayment to Company.

          Subject to Sections 7.07, 8.01 and 8.02, the Trustee shall promptly pay to the Company, upon receipt by the Trustee of an Officers' Certificate, any excess money, determined in accordance with Sections 8.02(d)(i) and (e), held by it at any time. The Trustee and the Paying Agent shall pay to the Company upon receipt by the Trustee or the Paying Agent, as the case may be, of an Officers' Certificate, any money held by it for the payment of principal or interest that remains unclaimed for two years; provided, however, that the Trustee and the Paying Agent before being required to make any payment may, but need not, at the expense of the Company, cause to be published once in a newspaper of general circulation in The City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Securityholders entitled to money must look solely to the Company for payment as general creditors unless an applicable abandoned property law designates another person, and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.

SECTION 8.05. Reinstatement.

          If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Indenture by reason of any legal proceeding or by reason of any


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order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then and only then the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had been made pursuant to this Indenture until such time as the Trustee is permitted to apply all such money or U.S. Government Obligations in accordance with this Indenture; provided, however, that if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.


                                  ARTICLE NINE

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS


SECTION 9.01. Without Consent of Holders.

          From time to time, the Company and the Guarantors when authorized by Board Resolutions, and the Trustee, together, may amend or supplement this Indenture or the Securities without notice to or consent of any Securityholder:

          (1) to cure any ambiguity, defect or inconsistency; provided that such amendment or supplement does not adversely affect the rights of any Holder;

          (2) to comply with Article Five;

          (3) to provide for uncertificated Securities in addition to or in place of certificated Securities;

          (4) to make any other change that does not materially adversely affect the rights of any Securityholders hereunder, including, without limitation, adding Restricted Subsidiaries as additional Guarantors; or

          (5) to comply with any requirements of the SEC in connection with the qualification of this Indenture under the TIA;


provided that the Company has delivered to the Trustee an Opinion of Counsel and an Officers' Certificate, each stating that such amendment or supplement complies with the provisions of this Section 9.01.


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SECTION 9.02. With Consent of Holders.

          Subject to Section 6.07, the Company and the Guarantors, when authorized by Board Resolutions, and the Trustee, together, with the written consent of the Holder or Holders of at least a majority in aggregate principal amount of the outstanding Securities, may amend or supplement this Indenture or the Securities, without notice to any other Securityholders. Subject to Section 6.07, the Holder or Holders of a majority in aggregate principal amount of the outstanding Securities may waive compliance by the Company with any provision of this Indenture or the Securities without notice to any other Securityholder. However, without the consent of each Securityholder, no amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may:

          (1) reduce the principal amount of Securities whose Holders must consent to an amendment, supplement or waiver of any provision of this Indenture or the Securities;

          (2) reduce the rate of, or extend the time for payment of, interest, including defaulted interest, on any Security;

          (3) reduce the principal amount of any Security or any premium thereon;

          (4) change the Maturity Date of any Security, or alter the redemption provisions or the repurchase provisions in this Indenture or the Securities in a manner adverse to any Holder;

          (5) waive a default in the payment of the principal of, interest on, or redemption payment or repurchase payment required hereunder with respect to, any Security, including without limitation, a failure to make payment when required upon a Change of Control or after an Asset Sale;

          (6) make any changes in any provisions relating to waivers of defaults, the ability of the Holders to enforce their rights under this Indenture, the Securities or this Section 9.02;

          (7) make the principal of, or the interest on any Security payable in money other than as provided for in this Indenture and the Securities as in effect on the date hereof;

          (8) affect the ranking of the Securities or the Guarantees in a manner adverse to the Holders;


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          (9) after the Company's obligation to purchase the Securities arises thereunder, amend, change or modify in any material respect any obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate an Asset Sale Offer in the event of an Asset Sale or waive any default in the performance thereof or modify any of the provisions or definitions with respect to such offers;

          (10) release the Guarantee of any Significant Subsidiary; or

          (11) directly or indirectly release any Lien on the Collateral except in compliance with the terms of this Indenture, the Securities and the Collateral Documents.

          It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

SECTION 9.03. Compliance with TIA.

          From the date on which this Indenture is qualified under the TIA, every amendment, waiver or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

SECTION 9.04. Revocation and Effect of Consents.

          Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of his Security by notice to the Trustee or the Company received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Securities have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver. Notwithstanding


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the above, nothing in this paragraph shall impair the right of any
Securityholder under Section 316(b) of the TIA.

          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those persons who were Holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

          After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder, unless it makes a change described in any of clauses
(1) through (10) of Section 9.02, in which case, the amendment, supplement or waiver shall bind only each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security.

SECTION 9.05. Notation on or Exchange of Securities.

          If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security (and the Guarantors shall execute the Guarantees thereon) that reflects the changed terms. Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06. Trustee To Sign Amendments, Etc.

          The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article Nine; provided that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture.


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                                   ARTICLE TEN

                              COLLATERAL DOCUMENTS


SECTION 10.01. Collateral and Collateral Documents.

          (a) In order to secure the due and punctual payment of principal of and interest on the Securities when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest (to the extent permitted by law), if any, on the Securities and performance of all other obligations of the Company to the Holders or the Trustee under this Indenture and the Securities, the Company and the Collateral Agent have simultaneously (other than with respect to the Mortgages and any other Collateral Documents related to Collateral constituting Real Property) with the execution of this Indenture entered into the Collateral Documents, pursuant to which the Company has granted to the Collateral Agent for the benefit of the Trustee and the Holders a first priority Lien on and security interest in the Collateral. The Collateral Agent and the Company hereby agree that the Collateral Agent holds, or with respect to the Mortgages will hold, the Collateral as a secured party or mortgagee, as the case may be, in trust for the benefit of the Trustee, in its capacity as Trustee, and for the ratable benefit of the Holders pursuant to the terms of the Collateral Documents. The Collateral Agent is hereby authorized and directed to enter into the Intercreditor Agreement.

          The Company shall execute and deliver to the Collateral Agent within 90 days after the Issue Date the Mortgages and all related filings pursuant to
Section 10.02; provided, however, that the effect of, and the Holders' remedy for, the Company's non-compliance with this sentence shall be limited to Section
4.01 of this Indenture and paragraph 1 of the Securities and such non-compliance shall not constitute a Default or Event of Default under this Indenture or the Securities.

          (b) Each Holder, by accepting a Security, consents and agrees to all of the terms and provisions of the Collateral Documents, as the same may be in effect from time to time or may be amended from time to time in accordance with the provisions of the Collateral Documents and this Indenture, and authorizes and directs the Collateral Agent to act as mortgagee or secured party with respect thereto.

          (c) As set forth in and governed by the Collateral Documents, as among the Holders of Securities, the Collateral


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

as now or hereafter constituted shall be held for the equal and ratable benefit of the Holders of the Securities without preference, priority or distinction of any thereof over any other by reason of difference in time of issuance, sale or otherwise, as security for the Securities.

SECTION 10.02. Recording; Priority; Opinions, Etc.

          (a) The Company shall at its sole cost and expense perform any and all acts and execute any and all documents (including, without limitation, the execution, amendment or supplementation of any financing statement and continuation statement or other statement) for filing under the provisions of the applicable Uniform Commercial Code and the rules and regulations thereunder, or any other statute, rule or regulation of any applicable federal, state or local jurisdiction, including any filings in local real estate land record offices, which are necessary or advisable and shall do such other acts and execute such other documents as may be required under any of the Collateral Documents (including, without limitation, obtaining with respect to each Real Property subject to a Mortgage (x) a policy of title insurance insuring that the Lien of this Indenture and the Mortgage constitutes a direct and valid and perfected Mortgage Lien of the priority contemplated in Section 10.01(a) on the Real Property, supplemented by such endorsements as shall be requested by the Collateral Agent and containing no exceptions to title other than exceptions for the Liens permitted by the Mortgage or that are satisfactory to the Collateral Agent, (y) a Survey and (z) certificates of insurance required by the Mortgage), from time to time, in order to grant, perfect and maintain in favor of the Collateral Agent for the benefit of the Trustee and the Holders a valid and perfected Lien on the Collateral with the priority set forth in Section 10.01(a), subject only to the Liens permitted by the Collateral Documents and to fully preserve and protect the rights of the Trustee and the Holders under this Indenture.

          The Company shall from time to time promptly pay and satisfy all mortgage and financing and continuation statement recording and/or filing fees, charges and taxes relating to this Indenture and the Collateral Documents, any amendments thereto and any other instruments of further assurance. Without limiting the generality of the foregoing covenant, in the event at any time the Collateral Agent or the Trustee shall determine that additional mortgage recording, transfer or similar taxes are required to be paid to perfect or continue any Lien on any Collateral, the Company shall pay such taxes promptly upon demand by the Collateral Agent or the Trustee.


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

          (b) The Company shall, with respect to (i) below, promptly after the initial issuance of the Securities, with respect to (ii) below, upon the execution of the Mortgages required hereby, and with respect to (iii) below, upon qualification of this Indenture under the TIA, furnish to the Trustee:

          (i) Opinion(s) of Counsel either (a) to the effect that, in the opinion of such counsel, this Indenture and the grant of a security interest in the Collateral intended to be made by the Security Agreement and all other related filings, documents and instruments of further assurance, including, without limitation, financing statements, have been properly recorded and filed to the extent necessary to perfect the Lien on the Collateral created by the Security Agreement and reciting the details of such action, and stating that as to the Liens created pursuant to the Security Agreement, such recordings and filings are the only recordings and filings necessary to give notice thereof and that no re-recordings or refilings are necessary to maintain such notice (other than as stated in such opinion), or (b) to the effect that, in the opinion of such counsel, no such action is necessary to perfect such Lien;

          (ii) Opinion(s) of Counsel either (a) to the effect that, in the opinion of such counsel, this Indenture and the grant of a security interest in the Collateral intended to be made by the Mortgages and all other related filings, documents and instruments of further assurance, including, without limitation, financing statements, have been properly recorded and filed to the extent necessary to perfect the Lien on the Collateral created by the Mortgages and reciting the details of such action, and stating that as to the Liens created pursuant to the Mortgages, such recordings and filings are the only recordings and filings necessary to give notice thereof and that no re-recordings or refilings are necessary to maintain such notice (other than as stated in such opinion), or (b) to the effect that, in the opinion of such counsel, no such action is necessary to perfect such Lien;

          (iii) on October 1 in each year beginning with October 1, 1999, an Opinion of Counsel, dated as of such date, either (a) to the effect that, in the opinion of such counsel, such action has been taken with respect to the recordings, registerings, filings, re-recordings, re-registerings and refilings of all financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Lien of each of the Collateral Documents and reciting with respect to such


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

     Liens the details of such action or referencing prior Opinions of Counsel in which such details are given, and stating that all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the rights of the Holders and the Trustee hereunder and under each of the Collateral Documents with respect to the Liens, or (b) to the effect that, in the opinion of such counsel, no such action is necessary to maintain such Liens.

SECTION 10.03. Release of Collateral.

          Except as otherwise permitted by Sections 10.04 and 10.05, the Collateral Agent shall not release Collateral from the Lien of the Collateral Documents unless such release is in accordance with the provisions of this
Section 10.03 and of the Collateral Documents. To the extent applicable, the Company shall cause TIA Section 314(d) relating to the release of property or Liens to be complied with.

          (a) Satisfaction and Discharge; Defeasance. The Company shall be entitled to obtain a full release of all of the Collateral from the Lien of this Indenture and the Collateral Documents upon compliance with all of the conditions precedent for satisfaction and discharge of this Indenture set forth in Section 8.01 or for defeasance pursuant to Section 8.02. Upon delivery by the Company to the Trustee and to the Collateral Agent of an Officers' Certificate and an Opinion of Counsel, each to the effect that all of the conditions precedent have been complied with (which may be the same Officers' Certificate and Opinion of Counsel required by Article Eight), the Trustee shall take all necessary action, at the request and expense of the Company, to release and reconvey to the Company all of the Collateral, and shall deliver such Collateral in its possession to the Company including, without limitation, the execution and delivery of releases or waivers whenever necessary.

          (b) Sales of Collateral Permitted by Section 4.16. The Company shall be entitled to obtain a release of all or any part of the Collateral (other than Trust Moneys) (the "Released Assets") subject to an Asset Sale upon compliance with the condition precedent that the Company shall have delivered to the Trustee and to the Collateral Agent the following:

               (i) Release Notice. A notice (each, an "Asset Sale Release Notice"), which shall (A) refer to this Section 10.03, (B) attach all the documents referred


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

          to below, (C) describe with particularity the Released Asset, (D) specify the value of such Released Asset on a date within 60 days of the Asset Sale Release Notice (the "Valuation Date"), (E) certify that the purchase price received is equal to the Fair Market Value of the Released Asset as of the date of such release, (F) state that the Released Asset will not interfere with or impede the Trustee's ability to realize the value of the remaining Collateral and will not impair the maintenance and operation of the remaining Collateral, (G) confirm the sale of, or an agreement to sell, such Released Interest in a bona fide sale to a person that is not an Affiliate of the Company or, in the event that such sale is to an Affiliate, confirm that such sale is being made in accordance with Section 4.11 and (H) be accompanied by a counterpart of the instruments proposed to give effect to the release fully executed and acknowledged (if applicable) by all parties thereto other than the Collateral Agent;

               (ii) Officers' Certificate and Opinion of Counsel. An Officers' Certificate and an Opinion of Counsel, each stating that (A) such Asset Sale covers only the Released Asset and complies with the terms and conditions of an Asset Sale pursuant to Section 4.16, (B) all Net Cash Proceeds from the sale of the Released Asset will be applied pursuant to Section 4.16, (C) there is no Default or Event of Default in effect or continuing on the date thereof, (D) the release of the Released Asset will not result in a Default or Event of Default and
          (E) all conditions precedent to such release have been complied with;

               (iii) Regarding Real Property. If the Released Asset is only a portion of a discrete parcel of Real Property, evidence that a title company shall have committed to issue an endorsement to the title insurance policy relating to the affected Mortgaged Property confirming that after such release, the Lien of the applicable Mortgage continues unimpaired as a perfected Lien having the priority set forth in Section 10.01(a) upon the remaining Mortgaged Property subject only to Prior Liens;

               (iv) Proceeds of Asset Sale. The Net Cash Proceeds and other non-cash consideration received from the Asset Sale required to be delivered to the Trustee pursuant to Section 4.16; and


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               (v) Other Documents. Upon qualification of this Indenture under the TIA, all documentation required by TIA Section 314(d).

          (c) Release of Real Property Permitted by Section 4.25. The Company shall be entitled to obtain a release of any part of the Collateral constituting Released Real Property upon compliance with the condition precedent that the Company shall have delivered to the Trustee and to the Collateral Agent the following:

               (i) Release Notice. A notice (each, a "Real Property Release Notice") which shall (A) refer to this Section 10.03, (B) attach all the documents referred to below, (C) describe with particularity the Released Real Property, (D) specify the value of such Released Real Property on a date within 60 days of the Real Property Release Notice (the "Real Property Valuation Date"), (E) state that the Released Real Property will not interfere with or impede the Trustee's ability to realize the value of the remaining Collateral, is not necessary for the proper and efficient operation of the Mortgaged Property or for the compliance by the Mortgaged Property with any applicable law, code or ordinance, including, without limitation, any Environmental Law, and is not an integral part of the Company's operations as conducted at the Mortgaged Property on the Issue Date, and (F) be accompanied by a counterpart of the instruments proposed to give effect to the release fully executed and acknowledged (if applicable) by all parties thereto other than the Collateral Agent;

               (ii) Officers' Certificate and Opinion of Counsel. An Officers' Certificate and an Opinion of Counsel, each stating that (A) there is no Default or Event of Default in effect or continuing on the date thereof, (B) the Real Property to be released constitutes Released Real Property, (C) the release of the Released Real Property will not result in a Default or Event to Default and (D) all conditions precedent to such release have been complied with;

               (iii) Title Insurance. Evidence that a title company shall have committed to issue an endorsement to the title insurance policy relating to the affected Mortgaged Property confirming that after such release, the Lien of the applicable Mortgage continues unimpaired as a perfected Lien with the priority set forth in Section 10.01(a) hereof upon the remaining


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          Mortgaged Property, subject only to Prior Liens; and

               (iv) Other Documents. Upon qualification of this Indenture under the TIA, all documentation required by TIA Section 314(d).

          Upon compliance with the conditions set forth in (b) or (c) above, and the delivery by the Company of such other documents that the Trustee or the Collateral Agent may reasonably require, the Collateral Agent shall execute, acknowledge (if applicable) and deliver to the Company such counterpart within 10 Business Days after receipt by the Trustee of an Asset Sale Release Notice or Real Property Release Notice, as applicable, and the satisfaction of the applicable requirements of this Section 10.03.

          At any time when a Default or an Event of Default shall have occurred and be continuing, no release of Collateral pursuant to the provisions of this Indenture or the Collateral Documents shall be effective as against the Holders of the Securities.

SECTION 10.04. Disposition of Collateral Without Release.

          (a) So long as no Default or Event of Default shall have occurred and be continuing, the Company may, without any release or consent by the Collateral Agent or the Trustee, sell or otherwise dispose of any machinery, equipment, furniture, apparatus, tools or implements or other similar property which at such time is subject to the Lien of the Collateral Documents, which may have become worn out or obsolete, not exceeding individually, in Fair Market Value, $250,000, subject in all cases to the requirements of and restrictions contained in the TIA.

          (b) In the event that the Company has sold, exchanged, or otherwise disposed of or proposes to sell, exchange or otherwise dispose of any portion of the Collateral which under the provisions of this Section 10.04 may be sold, exchanged or otherwise disposed of by the Company without any release or consent of the Collateral Agent or the Trustee, and the Company requests the Collateral Agent or the Trustee to furnish a written disclaimer, release or quitclaim of any interest in such property under any of the Collateral Documents, the Collateral Agent shall promptly execute (or, if so requested by the Company, shall promptly instruct the Trustee to execute) such an instrument upon delivery to the Trustee of (i) an Officers' Certificate by the Company reciting the sale, exchange or other disposition made or proposed to be made and describing in


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reasonable detail the property affected thereby, and stating and demonstrating that such property is property which by the provisions of this Section 10.04 may be sold, exchanged or otherwise disposed of or dealt with by the Company without any release or consent of the Collateral Agent or the Trustee and (ii) an Opinion of Counsel stating that the sale, exchange or other disposition made or proposed to be made was duly made by the Company in conformity with Section 10.04(a) and that the execution of such written disclaimer, release or quitclaim is appropriate to confirm the propriety of such sale, exchange or other disposition under this Section 10.04. Notwithstanding the preceding sentence, all purchasers and grantees of any property or rights purporting to be released herefrom shall be entitled to rely upon any release executed by the Collateral Agent or the Trustee hereunder as sufficient for the purposes of this Indenture.

SECTION 10.05. Eminent Domain and Other Governmental Takings.

          Subject to the provisions of the Collateral Documents, upon the occurrence of a Taking or should any of the Collateral be sold pursuant to the exercise by the United States of America or any State, municipality or other governmental authority of any right which any of them may then have to purchase, or to designate a purchaser or to order a sale of, all or any part of the Collateral, the Trustee shall release the property subject to such Taking or purchase, but only upon receipt by the Trustee of the following:

          (a) an Officers' Certificate stating that a Taking has occurred with respect to such property and the amount of the Net Award therefor, or that such property has been sold pursuant to a right vested in the United States of America or a state, municipality or other governmental authority to purchase, or to designate a purchaser or order a sale of such property and the amount of the proceeds of such sale, and that all conditions precedent herein provided for relating to such release have been complied with;

          (b) any Net Award, to be held as Trust Moneys subject to the disposition thereof pursuant to Article Eleven and the applicable Collateral Documents; provided, however, that in lieu of all or any part of such Net Award, the Company shall have the right to deliver to the Trustee a certificate of the trustee, mortgagee or other holder of a Prior Lien on all or any part of the property to be released, stating that such Net Award, or a specified portion thereof, has been deposited with such trustee,


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          mortgagee or other holder pursuant to the requirements of such Prior
          Lien, in which case the balance of the award, if any, shall be delivered to the Trustee; and

          (c) an Opinion of Counsel substantially to the effect:

               (i) that a Taking has occurred with respect to such property or such property has been sold pursuant to the exercise of a right vested in the United States of America or a State, municipality or other governmental authority to purchase, or to designate a purchaser or order a sale of, such property;

               (ii) in the case of any Taking, that the Net Award for the property so taken has become final or that the Board of Directors of the Company has determined that an appeal from such award is not advisable in the interests of the Company or the Holders of the Securities;

               (iii) in the case of any such sale, that the amount of the proceeds of the property so sold is not less than the amount to which the Company is legally entitled under the terms of such right to purchase or designate a purchaser, or under the order or orders directing such sale, as the case may be;

               (iv) in the event that, pursuant to Section 10.05(b), the Net Award for such property or the proceeds of such sale, or a specified portion thereof, shall be certified to have been deposited with the trustee, mortgagee or other holder of a Prior Lien, that the property to be released, or a specified portion thereof, is or immediately before such Taking or purchase was subject to such Prior Lien, and that such deposit is required by such Prior Lien; and

               (v) that the instrument or the instruments and the Net Award or proceeds of such sale which have been or are therewith delivered to and deposited with the Trustee conform to the requirements of this Indenture and any of the Collateral Documents and that, upon the basis of such application, the Collateral Agent and the Trustee are permitted by the terms hereof and of the Collateral Documents to execute and deliver the release requested, and that all conditions precedent herein provided for relating to such release have been complied with.


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          In any proceedings for the Taking or purchase or sale of any part of the Collateral, by eminent domain or by virtue of any such right to purchase or designate a purchaser or to order a sale, the Trustee may be represented by counsel who may be counsel for the Company. Subject to the provisions of the Collateral Documents, all cash or Cash Equivalents received by the Trustee pursuant to this Section 10.05 shall be held by the Trustee as Trust Moneys under Article Eleven subject to application as therein provided. Subject to the provisions of the Collateral Documents, all purchase money and other obligations received by the Trustee pursuant to this Section 10.05 shall be held by the Trustee as Collateral subject to application as provided in Section 10.13.

SECTION 10.06. Trust Indenture Act Requirements.

          The release of any Collateral, whether pursuant to any provision of this Article Ten or Article Eleven, from any of the Collateral Documents or the release of, in whole or in part, the Liens created by any of the Collateral Documents, will not be deemed to impair the Lien of the Collateral Documents in contravention of the provisions hereof if and to the extent the Collateral or Liens are released pursuant to the applicable Collateral Documents and pursuant to the terms hereof. The Trustee and each of the Holders acknowledge that a release of Collateral or Liens strictly in accordance with the terms of the Collateral Documents and the terms hereof will not be deemed for any purpose to be an impairment of the Liens created pursuant to the Collateral Documents in contravention of the terms of this Indenture. Without limitation, the Company and each other obligor on the Securities shall cause TIA Section 314(d) relating to the release of property or securities from the Liens of each hereof and of the Collateral Documents to be complied with. Any certificate or opinion required by TIA Section 314(d) may be made by an officer of the Company, except in cases which TIA Section 314(d) requires that such certificate or opinion be made by an independent person.

SECTION 10.07. Suits To Protect Collateral.

          Subject to the provisions of the Collateral Documents, the Trustee shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Collateral Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other


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governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Collateral or be prejudicial to the interests of the Holders or the Trustee).

SECTION 10.08. Purchaser Protected.

          In no event shall any purchaser in good faith of any property purported to be released hereunder be bound to ascertain the authority of the Collateral Agent or the Trustee to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted by this Article Ten to be sold be under obligation to ascertain or inquire into the authority of the Company to make any such sale or other transfer.

SECTION 10.09. Powers Exercisable by Receiver or Trustee.

          In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article Ten upon the Company with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Company or of any officer or officers thereof required by the provisions of this Article Ten.

SECTION 10.10. Determinations Relating to Collateral.

          In the event (i) the Trustee or the Collateral Agent shall receive any written request from the Company under any Collateral Document for consent or approval with respect to any matter or thing relating to any Collateral or the Company's obligations with respect thereto (including, without limitation, the determination as to whether any portion of the Collateral constitutes Released Collateral) or (ii) there shall be due to or from the Trustee or the Collateral Agent under the provisions of any Collateral Document any performance or the delivery of any instrument or (iii) the Trustee or the Collateral Agent shall become aware of any nonperformance by the Company of any covenant or any breach of any representation or warranty of the Company set forth in any Collateral Document, then, in each such event, the Trustee or the Collateral Agent, as applicable, shall be entitled to hire experts, consultants, agents and attorneys to advise the Trustee on the manner in which the Trustee should respond to such request or render any requested performance or response to such nonperformance or breach. The


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Trustee shall be fully protected in the taking of any action recommended or approved by any such expert, consultant, agent or attorney or agreed to by a majority of Holders pursuant to Section 6.05.

SECTION 10.11. Form and Sufficiency of Release.

          In the event that the Company has sold, exchanged, or otherwise disposed of or proposed to sell, exchange or otherwise dispose of any portion of the Collateral which under the provisions of Sections 10.03 and 10.05 may be sold, exchanged or otherwise disposed of by the Company, and the Company requests the Trustee or the Collateral Agent to furnish a written disclaimer, release or quitclaim of any interest in such property under any of the Collateral Documents, the Collateral Agent shall promptly execute (or, if so requested by the Company, shall promptly instruct the Trustee to execute) such an instrument promptly after satisfaction of the conditions set forth herein for delivery of such release. Notwithstanding the preceding sentence, all purchasers and grantees of any property or rights purporting to be released herefrom shall be entitled to rely upon any release executed by the Trustee hereunder as sufficient for the purposes of this Indenture and as constituting a good and valid release of the property therein described from the Lien of this Indenture and the Collateral Documents.

SECTION 10.12. Possession and Use of Collateral.

          Subject to and in accordance with the provisions of this Indenture and the Collateral Documents, so long as no Default or Event of Default shall have occurred and be continuing, the Company shall have the right to remain in possession and retain exclusive control of the Collateral, to operate, manage, develop, use and enjoy the Collateral and to collect, receive, use, invest and dispose of the reversions, remainders, rates, interest, rents, issues, profits, revenues, proceeds and other income thereof (other than Trust Moneys).

SECTION 10.13. Disposition of Obligations Received.

          All purchase money or other obligations received by the Trustee under this Article Ten shall be held by the Trustee, as a part of the Collateral. Upon payment in cash or Cash Equivalents by or on behalf of the Company or the obligor thereof to the Trustee of the entire unpaid principal amount of any such obligation, to the extent not constituting Net Cash Proceeds from an Asset Sale which may possibly be required, through the passage of time or otherwise, to be used to purchase Securities pursuant to Section 4.16, the Trustee shall promptly release and transfer such obligation and any mortgage


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securing the same upon receipt of any documentation that the Trustee may reasonably require. Any cash or Cash Equivalents received by the Trustee in respect of the principal of any such obligations shall be held by the Trustee as Trust Moneys under Article Eleven subject to application as therein provided. Unless and until the Securities are accelerated pursuant to Section 6.02, all interest and other income on any such obligations, when received by the Trustee, shall be paid to the Company from time to time in accordance with Section 11.07. If the Securities have been accelerated pursuant to Section 6.02, any such interest or other income not theretofore paid, when collected by the Trustee, shall be applied by the Trustee, as the case may be, in accordance with Section 6.10.

SECTION 10.14. Release upon Termination of the Company's Obligations.

          In the event that the Company delivers an Officers' Certificate certifying that the provisions of Sections 8.01 or 8.02 have been complied with, the Trustee shall (i) execute and deliver such releases, termination statements and other instruments as the Company may reasonably request evidencing the termination of the Liens created by the Collateral Documents and (ii) not be deemed to hold the Liens for the benefit of the Holders.


                                 ARTICLE ELEVEN

                           APPLICATION OF TRUST MONEYS


SECTION 11.01. "Trust Moneys" Defined.

          Subject to the provisions of the Intercreditor Agreement, all cash or Cash Equivalents received by the Trustee in accordance with the terms of this Indenture and the Collateral Documents:

          (a) upon the release of property from the Lien of the Collateral Documents, including, without limitation, all moneys received in respect of the principal of all purchase money, governmental or other obligations; or

          (b) as Net Proceeds upon the Destruction of all or any part of the Collateral (other than any liability insurance proceeds payable to the Trustee for any loss, liability or expense incurred by it); or


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          (c) as a Net Award or Net Awards upon the Taking of all or any part of the Collateral; or

          (d) as proceeds of any other sale or other disposition of all or any part of the Collateral by or on behalf of the Trustee or any collection, recovery, receipt, appropriation or other realization of or from all or any part of the Collateral pursuant to the Collateral Documents or otherwise; or

          (e) pursuant to the Mortgage; or

          (f) for application under this Article Eleven as elsewhere provided in this Indenture or the Collateral Documents, or whose disposition is not elsewhere otherwise specifically provided for herein or in the Collateral Documents;

(all such moneys being herein sometimes called "Trust Moneys"; provided, however, that Trust Moneys shall not include any property deposited with the Trustee pursuant to Section 3.06 or Article Eight or delivered to or received by the Trustee for application in accordance with Section 6.10) shall be held by the Trustee for the benefit of the Holders as a part of the Collateral and, upon any entry upon or sale or other disposition of the Collateral or any part thereof pursuant to the Collateral Documents, said Trust Moneys shall be applied in accordance with Section 6.10; but, prior to any such entry, sale or other disposition, all or any part of the Trust Moneys may be withdrawn, and shall be released, paid or applied by the Trustee, from time to time as provided in this Article Eleven.

          On the Issue Date there shall be established and, at all times hereafter until this Indenture shall have terminated, there shall be maintained with the Trustee an account which shall be entitled the "Collateral Account" (the "Collateral Account"). The Collateral Account shall be established and maintained by the Trustee at its corporate trust offices. All Trust Moneys which are received by the Trustee shall be deposited in the Collateral Account and thereafter shall be held, applied and/or disbursed by the Trustee in accordance with the terms of this Article Eleven.

SECTION 11.02. Withdrawals of Insurance Proceeds and Condemnation Awards.

          Subject to the provisions of the Collateral Documents, to the extent that any Trust Moneys consist of either (i) any Net Proceeds or (ii) any Net Award or the proceeds for any of the Collateral subject to a Taking sold pursuant to the


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exercise by the United States of America or any State, municipality or other governmental authority of any right which it may then have to purchase, or to designate a purchaser or to order a sale of any part of the Collateral, such Trust Moneys may be withdrawn by the Company and shall be paid by the Trustee upon a request by a Company Order to reimburse the Company for expenditures made, or to pay costs incurred, by the Company to repair, rebuild or replace the property destroyed, damaged or taken, upon receipt by the Trustee of the following:

          (a) an Officers' Certificate of the Company, dated not more than 30 days prior to the date of the application for the withdrawal and payment of such Trust Moneys stating that:

               (i) payments have been made, or costs incurred, by the Company in a specified amount for the purpose of making certain repairs, rebuildings and replacements of the Collateral, which shall be briefly described, and stating the fair value thereof to the Company at the date of the expenditure or incurrence thereof by the Company;

               (ii) that no part of such expenditures or costs has been or is being made the basis for the withdrawal of any Trust Moneys in any previous or then pending application pursuant to this Section 11.02;

               (iii) that there is no outstanding Indebtedness, other than costs for which payment is being requested, for the purchase price or construction of such repairs, rebuildings or replacements, or for labor, wages, materials or supplies in connection with the making thereof, which, if unpaid, might become the basis of a vendors', mechanics', laborers', materialmen's, statutory or other similar Lien upon any of such repairs, rebuildings or replacements, which Lien might, in the opinion of the signers of such certificate, materially impair the security afforded by such repairs, rebuildings or replacements;

               (iv) that the property to be repaired, rebuilt or replaced is necessary or desirable in the conduct of the Company's business;

               (v) whether any part of such repairs, rebuildings or replacements within six months before the date of acquisition thereof by the Company has been used or operated by any person other than the Company in a business similar to that in which such property


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          has been or is to be used or operated by the Company, and whether the fair value to the Company, at the date of such acquisition, of such part of such repairs, rebuildings or replacement is at least $25,000, and 1% of the aggregate principal amount of the outstanding Securities and, if all of such facts are present, such part of said repairs, rebuildings or replacements shall be separately described and it shall be stated that an Appraiser's or Independent Financial Adviser's certificate as to the fair value to the Company of such separately described repairs, rebuildings or replacements will be furnished under paragraph (b) of this Section 11.02;

               (vi) that no Default or Event of Default shall have occurred and be continuing; and

               (vii) that all conditions precedent herein provided for relating to such withdrawal and payment have been complied with;

          (b) all documentation required under TIA Section 314(d);

          (c) (i) In case any part of such repairs, rebuildings or replacements constitutes Real Property:

               (1) with respect to any such repairs, rebuildings or replacements that are not encompassed within or are not erected upon Mortgaged Property, an instrument or instruments in recoverable form sufficient for the Lien of this Indenture and any mortgage to cover such repairs, rebuildings or replacements which, if such repairs, rebuildings or replacements include leasehold or easement interests, shall include normal and customary provisions with respect thereto and evidence of the filing of all such documents as may be necessary to perfect such Liens;

               (2) a policy of title insurance (or a commitment to issue title insurance) insuring that the Lien of this Indenture and any Mortgage constitutes a direct and valid and perfected mortgage Lien (of the priority contemplated in Section 10.01(a) hereof) on such repairs, rebuildings or replacements in an aggregate amount equal to the fair value of such repairs, rebuildings or replacements, together with such endorsements and other opinions as are contemplated in Section 10.02(b), or with respect to any such repairs, rebuildings or replacements that are encompassed within or erected upon Mortgaged Property


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          an endorsement to the title insurance policy issued pursuant to
          Section 10.02 regarding the affected Mortgaged Property confirming that such repairs, rebuildings or replacements are encumbered by the Lien of the applicable Mortgage;

               (3) in the event that such repairs, rebuildings or replacements have a fair value in excess of $250,000, a Survey with respect thereto; and

               (4) evidence of payment or a closing statement indicating payments to be made by the Company of all title premiums, recording charges, transfer taxes and other costs and expenses, including reasonable legal fees and disbursements of counsel for the Trustee (and any local counsel), that may be incurred to validly and effectively subject such repairs, rebuildings or replacements to the Lien of any applicable Collateral Document and to perfect such Lien; and

          (ii) in case any part of such repairs, rebuildings or replacements constitutes personal property interests:

               (1) an instrument in recoverable form sufficient for the Lien of the Security Agreement to cover such repairs, rebuildings or replacements; and

               (2) evidence of payment or a closing statement indicating payments to be made by the Company of all filing fees, recording charges, transfer taxes and other costs and expenses, including reasonable legal fees and disbursements of counsel for the Trustee (and any local counsel), that may be incurred to validly and effectively subject such repairs, rebuildings or replacements to the Lien of any Collateral Document; and

          (d) an Opinion of Counsel substantially stating:

               (i) that the instruments that have been or are therewith delivered to the Trustee conform to the requirements of this Indenture and the Collateral Documents, and that, upon the basis of such request of the Company and the accompanying documents specified in this
          Section 11.02, all conditions precedent herein provided for relating to such withdrawal and payment have been complied with, and the Trust Moneys whose withdrawal is then requested may be lawfully paid over under this Section 11.02;


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               (ii) that the Company has acquired title to said repairs,
          rebuildings and replacements at least equivalent to its title to the property destroyed, damaged or taken, and that the same and every part thereof are free and clear of all Liens prior to the Lien of any Collateral Documents, except Liens of the type permitted under the applicable Collateral Document to which the property so destroyed, damaged or taken shall have been subject at the time of such destruction, damage or taking; and

               (iii) that all of the Company's right, title and interest in and to said repairs, rebuildings or replacements, or combination thereof, are then subject to the Lien of the Collateral Documents.

          Upon compliance with the foregoing provisions of this Section 11.02, the Trustee shall pay on the written request of the Company an amount of Trust Moneys of the character aforesaid equal to the amount of the expenditures or costs stated in the Officers' Certificate required by clause (i) of subsection
(a) of this Section 11.02, or the fair value to the Company of such repairs, rebuildings and replacements stated in such Officers' Certificate (or in such Appraiser's or Independent Financial Advisor's certificate, if required), whichever is less.

SECTION 11.03. Withdrawal of Trust Moneys on Basis of Retirement of Securities.

          (a) Except with respect to Trust Moneys received pursuant to Section 10.03(b) and subject to release pursuant to Section 11.03(b) and Section 11.04, and as otherwise permitted or required by the Collateral Documents, the Trustee shall apply Trust Moneys from time to time to the payment of the principal of and interest on any Securities, on the Maturity Date or to the redemption thereof or the purchase thereof upon tender or in the open market or at private sale or upon any exchange or in any one or more of such ways, including, without limitation, pursuant to a Change of Control Offer under Section 4.15 or an Asset Sale Offer pursuant to Section 4.16, as the Company shall request in writing, upon receipt by the Trustee of the following:

          (i) a Board Resolution of the Company directing the application pursuant to this Section 11.03 of a specified amount of Trust Moneys and, if any such moneys are to be applied to payment, designating the Securities so to be paid and, in case any such moneys are to be applied to the purchase of Securities, prescribing the method of purchase, the price or prices


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

     to be paid and the maximum principal amount of Securities to be purchased and any other provisions of this Indenture governing such purchase;

          (ii) cash in the maximum amount of the accrued interest, if any, required to be paid in connection with any such purchase, which cash shall be held by the Trustee, in trust for such purpose;

          (iii) an Officers' Certificate, dated not more than 5 Business Days prior to the date of the relevant application, stating (A) that no Default or Event of Default exists unless such Default or Event of Default would be cured thereby, and (B) that all conditions precedent and covenants herein provided for relating to such application of Trust Moneys have been complied with; and

               (iv) an Opinion of Counsel stating that the documents and the cash or Cash Equivalents, if any, which have been or are therewith delivered to and deposited with the Trustee conform to the requirements of this Indenture and that all conditions precedent herein provided for relating to such application of Trust Moneys have been complied with.

          Upon compliance with the foregoing provisions of this Section 11.03(a), the Trustee shall apply Trust Moneys as directed and specified by such Board Resolution, up to, but not exceeding, the principal amount of the Securities so paid or purchased, using the cash deposited pursuant to paragraph
(ii) of this Section 11.03(a), to the extent necessary, to pay any accrued interest required in connection with such purchase.

          (b) To the extent that any Trust Moneys consist of Trust Moneys received by the Trustee pursuant to the provisions of Section 4.16 and the Company has made an Asset Sale Offer which is not fully subscribed to by the Holders, the Trust Moneys remaining after completion of the Asset Sale Offer may be withdrawn by the Company and shall be paid by the Trustee to the Company (or as otherwise directed by the Company) upon a Company Order to the Trustee and upon receipt by the Trustee of the following:

          (i) A notice which shall (A) refer to this Section 11.03(b) and (B) describe with particularity the Asset Sale from which such Trust Moneys were held as Collateral, the amount of Trust Moneys applied to the purchase of Securities pursuant to the Asset Sale Offer and the remaining amount of Trust Moneys to be released to the Company;


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          (ii) An Officer's Certificate certifying that (A) the release of the
     Trust Moneys complies with the terms and conditions of Section 4.16, (B) there is no Default or Event of Default in effect or continuing on the date thereof, (C) the release of the Trust Moneys will not result in a Default or Event of Default hereunder, and (D) all conditions precedent and covenants herein provided relating to such release have been complied with;

          (iii) All documentation required under TIA 314(d); and

          (iv) An Opinion of Counsel stating that the documents that have been or are therewith delivered to the Collateral Agent and the Trustee conform to the requirements of this Indenture and that all conditions precedent herein provided for relating to such application of Trust Moneys have been complied with.

SECTION 11.04. Withdrawal of Trust Moneys for Reinvestment.

          To the extent that any Trust Moneys consist of Net Cash Proceeds received by the Trustee pursuant to the provisions of Section 4.16, and the Company intends to reinvest such Net Cash Proceeds in a Related Business Investment (the "Released Trust Moneys"), such Trust Moneys may be withdrawn by the Company and shall be paid by the Trustee to the Company (or as otherwise directed by the Company) upon a Company Order to the Trustee and upon receipt by the Trustee of the following:

          (a) A notice which shall (i) refer to this Section 11.04, (ii) contain all documents referred to below, (iii) describe with particularity the Released Trust Moneys and the Asset Sale from which such Released Trust Moneys were held as Collateral, (iv) describe with particularity the Related Business Investment to be made with respect to the Released Trust Moneys and (v) be accompanied by a counterpart of the instruments proposed to give effect to the release fully executed and acknowledged (if applicable) by all parties thereto other than the Trustee;

          (b) An Officer's Certificate certifying that (i) the release of the Released Trust Moneys complies with the terms and conditions of Section 4.16, (ii) there is no Default or Event of Default in effect or continuing on the date thereof, (iii) the release of the Released Trust Moneys will not result in a Default or Event of Default hereunder and (iv) all conditions precedent and covenants herein provided for relating to such release and application of the Released Trust Moneys have been complied with;


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          (c) If the Related Business Investment to be made is an investment in
     Real Property:

               (i) an instrument or instruments in recordable form sufficient for the Lien of any Mortgage to cover such Real Property which, if the Real Property is a leasehold or easement interest, shall include normal and customary provisions with respect thereto and evidence of the filing of all such financing statements and other instruments as may be necessary to perfect such Liens;

               (ii) a policy of title insurance (or a commitment to issue title insurance) insuring that the Lien of this Indenture and any Mortgage constitutes a direct and valid and perfected mortgage Lien of the priority contemplated in Section 10.01(a) on such Real Property in an aggregate amount equal to the fair value of the Real Property, together with an Officers' Certificate stating that any specific exceptions to such title insurance are Permitted Liens, together with such endorsements and other opinions as are contemplated by Section 10.02;

               (iii) in the event such Real Property has a fair value in excess of $250,000, a Survey with respect thereto; and

               (iv) evidence of payment or a closing statement indicating payments to be made by the Company of all title premiums, recording charges, transfer taxes and other costs and expenses, including reasonable legal fees and disbursements of one counsel for the Trustee (and any local counsel), that may be incurred to validly and effectively subject the Real Property to the Lien of any applicable Collateral Document to perfect such Lien;

          (d) If the Related Business Investment is a personal property interest:

               (i) an instrument in recordable form, if necessary, sufficient for the Lien of any applicable Collateral Document to cover such personal property interest; and

               (ii) evidence of payment or a closing statement indicating payments to be made by the Company of all filing fees, recording charges, transfer taxes and other costs and expenses, including reasonable legal


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

          fees and disbursements of one counsel for the Trustee (and any local counsel), that may be incurred to validly and effectively subject the Related Business Investment to the Lien of any Collateral Document;

          (e) All documentation required under TIA Section 314(d); and

          (f) An opinion of counsel stating that the documents that have been or are therewith delivered to the Collateral Agent and the Trustee conform to the requirements of this Indenture and that all conditions precedent herein provided for relating to such application of Trust Moneys have been complied with.

          Upon compliance with the foregoing provisions of this Section 11.04, the Trustee shall apply the Released Trust Moneys as directed and specified by the Company.

SECTION 11.05. Powers Exercisable Notwithstanding Default or Event of Default.

          In case a Default or an Event of Default shall have occurred and shall be continuing, the Company, while in possession of the Collateral (other than cash, Cash Equivalents, securities and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder or under the Collateral Documents), may do any of the things enumerated in Sections 11.02,
11.03 and 11.04 if the Holders of a majority in aggregate principal amount of the Securities outstanding, by appropriate action of such Holders, shall consent to such action, in which event any certificate filed under any of such Sections shall omit the statement to the effect that no Default or Event of Default has occurred and is continuing. This Section 11.05 shall not apply, however, during the continuance of an Event of Default of the type specified in Section 6.01(1) or (2).

SECTION 11.06. Powers Exercisable by Trustee or Receiver.

          In case the Collateral (other than any cash, Cash Equivalents, securities and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder or under the Collateral Documents) shall be in the possession of a receiver or trustee lawfully appointed, the powers hereinbefore in this Article Eleven conferred upon the Company with respect to the withdrawal or application of Trust Moneys may be exercised by such receiver or trustee, in which case a certificate signed by such receiver or trustee shall be deemed the equivalent of any Officers' Certificate required by this


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Article Eleven. If the Trustee shall be in possession of any of the Collateral hereunder or under any of the Collateral Documents, such powers may be exercised by the Trustee, in its discretion.

SECTION 11.07. Investment of Trust Moneys.

          All or any part of any Trust Moneys held by the Trustee shall from time to time be invested or reinvested by the Trustee in any Cash Equivalents pursuant to the written direction of the Company, which shall specify the Cash Equivalents in which such Trust Moneys shall be invested and the maturity date of such investment. Unless an Event of Default occurs and is continuing, any interest on such Cash Equivalents (in excess of any accrued interest paid at the time of purchase) that may be received by the Trustee shall be forthwith paid to the Company. Such Cash Equivalents shall be held by the Trustee as a part of the Collateral, subject to the same provisions hereof as the cash used by it to purchase such Cash Equivalents.

          The Trustee shall not be liable or responsible for any loss resulting from such investments or sales except only for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct in complying with this Section 11.07.


                                 ARTICLE TWELVE

                                  MISCELLANEOUS


SECTION 12.01. TIA Controls.

          If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

SECTION 12.02. Notices.

          Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, or overnight courier addressed as follows:


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          if to the Company or any Guarantor:

          The Doe Run Resources Corporation
          1801 Park 270 Drive
          St. Louis, Missouri  63146

          Attention:  Marvin K. Kaiser

          with a copy to:

          Cadwalader, Wickersham & Taft
          100 Maiden Lane
          New York, New York  10038

          Attention:  Michael C. Ryan, Esq.,
          c/o Managing Attorneys' Office
          if to the Trustee:

          State Street Bank and Trust Company
          Goodwin Square
          225 Asylum, 23rd Floor
          Hartford, CT  06103

          Attention:  Corporate Trust Administration

          Each of the Company, the Guarantors and the Trustee by written notice to each other such person may designate additional or different addresses for notices to such person. Any notice or communication to the Company, the Guarantors or the Trustee shall be deemed to have been given or made as of the date so delivered, if personally delivered; when answered back, if telexed; when receipt is acknowledged, if faxed; and five (5) calendar days after mailing, if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

          Any notice or communication mailed to a Securityholder, including any notice delivered in connection with TIA Section 310(b), TIA Section 313(c), TIA
Section 314(a) and TIA Section 315(b), shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

          Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.


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SECTION 12.03. Communications by Holders with Other Holders.

          Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Guarantors, the Trustee, the Registrar and any other person shall have the protection of TIA Section 312(c).

SECTION 12.04. Certificate and Opinion as to Conditions Precedent.

          Upon any request or application by the Company or the Guarantors to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

          (1) an Officers' Certificate, in form and substance satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 12.05. Statements Required in Certificate or Opinion.

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (1) a statement that the person making such certificate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and


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          (4) a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with.

SECTION 12.06. Rules by Trustee, Paying Agent, Registrar.

          The Trustee may make reasonable rules in accordance with the Trustee's customary practices for action by or at a meeting of Securityholders. The Paying Agent or Registrar may make reasonable rules for its functions.

SECTION 12.07. Legal Holidays.

          A "Legal Holiday" used with respect to a particular place of payment is a Saturday, a Sunday or a day on which banking institutions in New York, New York or at such place of payment are not required to be open. If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION 12.08. Governing Law.

          THIS INDENTURE, THE SECURITIES AND THE GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Indenture.

SECTION 12.09. No Adverse Interpretation of Other Agreements.

          This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company, the Guarantors, or any of their Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 12.10. No Recourse Against Others.

          A director, officer, employee, stockholder or Affiliate, as such, of the Company or the Guarantors shall not have any liability for any obligations of the Company or the Guarantors under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. Such waiver and


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release are part of the consideration for the issuance of the Securities.

SECTION 12.11. Successors.

          All agreements of the Company and the Guarantors in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 12.12. Duplicate Originals.

          All parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

SECTION 12.13. Severability.

          In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.


                                ARTICLE THIRTEEN

                             GUARANTEE OF SECURITIES


SECTION 13.01. Unconditional Guarantee.

          Subject to the provisions of this Article Thirteen, each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably guarantees, on a senior basis, except as described in Section 6.12 (such guarantee to be referred to herein as a "Guarantee"), to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Securities or the obligations of the Company or any other Guarantors to the Holders or the Trustee hereunder or thereunder, that: (a) the principal of, premium, if any, and interest on the Securities shall be duly and punctually paid in full when due, whether at maturity, upon redemption at the option of Holders pursuant to the provisions of the Securities relating thereto, by acceleration or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest, if any, on the Securities and all other obligations of the Company or the Guarantors to the Holders or the Trustee hereunder or thereunder (including


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

amounts due the Trustee under Section 7.07 hereof) and all other obligations shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed, or failing performance of any other obligation of the Company to the Holders under this Indenture or under the Securities, for whatever reason, each Guarantor shall be obligated to pay, or to perform or cause the performance of, the same immediately. An Event of Default under this Indenture or the Securities shall constitute an event of default under this Guarantee, and shall entitle the Holders of Securities to accelerate the obligations of the Guarantors hereunder in the same manner and to the same extent as the obligations of the Company.

          Each of the Guarantors hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Company, any action to enforce the same, whether or not a Guarantee is affixed to any particular Security, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each of the Guarantors hereby waives the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Guarantee shall not be discharged except by complete performance of the obligations contained in the Securities, this Indenture and this Guarantee. This Guarantee is a guarantee of payment and not of collection. If any Holder or the Trustee is required by any court or otherwise to return to the Company or to any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or such Guarantor, any amount paid by the Company or such Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between it, on the one hand, and the Holders of Securities and the Trustee, on the other hand, (a) subject to this Article Eleven, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six hereof for the purposes of this Guarantee, notwithstanding any stay, injunction


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or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (b) in the event of any acceleration of such obligations as provided in Article Six hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee.

          No stockholder, officer, director, employee or incorporator, past, present or future, or any Guarantor, as such, shall have any personal liability under this Guarantee by reason of his, her or its status as such stockholder, officer, director, employee or incorporator.

          Each Guarantor that makes a payment or distribution under its Guarantee shall be entitled to a contribution from each other Guarantor in an amount pro rata based on the net assets of each Guarantor, determined in accordance with GAAP.

SECTION 13.02. Limitations on Guarantees.

          The obligations of each Guarantor under its Guarantee are limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under this Indenture, will result in the obligations of such Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under any laws of the United States, any state of the United States, the District of Columbia, the Republic of Peru or the Cayman Islands or any political subdivisions or territories therein or any other jurisdiction under which a Guarantor is organized.

SECTION 13.03. Execution and Delivery of Guarantee.

          To further evidence the Guarantee set forth in Section 13.01, each Guarantor hereby agrees that a notation of such Guarantee, substantially in the form of Exhibit M herein, shall be endorsed on each Security authenticated and delivered by the Trustee. Such Guarantee shall be executed on behalf of each Guarantor by either manual or facsimile signature of two Officers of each Guarantor, each of whom, in each case, shall have been duly authorized to so execute by all requisite corporate action. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Security.


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          Each of the Guarantors hereby agrees that its Guarantee set forth in
Section 13.01 shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Guarantee.

          If an Officer of a Guarantor whose signature is on this Indenture or a Guarantee no longer holds that office at the time the Trustee authenticates the Security on which such Guarantee is endorsed or at any time thereafter, such Guarantor's Guarantee of such Security shall be valid nevertheless.

          The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Guarantee set forth in this Indenture on behalf of each Guarantor.

SECTION 13.04. Release of a Guarantor.

          (a) If no Default exists or would exist under this Indenture, upon the sale or disposition of all of the Capital Stock of a Guarantor by the Company, in a transaction constituting an Asset Sale the Net Cash Proceeds of which are applied in accordance with Section 4.16, or upon the consolidation or merger of a Guarantor with or into any person in compliance with Article Five (in each case, other than to the Company or an Affiliate of the Company), or if any Guarantor is dissolved or liquidated in accordance with this Indenture, such Guarantor's Guarantee shall be released, and such Guarantor and each Subsidiary of such Guarantor that is also a Guarantor shall be deemed released from all obligations under this Article Eleven without any further action required on the part of the Trustee or any Holder. Any Guarantor not so released or the entity surviving such Guarantor, as applicable, shall remain or be liable under its Guarantee as provided in this Article Eleven.

          (b) The Trustee shall deliver an appropriate instrument evidencing the release of a Guarantor upon receipt of a request by the Company or such Guarantor accompanied by an Officers' Certificate and an Opinion of Counsel certifying as to the compliance with this Section 13.04, provided the legal counsel delivering such Opinion of Counsel may rely as to matters of fact on one or more Officers Certificates of the Company.

          The Trustee shall execute any documents reasonably requested by the Company or a Guarantor in order to evidence the release of such Guarantor from its obligations under its Guarantee endorsed on the Securities and under this Article Eleven.


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

          Except as set forth in Articles Four and Five and this Section 13.04, nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

SECTION 13.05. Waiver of Subrogation.

          Until this Indenture is discharged and all of the Securities are discharged and paid in full, each Guarantor hereby irrevocably waives and agrees not to exercise any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of the Company's obligations under the Securities or this Indenture and such Guarantor's obligations under this Guarantee and this Indenture, in any such instance including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, and any right to participate in any claim or remedy of the Holders against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and any amounts owing to the Trustee or the Holders of Securities under the Securities, this Indenture, or any other document or instrument delivered under or in connection with such agreements or instruments, shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Trustee or the Holders and shall forthwith be paid to the Trustee for the benefit of itself or such Holders to be credited and applied to the obligations in favor of the Trustee or the Holders, as the case may be, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 13.05 is knowingly made in contemplation of such benefits.

SECTION 13.06. Immediate Payment.

          Each Guarantor agrees to make immediate payment to the Trustee on behalf of the Holders of all Obligations owing or payable to the respective Holders upon receipt of a demand


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

for payment therefor by the Trustee to such Guarantor in writing.

SECTION 13.07. No Set-Off.

          Each payment to be made by a Guarantor hereunder in respect of the Obligations shall be payable in the currency or currencies in which such Obligations are denominated, and shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

SECTION 13.08. Obligations Continuing.

          The obligations of each Guarantor hereunder shall be continuing and shall remain in full force and effect until all the obligations have been paid and satisfied in full. Each Guarantor agrees with the Trustee that it will from time to time deliver to the Trustee suitable acknowledgments of this continued liability hereunder.

SECTION 13.09. Obligations Reinstated.

          The obligations of each Guarantor hereunder shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment which would otherwise have reduced the obligations of any Guarantor hereunder (whether such payment shall have been made by or on behalf of the Company or by or on behalf of a Guarantor) is rescinded or reclaimed from any of the Holders upon the insolvency, bankruptcy, liquidation or reorganization of the Company or any Guarantor or otherwise, all as though such payment had not been made. If demand for, or acceleration of the time for, payment by the Company is stayed upon the insolvency, bankruptcy, liquidation or reorganization of the Company, all such Indebtedness otherwise subject to demand for payment or acceleration shall nonetheless be payable by each Guarantor as provided herein.

SECTION 13.10. Obligations Not Affected.

          The obligations of each Guarantor hereunder shall not be affected, impaired or diminished in any way by any act, omission, matter or thing whatsoever, occurring before, upon or after any demand for payment hereunder (and whether or not known or consented to by any Guarantor or any of the Holders) which, but for this provision, might constitute a whole or partial defense to a claim against any Guarantor hereunder or might operate to release or otherwise exonerate any Guarantor from any of its obligations hereunder or otherwise affect such


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

obligations, whether occasioned by default of any of the Holders or otherwise.

SECTION 13.11. Waiver.

          Without in any way limiting the provisions of Section 11.01 hereof, each Guarantor hereby waives notice or proof of reliance by the Holders upon the obligations of any Guarantor hereunder, and diligence, presentment, demand for payment on the Company, protest or notice of dishonor of any of the Obligations, or other notice or formalities to the Company of any kind whatsoever.

SECTION 13.12. No Obligation To Take Action Against the Company.

          Neither the Trustee nor any other person shall have any obligation to enforce or exhaust any rights or remedies or to take any other steps under any security for the Obligations or against the Company or any other person or any property of the Company or any other person before the Trustee is entitled to demand payment and performance by any or all Guarantors of their liabilities and obligations under their Guarantees or under this Indenture.

SECTION 13.13. Dealing with the Company and Others.

          The Holders, without releasing, discharging, limiting or otherwise affecting in whole or in part the obligations and liabilities of any Guarantor hereunder and without the consent of or notice to any Guarantor, may

          (a) grant time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Company or any other person;

          (b) take or abstain from taking security or collateral from the Company or from perfecting security or collateral of the Company;

          (c) release, discharge, compromise, realize, enforce or otherwise deal with or do any act or thing in respect of (with or without consideration) any and all collateral, mortgages or other security given by the Company or any third party with respect to the obligations or matters contemplated by this Indenture or the Securities;

          (d) accept compromises or arrangements from the Company;


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          (e) apply all monies at any time received from the Company or from any security upon such part of the Obligations as the Holders may see fit or change any such application in whole or in part from time to time as the Holders may see fit; and

          (f) otherwise deal with, or waive or modify their right to deal with, the Company and all other persons and any security as the Holders or the Trustee may see fit.

SECTION 13.14. Default and Enforcement.

          If any Guarantor fails to pay in accordance with Section 13.06 hereof, the Trustee may proceed in its name as trustee hereunder in the enforcement of the Guarantee of any such Guarantor and such Guarantor's obligations thereunder and hereunder by any remedy provided by law, whether by legal proceedings or otherwise, and to recover from such Guarantor the obligations.

SECTION 13.15. Amendment, Etc.

          No amendment, modification or waiver of any provision of this Indenture relating to any Guarantor or consent to any departure by any Guarantor or any other person from any such provision will in any event be effective unless it is signed by such Guarantor and the Trustee.

SECTION 13.16. Acknowledgment.

          Each Guarantor hereby acknowledges communication of the terms of this Indenture and the Securities and consents to and approves of the same.

SECTION 13.17. Costs and Expenses.

          Each Guarantor shall pay on demand by the Trustee any and all costs, fees and expenses (including, without limitation, legal fees on a solicitor and client basis) incurred by the Trustee, its agents, advisors and counsel or any of the Holders in enforcing any of their rights under any Guarantee.

SECTION 13.18. No Waiver; Cumulative Remedies.

          No failure to exercise and no delay in exercising, on the part of the Trustee or the Holders, any right, remedy, power or privilege hereunder or under this Indenture or the Securities, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under this Indenture or the Securities preclude


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any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges in the Guarantee and under this Indenture, the Securities and any other document or instrument between a Guarantor and/or the Company and the Trustee are cumulative and not exclusive of any rights, remedies, powers and privilege provided by law.

SECTION 13.19. Survival of Obligations.

          Without prejudice to the survival of any of the other obligations of each Guarantor hereunder, the obligations of each Guarantor under Section 13.01 and shall be enforceable against such Guarantor without regard to and without giving effect to any right of offset or counterclaim available to or which may be asserted by the Company or any Guarantor.

SECTION 13.20. Guarantee in Addition to Other Obligations.

          The obligations of each Guarantor under its Guarantee and this Indenture are in addition to and not in substitution for any other obligations to the Trustee or to any of the Holders in relation to this Indenture or the Securities (including the Purchase Agreement, the Registration Rights Agreement and the Collateral Documents).

SECTION 13.21. Severability.

          Any provision of this Article Thirteen which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction unless its removal would substantially defeat the basic intent, spirit and purpose of this Indenture and this Article Thirteen.

SECTION 13.22. Successors and Assigns.

          Each Guarantee shall be binding upon and inure to the benefit of each Guarantor and the Trustee and the other Holders and their respective successors and permitted assigns, except that no Guarantor may assign any of its obligations hereunder or thereunder.

                  [Remainder of Page Intentionally Left Blank]

                                   SIGNATURES


          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

                                        THE DOE RUN RESOURCES CORPORATION,
                                        as Issuer


                                        By:/s/ Marvin K. Kaiser
                                           ------------------------------------
                                            Name:  Marvin K. Kaiser
                                            Title: Vice President and Chief
                                                   Financial Officer


                                        FABRICATED PRODUCTS, INC.,
                                        as Guarantor


                                        By:/s/ Marvin K. Kaiser
                                           ------------------------------------
                                            Name:  Marvin K. Kaiser
                                            Title: Vice President--Finance


                                        DOE RUN MINING S.R.L.,
                                        as Guarantor


                                        By:/s/ Marvin K. Kaiser
                                           ------------------------------------
                                            Name:  Marvin K. Kaiser
                                            Title: Finance Manager


                                        DOE RUN PERU S.R.L.,
                                        as Guarantor


                                        By:/s/ Marvin K. Kaiser
                                           ------------------------------------
                                            Name:  Marvin K. Kaiser
                                            Title: Finance Manager


                                        DOE RUN CAYMAN LTD.,
                                        as Guarantor


                                        By:/s/ Marvin K. Kaiser
                                           ------------------------------------
                                            Name:  Marvin K. Kaiser
                                            Title: Vice President

                                        DOE RUN AIR S.A.C.,
                                        as Guarantor


                                        By:/s/ Marvin K. Kaiser
                                           ------------------------------------
                                            Name:  Marvin K. Kaiser
                                            Title: Attorney-in-Fact


                                        DOE RUN DEVELOPMENT S.A.C.,
                                        as Guarantor


                                        By:/s/ Marvin K. Kaiser
                                           ------------------------------------
                                            Name:  Marvin K. Kaiser
                                            Title: Attorney-in-Fact


                                        STATE STREET BANK AND TRUST COMPANY,
                                        as Trustee


                                        By:/s/ Robert L. Reynolds
                                           ------------------------------------
                                            Name:  Robert L. Reynolds
                                            Title: Vice President

                                                                       Exhibit A

                             [FORM OF SERIES A NOTE]


OID LEGEND TO BE INSERTED
ON THE FACE OF THE NOTE:

          FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND THE RULES AND REGULATIONS THEREUNDER, THIS NOTE IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT; FOR EACH $1,000 PRINCIPAL AMOUNT OF THIS NOTE, (1) THE ISSUE PRICE IS $894.25; (2) THE AMOUNT OF THE ORIGINAL ISSUE DISCOUNT IS $105.75; (3) THE ISSUE DATE IS SEPTEMBER 1, 1998; AND (4) THE YIELD TO MATURITY (COMPOUNDED SEMI-ANNUALLY) IS 13.750%.

[If a restricted security, then insert -- THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT OR (C) IT IS AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT (AN "ACCREDITED INVESTOR"), (2) AGREES THAT IT WILL NOT PRIOR TO THE DATE THAT IS TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER THEREOF OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUST FOR THIS SECURITY), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY,

IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

[If a Temporary Regulation S Global Security, then insert -- THIS SECURITY IS A TEMPORARY REGULATION S GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREINAFTER. EXCEPT IN THE CIRCUMSTANCES DESCRIBED IN SECTION 2.06 OF THE INDENTURE, INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY MAY NOT BE OFFERED OR SOLD TO A U.S. PERSON OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON PRIOR TO THE EXPIRATION OF THE RESTRICTED PERIOD (AS DEFINED IN THE INDENTURE), AND NO TRANSFER OR EXCHANGE OF AN INTEREST IN THIS TEMPORARY REGULATION S GLOBAL SECURITY MAY BE MADE FOR AN INTEREST IN A RESTRICTED GLOBAL SECURITY OR IN A PERMANENT REGULATION S GLOBAL SECURITY UNTIL AFTER THE LATER OF THE DATE OF EXPIRATION OF THE RESTRICTED PERIOD AND THE DATE ON WHICH THE OWNER SECURITIES CERTIFICATION AND THE DEPOSITORY SECURITIES CERTIFICATION RELATING TO SUCH INTEREST HAVE BEEN PROVIDED IN ACCORDANCE WITH THE TERMS OF THE INDENTURE, TO THE EFFECT THAT THE BENEFICIAL OWNER OR OWNERS OF SUCH INTEREST ARE NOT U.S. PERSONS.]

          [If a Permanent Regulation S Security, then insert -- THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, OR DELIVERED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON, UNLESS THE SECURITIES ARE REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF IS AVAILABLE.]

                        THE DOE RUN RESOURCES CORPORATION

                           11 1/4% Senior Secured Note
                               due 2005, Series A


                                                  CUSIP No.

No.                                                        $

          The Doe Run Resources Corporation, a New York corporation (the "Company," which term includes any successor entity), for value received
promises to pay to           or registered assigns, the principal sum
of      Dollars, on March 15, 2005.

          Interest Payment Dates: March 15 and September 15

          Record Dates: March 1 and September 1

          Reference is made to the further provisions of this Security contained herein, which will for all purposes have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers.

Dated:  September 1, 1998

                                        THE DOE RUN RESOURCES CORPORATION


                                        By:
                                             ----------------------------------
                                             Name:
                                             Title:


                                        By:
                                             ----------------------------------
                                             Name:
                                             Title:

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION


          This is one of the Series A Notes described in the within-mentioned Indenture.

                                        STATE STREET BANK AND TRUST COMPANY,
                                        as Trustee


                                        By:
                                             ----------------------------------
                                             Authorized Signatory

                        THE DOE RUN RESOURCES CORPORATION

                           11 1/4% Senior Secured Note
                               due 2005, Series A


1.   Interest.

          THE DOE RUN RESOURCES CORPORATION, a New York corporation (the "Company"), promises to pay cash interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semi-annually in arrears on March 15 and September 15 of each year (the "Interest Payment Date"), commencing September 15, 1998. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          Commencing on the 91st day after the Issue Date, the interest rate on the aggregate principal amount of the Securities shall increase by 1.0% per annum for each 90-day period that the Securities are not secured by all of the Collateral pursuant to the Collateral Documents; provided that the interest rate on the Securities shall in no event exceed 18 1/4% per annum and upon the date that the Securities are so secured, such additional interest shall cease to accrue.

          The Company shall pay interest on overdue principal and interest on overdue installments of interest, to the extent lawful, at a rate equal to 13.25% per annum.

2.   Method of Payment.

          The Company shall pay interest on the Securities (except defaulted interest) to the persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Securities are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by wire transfer of Federal funds, or interest by its check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address. Notwithstanding the foregoing, the Company shall pay or cause to be paid all amounts payable with respect to Restricted Securities or non-DTC eligible Securities by wire transfer of Federal funds to the account of the Holders of such Securities. If this Security is a Global Security, all payments in respect of this Security will be made to the Depository or its nominee in immediately available funds in accordance with customary procedures established from time to time by the Depository.

3.   Paying Agent and Registrar.

          Initially, STATE STREET BANK AND TRUST COMPANY (the "Trustee"), will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to the Holders.

4.   Indenture.

          The Company issued the Securities under an Indenture, dated as of September 1, 1998 (the "Indenture"), by and among the Company, the Guarantors and the Trustee. This Security is one of a duly authorized issue of Securities of the Company designated as its 11 1/4% Senior Secured Notes due 2005, Series A (the "Series A Notes"), limited (except as otherwise provided in the Indenture) in aggregate principal amount to $50,000,000. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and said Act for a statement of them. The Securities are general obligations of the Company limited in aggregate principal amount to $50,000,000.

5.   Registration Rights.

          Pursuant to the Registration Rights Agreement by and between the Company, the Guarantors and the Initial Purchaser of the Series A Notes, the Company and the Guarantors will be obligated to consummate an exchange offer pursuant to which the Holder of this Security shall have the right to exchange this Security for 11 1/4% Senior Secured Notes due 2005, Series B, of the Company (the "Series B Notes"), which have been registered under the Securities Act, in like principal amount and having identical terms as the Series A Notes. The Holders of Series A Notes shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

6.   Optional Redemption.

          The Securities will be subject to redemption, in whole or in part, at the option of the Company, at any time on or after March 15, 2002, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued interest to the redemption date, if redeemed during the 12-month period beginning on March 15 of the years indicated below:


          Year                                                Percentage
          ----                                                ----------
          2002.............................................   105.625%
          2003.............................................   102.813%
          2004 and thereafter..............................   100.000%


          In addition, at any time prior to March 15, 2001, the Company may redeem up to 35% of the Notes with the proceeds of one or more Equity Offerings at a redemption price (expressed as a percentage of principal amount) of 111.25% plus accrued interest to the redemption date; provided that at least 65% of the Notes remains outstanding immediately after any such redemption. In order to effect the foregoing redemption with the proceeds of any Equity Offering, the Company shall make such redemption not more than 120 days after the consummation of any such Equity Offering. "Equity Offering" means an offering of Qualified Capital Stock of the Company (other than any Subsidiary of the Company).

7.   Notice of Redemption.

          Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at such Holder's registered address. Securities in denominations larger than $1,000 may be redeemed in part.

          Except as set forth in the Indenture, from and after any Redemption Date, if monies for the redemption of the Securities called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Company defaults in the payment of such Redemption Price, the Securities called for redemption will cease to bear interest and the only right of the Holders of such Securities will be to receive payment of the Redemption Price.

8.   Change of Control Offer.

          Upon the occurrence of a Change of Control, upon the satisfaction of the conditions set forth in the Indenture, the Company shall be required to offer to purchase all of the then outstanding Securities pursuant to a Change of Control Offer at a purchase price equal to 101% of the principal amount thereof plus accrued interest, if any, to the date of purchase. Holders of Securities which are the subject of such an offer to repurchase shall receive an offer to repurchase and may elect to have such Securities repurchased in accordance with the provisions of the Indenture pursuant to and in accordance with the terms of the Indenture.

9.   Limitation on Disposition of Assets.

          Under certain circumstances, the Company is required to apply the net proceeds from Asset Sales to repurchase Securities at a price equal to 100% of the aggregate principal amount thereof, plus accrued interest to the date of purchase.

10.  Collateral Documents.

          In order to secure the due and punctual payment of the principal of and interest on the Securities and all other amounts payable by the Company under the Indenture and the Securities when and as the same will be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Company has granted, and will grant, security interests in and Liens on the Collateral owned by it to the Trustee for the benefit of the Holders of Securities pursuant to the Indenture and the Collateral Documents. The Securities will be secured by Liens on and security interests in the Collateral with the priority contemplated in Section 10.01(a) of the Indenture and are subject to certain permitted encumbrances.

          Each Holder, by accepting a Security, agrees to all of the terms and provisions of the Collateral Documents, as the same may be amended from time to time pursuant to the respective provisions thereof and the Indenture.

          The Trustee and each Holder acknowledge that a release of any of the Collateral or any Lien strictly in accordance with the terms and provisions of the Collateral Documents and the terms and provisions of the Indenture will not be deemed for any purpose to be an impairment of the security under the Indenture.

11.  Denominations; Transfer; Exchange.

          The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities or portions thereof selected for redemption. No service charge shall be made for any registration of transfer or exchange or redemption of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

12.  Persons Deemed Owners.

          The registered Holder of a Security shall be treated as the owner of it for all purposes.

          With respect to Global Securities, the Depository may grant proxies and otherwise authorize Holders of Book-Entry Securities to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a Holder of a Security is entitled to give or take under the Indenture.

13.  Unclaimed Money.

          If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company at its request. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

14.  Discharge Prior to Redemption or Maturity.

          The Company's obligations pursuant to the Indenture will be discharged, except for obligations pursuant to certain sections thereof, subject to the terms of the Indenture, upon the payment of all the Securities or upon the irrevocable deposit with the Trustee of money or U.S. Government Obligations sufficient to pay when due principal of, and premium, if any, and interest on the Securities to maturity or redemption, as the case may be.

15.  Amendment; Supplement; Waiver.

          Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend, waive or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Securities in addition to or in place of certificated Securities, comply with Article Five of the Indenture or comply with any requirements of the SEC in connection with the qualification of the Indenture under the TIA, or make any other change that does not adversely affect the rights of any Holder of a Security.

16.  Restrictive Covenants.

          The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, incur additional Indebtedness or Liens, make payments in respect of its Capital Stock and merge or consolidate with any other person and sell, lease, transfer or otherwise dispose of substantially all of certain of its properties or assets. The limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

17.  Successors.

          When a successor assumes all the obligations of its predecessor under the Securities and the Indenture, the predecessor will be released from those obligations.

18.  Defaults and Remedies.

          If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Securities unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Securities then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of any continuing Default or Event of Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interest.

19.  Trustee Dealings with Company.

          The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company, the Guarantors, their Subsidiaries or their respective Affiliates as if it were not the Trustee.

20.  No Recourse Against Others.

          No stockholder, director, officer, employee or incorporator, as such, of the Company or the Guarantors shall have any liability for any obligation of the Company or the Guarantors under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

21.  Authentication.

          This Security shall not be valid until the Trustee or authenticating agent manually signs the certificate of authentication on this Security.

22.  Governing Law.

          The Laws of the State of New York shall govern this Security and the Indenture.

23.  Abbreviations and Defined Terms.

          Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

24.  CUSIP Numbers.

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company will cause CUSIP numbers to be printed on the Securities immediately prior to the qualification of the Indenture under the TIA as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

25.  Guarantees.

          This Security will be entitled to the benefits of certain Guarantees made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

26.  Indenture.

          Each Holder, by accepting a Security, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

          The Company will furnish to any Holder of a Security upon written request and without charge a copy of the Indenture. Requests may be made to: THE DOE RUN RESOURCES CORPORATION, 1801 Park 270 Drive, St. Louis, Missouri 63146,
Attn.: Chief Financial Officer.

27.  Certain Information Obligations.

          At any time when the Company is not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, upon the request of a Holder of a Series A Fixed Rate Note, the Company will promptly furnish or cause to be furnished such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) to such Holder or to a prospective purchaser of such Series A Fixed Rate Security designated by such Holder, as the case may be, in order to permit compliance by such Holder with Rule 144A under the Securities Act.

          [The form of reverse of a Temporary Regulation S Global Security shall be as set forth below --

          Until this Temporary Regulation S Global Security is exchanged for a Permanent Regulation S Global Security, the Holder hereof shall not be entitled to receive payments of interest hereon; until so exchanged in full, this Temporary Regulation S Global Security shall in all other respects be entitled to the same benefits as other Securities under the Indenture.

          This Temporary Regulation S Global Security is exchangeable in whole or in part for one or more Permanent Regulation S Global Securities or Restricted Global Securities only (i) on or after the expiration of the Restricted Period and (ii) upon presentation of certificates (accompanied by an Opinion of Counsel, if applicable) required by Article II of the Indenture. Upon exchange of this Temporary Regulation S Global Security for one or more Permanent Regulation S Global Securities or Restricted Global Securities, the Trustee shall cancel this Temporary Regulation S Global Security.

          This Temporary Regulation S Global Security shall not become valid or obligatory until the certificate of authentication hereon shall have been duly manually signed by the Trustee in accordance with the Indenture. This Temporary Regulation S Global Security shall be governed by and construed in accordance with the laws of the State of New York.

                   SCHEDULE OF EXCHANGES FOR GLOBAL SECURITIES

          The following exchanges of a part of this Temporary Regulation S Global Security for other Global Securities have been made:


                      Amount of          Amount of       Principal Amount of
                     decrease in        increase in          this Global       Signature of
                   Principal Amount   Principal Amount    Security following    authorized
                    of this Global    of this Global      such decrease (or     officer of
Date of Exchange       Security          Security            increase)           Trustee
----------------   ----------------   ----------------   -------------------   ------------


                              [FORM OF ASSIGNMENT]


I or we assign this Security to

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
             (Print or type name, address and zip code of assignee)

Please insert Social Security or other
   identifying number of assignee

----------------------------------------

and irrevocably appoint _______________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated:____________________ Signed:_____________________________________________

--------------------------------------------------------------------------------
                      (Sign exactly as your name appears on
                           the front of this Security)

Signature Guarantee:
                    ------------------------------------------------------------

                      [OPTION OF HOLDER TO ELECT PURCHASE]


          If you want to elect to have this Security purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, check the appropriate box:

                    Section 4.15 [     ]
                    Section 4.16 [     ]

          If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, state the amount:

                                        $

Date:__________                         Signature:_____________________________
                                        (Sign exactly as your
                                        name appears on the front
                                        of this Security)


Signature Guarantee:
                    ------------------------------------------------------------

                                                                       EXHIBIT B


                             [FORM OF SERIES B NOTE]


OID LEGEND TO BE INSERTED
ON THE FACE OF THE NOTE:

          FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND THE RULES AND REGULATIONS THEREUNDER, THIS NOTE IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT; FOR EACH $1,000 PRINCIPAL AMOUNT OF THIS NOTE, (1) THE ISSUE PRICE IS $894.25; (2) THE AMOUNT OF THE ORIGINAL ISSUE DISCOUNT IS $105.75; (3) THE ISSUE DATE IS SEPTEMBER 1, 1998; AND (4) THE YIELD TO MATURITY (COMPOUNDED SEMI-ANNUALLY) IS 13.750%.


                        THE DOE RUN RESOURCES CORPORATION
                           11 1/4% Senior Secured Note
                               due 2005, Series B


                                                  CUSIP No.

No.                                                         $

          THE DOE RUN RESOURCES CORPORATION, a New York corporation (the "Company," which term includes any successor entity), for value received promises to pay to or registered assigns, the principal sum of Dollars, on March 15, 2005.

          Interest Payment Dates: March 15 and September 15

          Record Dates: March 1 and September 1

          Reference is made to the further provisions of this Security contained herein, which will for all purposes have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers.

Dated:

                                        THE DOE RUN RESOURCES CORPORATION


                                        By:
                                            -----------------------------------
                                             Name:
                                             Title:


                                        By:
                                            -----------------------------------
                                            Name:
                                            Title:

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION


          This is one of the Series B Notes described in the within-mentioned Indenture.

                                        STATE STREET BANK AND TRUST COMPANY,
                                        as Trustee


                                        By:
                                            -----------------------------------
                                            Authorized Signatory

                        THE DOE RUN RESOURCES CORPORATION

                           11 1/4% Senior Secured Note
                               due 2005, Series B


1.   Interest.

          THE DOE RUN RESOURCES CORPORATION, a New York corporation (the "Company"), promises to pay cash interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semi-annually in arrears on March 15 and September 15 of each year (the "Interest Payment Date"), commencing September 15, 1998. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          Commencing on the 91st day after the Issue Date, the interest rate on the aggregate principal amount of the Securities shall increase by 1.0% per annum for each 90-day period that the Securities are not secured by all of the Collateral pursuant to the Collateral Documents; provided that the interest rate on the Securities shall in no event exceed 18 1/4% per annum and upon the date that the Securities are so secured, such additional interest shall cease to accrue.

          The Company shall pay interest on overdue principal and interest on overdue installments of interest, to the extent lawful, at a rate equal to 13.25% per annum.

2.   Method of Payment.

          The Company shall pay interest on the Securities (except defaulted interest) to the persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Securities are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by wire transfer of Federal funds, or interest by its check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

3.   Paying Agent and Registrar.

          Initially, STATE STREET BANK AND TRUST COMPANY (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to the Holders.

4.   Indenture.

          The Company issued the Securities under an Indenture, dated as of September 1, 1998 (the "Indenture"), by and among the Company, the Guarantors and the Trustee. This Security is one of a duly authorized issue of Securities of the Company designated as its 11 1/4% Senior Secured Notes due 2005, Series B (the "Series B Notes"), limited (except as otherwise provided in the Indenture) in aggregate principal amount to $50,000,000. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and said Act for a statement of them. The Securities are general obligations of the Company limited in aggregate principal amount to $50,000,000.

5.   Exchange Offer.

          The Series B Notes were issued pursuant to an exchange offer pursuant to which 11 1/4% Senior Secured Notes due 2005, Series A, of the Company (the "Series A Notes"), in like principal amount and having substantially identical terms as the Series B Notes, were exchanged for the Series B Notes. The Series A Notes and the Series B Notes are together referred to herein as the "Securities."

6.   Optional Redemption.

          The Securities will be subject to redemption, in whole or in part, at the option of the Company, at any time on or after March 15, 2002, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued interest to the redemption date, if redeemed during the 12-month period beginning on March 15 of the years indicated below:


     Year                                                       Percentage
     ----                                                       ----------
     2002.....................................................   105.625%
     2003.....................................................   102.813%
     2004 and thereafter......................................   100.000%


          In addition, at any time prior to March 15, 2001, the Company may redeem up to 35% of the Notes with the proceeds of one or more Equity Offerings at a redemption price (expressed as a percentage of principal amount) of 111.25% plus accrued interest to the redemption date; provided that at least 65% of the Notes remains outstanding immediately after any such redemption. In order to effect the foregoing redemption with the proceeds of any Equity Offering, the Company shall make such redemption not more than 120 days after the consummation of any such Equity Offering. "Equity Offering" means an offering of Qualified Capital Stock of the Company (other than any Subsidiary of the Company).

7.   Notice of Redemption.

          Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at such Holder's registered address. Securities in denominations larger than $1,000 may be redeemed in part.

          Except as set forth in the Indenture, from and after any Redemption Date, if monies for the redemption of the Securities called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Company defaults in the payment of such Redemption Price, the Securities called for redemption will cease to bear interest and the only right of the Holders of such Securities will be to receive payment of the Redemption Price.

8.   Change of Control Offer.

          Upon the occurrence of a Change of Control, upon the satisfaction of the conditions set forth in the Indenture, the Company shall be required to offer to purchase all of the then outstanding Securities pursuant to a Change of Control Offer at a purchase price equal to 101% of the principal amount thereof plus accrued interest, if any, to the date of purchase. Holders of Securities which are the subject of such an offer to repurchase shall receive an offer to repurchase and may elect to have such Securities repurchased in accordance with the provisions of the Indenture pursuant to and in accordance with the terms of the Indenture.

9.   Limitation on Disposition of Assets.

          Under certain circumstances, the Company is required to apply the net proceeds from Asset Sales to repurchase Securities at a price equal to 100% of the aggregate principal amount thereof, plus accrued interest to the date of purchase.

10.  Collateral Documents.

          In order to secure the due and punctual payment of the principal of and interest on the Securities and all other amounts payable by the Company under the Indenture and the Securities when and as the same will be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Company has granted security interests in and Liens on the Collateral owned by it to the Trustee for the benefit of the Holders of Securities pursuant to the Indenture and the Collateral Documents. The Securities will be secured by Liens on and security interests in the Collateral with the priority contemplated in Section 10.01(a) of the Indenture and are subject to certain permitted encumbrances.

          Each Holder, by accepting a Security, agrees to all of the terms and provisions of the Collateral Documents, as the same may be amended from time to time pursuant to the respective provisions thereof and the Indenture.

          The Trustee and each Holder acknowledge that a release of any of the Collateral or any Lien strictly in accordance with the terms and provisions of the Collateral Documents and the terms and provisions of the Indenture will not be deemed for any purpose to be an impairment of the security under the Indenture.

11.  Denominations; Transfer; Exchange.

          The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities or portions thereof selected for redemption. No service charge shall be made for any registration of transfer or exchange or redemption of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

12.  Persons Deemed Owners.

          The registered Holder of a Security shall be treated as the owner of it for all purposes.

          With respect to Global Securities, the Depository may grant proxies and otherwise authorize Holders of Book-Entry Securities to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a Holder of a Security is entitled to give or take under the Indenture.

13.  Unclaimed Money.

          If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company at its request. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

14.  Discharge Prior to Redemption or Maturity.

          The Company's obligations pursuant to the Indenture will be discharged, except for obligations pursuant to certain sections thereof, subject to the terms of the Indenture, upon the payment of all the Securities or upon the irrevocable deposit with the Trustee of money or U.S. Government Obligations sufficient to pay when due principal of, and premium, if any, and interest on the Securities to maturity or redemption, as the case may be.

15.  Amendment; Supplement; Waiver.

          Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend, waive or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Securities in addition to or in place of certificated Securities, comply with Article Five of the Indenture or comply with any requirements of the SEC in connection with the qualification of the Indenture under the TIA, or make any other change that does not adversely affect the rights of any Holder of a Security.

16.  Restrictive Covenants.

          The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, incur additional Indebtedness or Liens, make payments in respect of its Capital Stock and merge or consolidate with any other person and sell, lease, transfer or otherwise dispose of substantially all of certain of its properties or assets. The limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

17.  Successors.

          When a successor assumes all the obligations of its predecessor under the Securities and the Indenture, the predecessor will be released from those obligations.

18.  Defaults and Remedies.

          If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Securities unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Securities then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of any continuing Default or Event of Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interest.

19.  Trustee Dealings with Company.

          The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company, the Guarantors, their Subsidiaries or their respective Affiliates as if it were not the Trustee.

20.  No Recourse Against Others.

          No stockholder, director, officer, employee or incorporator, as such, of the Company or the Guarantors shall have any liability for any obligation of the Company or the Guarantors under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

21.  Authentication.

          This Security shall not be valid until the Trustee or authenticating agent manually signs the certificate of authentication on this Security.

22.  Governing Law.

          The Laws of the State of New York shall govern this Security and the Indenture.

23.  Abbreviations and Defined Terms.

          Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

24.  CUSIP Numbers.

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company will cause CUSIP numbers to be printed on the Securities immediately prior to the qualification of the Indenture under the TIA as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

25.  Guarantees.

          This Security will be entitled to the benefits of certain Guarantees made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

26.  Indenture.

          Each Holder, by accepting a Security, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

          The Company will furnish to any Holder of a Security upon written request and without charge a copy of the Indenture. Requests may be made to: THE DOE RUN RESOURCES CORPORATION, 1801 Park 270 Drive, St. Louis, Missouri 63146,
Attn.: Chief Financial Officer.

                              [FORM OF ASSIGNMENT]


I or we assign this Security to

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
             (Print or type name, address and zip code of assignee)

Please insert Social Security or other
   identifying number of assignee

---------------------------------------

and irrevocably appoint _______________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated:                     Signed:
      --------------------        ----------------------------------------------


--------------------------------------------------------------------------------
             (Sign exactly as your name appears on
                 the front of this Security)

Signature Guarantee:
                    ------------------------------------------------------------

                      [OPTION OF HOLDER TO ELECT PURCHASE]


          If you want to elect to have this Security purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, check the appropriate box:

               Section 4.15 [     ]
               Section 4.16 [     ]

          If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, state the amount:

                                        $

Date:                                   Signature:
     -----------------------------                -----------------------------
                                                  (Sign exactly as your name
                                                  appears on the front
                                                  of this Security)


Signature Guarantee:
                    ------------------------------------------------------------

                                                                       EXHIBIT C


                    FORM OF LEGEND FOR BOOK-ENTRY SECURITIES


          Any Global Security authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Security) in substantially the following form:

          THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                                                       EXHIBIT D


                       Transferee Letter of Representation


The Doe Run Resources Corporation
1801 Park 270 Drive
St. Louis, Missouri 63146
Attn.: Chief Financial Officer


Dear Sirs:

          In connection with our proposed purchase of $50,000,000 aggregate principal amount of the 11 1/4% Senior Secured Notes due 2005, Series A and 11 1/4% Senior Secured Notes due 2005, Series B (the "Securities") of The Doe Run Resources Corporation, a New York corporation (the "Company"), we confirm that:

          1. We understand that the Securities have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Securities to offer, sell or otherwise transfer such Securities prior to the date which is three years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Securities (or any predecessor thereto) (the "Resale Restriction Termination Date") only (a) to the Company, (b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) so long as the Securities are eligible for resale pursuant to Rule 144A under the Securities Act, to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a "QIB") that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional "accredited investor" within the meaning of subparagraph
(a)(1), (2), (3) or (7) of Rule 501 under the Securities Act that is purchasing for his own account or for the account of such an institutional "accredited investor," in each case in a minimum principal amount of Securities of $500,000,
(f) in an offshore transaction pursuant to Regulation S of the Securities Act or
(g) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and to compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Securities is proposed to be made pursuant to clause
(e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Trustee, which shall provide, among other things, that the transferee is an institutional "accredited investor" within the meaning of subparagraph (a)(1),
(2), (3) or (7) of Rule 501 under the Securities Act and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to any offer, sale or other transfer prior to the Resale Restriction Termination Date of the Securities pursuant to clause (c), (d) or
(f) above to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company and the Trustee.

          2. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) purchasing for our own account or for the account of such an institutional "accredited investor," and we are acquiring the Securities for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act and we have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

          3. We are acquiring at least $500,000 principal amount of the Securities and we are acquiring the Securities purchased by us for our own account or for one or more accounts as to each of which we exercise sole investment discretion.

          4. You are entitled to rely upon this letter and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                        Very truly yours,


                                        ---------------------------------------
                                             (Name of Purchaser)


                                        By:
                                             ----------------------------------
                                        Date:
                                             ----------------------------------

          Upon transfer the Securities would be registered in the name of the new beneficial owner as follows:

                                        Name:
                                             ----------------------------------

                                        Address:
                                             ----------------------------------

                                        Taxpayer ID Number:
                                                           --------------------

                                                                       EXHIBIT E


                [FORM OF CERTIFICATION TO BE GIVEN BY HOLDERS OF
                       BENEFICIAL INTEREST IN A TEMPORARY
                          REGULATION S GLOBAL SECURITY
                             TO EUROCLEAR OR CEDEL]


                         OWNER SECURITIES CERTIFICATION
                        THE DOE RUN RESOURCES CORPORATION


                      11 1/4% Senior Secured Notes due 2005
                                 CUSIP No.______


          Reference is hereby made to the Indenture, dated as of September 1, 1998 (the "Indenture"), by and among The Doe Run Resources Corporation, a New York corporation, as issuer, the Guarantors named therein, and State Street Bank and Trust Company, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          This is to certify that, as of the date hereof, $_____________ of the above-captioned Securities (the "Securities") are beneficially owned by non-U.S. person(s). As used in this paragraph, the term "U.S. person" has the meaning given to it by Regulation S under the Securities Act of 1933, as amended.

          We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Securities held by you for our account in accordance with your operating procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

          We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceedings. This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Initial Purchaser.

                             Dated: __________, ____


                             By:___________________________
                             As, or as agent for, the beneficial
                             owner(s) of the Securities to which this
                             certificate relates.

                                                                       EXHIBIT F


                       [FORM OF CERTIFICATION TO BE GIVEN
                          BY THE EUROCLEAR OPERATOR OR
                          CEDEL BANK, SOCIETE ANONYME]

                       DEPOSITORY SECURITIES CERTIFICATION
                        THE DOE RUN RESOURCES CORPORATION

                      11 1/4% Senior Secured Notes due 2005
                               CUSIP No. ________


Reference is hereby made to the Indenture, dated as of September 1, 1998 (the "Indenture"), by and among The Doe Run Resources Corporation., a New York corporation, as issuer, the Guarantors named therein, and State Street Bank and Trust Company, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This is to certify that, with respect to U.S.$           principal amount of the
above-captioned Securities (the "Securities"), except as set forth below, we have received in writing, by tested telex or by electronic transmission, from member organizations appearing in our records as persons being entitled to a portion of the principal amount of the Securities (our "Member Organizations"), certifications with respect to such portion, substantially to the effect set forth in the Indenture.*

We further certify (i) that we are not making available herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) any portion of the Temporary Regulation S Global Security (as defined in the Indenture) excepted in such certifications and (ii) that as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by such Member Organizations with respect to any portion of the part submitted herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) are no longer true and cannot be relied upon as of the date hereof.


----------

* Unless Morgan Guaranty Trust Company of New York, London Branch is otherwise informed by the Agent, the long form certificate set out in the Operating Procedures will be deemed to meet the requirements of this sentence.

We understand that this certification is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings. This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Initial Purchaser.

                                        Dated: ___________, ____


                                        Yours faithfully,


                                        MORGAN GUARANTY TRUST COMPANY OF
                                        NEW YORK, as operator of the
                                        Euroclear System

                                        or

                                        [CEDEL BANK, SOCIETE ANONYME]


                                        By:
                                            -----------------------------------

                                                                       EXHIBIT G


                      [FORM OF CERTIFICATION TO BE GIVEN BY
                     TRANSFEREE OF BENEFICIAL INTEREST IN A
                     TEMPORARY REGULATION S GLOBAL SECURITY]

                       TRANSFEREE SECURITIES CERTIFICATION

                       THE DOE RUN RESOURCES CORPORATION.

                      11 1/4% Senior Secured Notes due 2005
                               CUSIP No._________


Reference is hereby made to the Indenture, dated as of September 1, 1998 (the "Indenture"), by and among The Doe Run Resources Corporation., a New York corporation, as issuer, the Guarantors named therein, and State Street Bank and Trust Company, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

For purposes of acquiring a beneficial interest in the Temporary Regulation S Global Security, the undersigned certifies that it is not a U.S. person as defined by Regulation S under the Securities Act of 1933, as amended.

We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Securities held by you in which we intend to acquire a beneficial interest in accordance with your operating procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding. This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Initial Purchaser.

                                        Dated: _____________, ____

                                        By:
                                            ----------------------------------
                                        As, or as agent for, the beneficial
                                        acquiror of the Securities to which this
                                        certificate relates.

                                                                      EXHIBIT H


                      FORM OF CERTIFICATION FOR TRANSFER OR
                     EXCHANGE OF RESTRICTED GLOBAL SECURITY
                    TO TEMPORARY REGULATION S GLOBAL SECURITY


State Street Bank and Trust Company
as Trustee
Goodwin Square
225 Asylum, 23rd Floor
Hartford, CT  06103


Attention:  Corporate Trust Administration

            Re: The Doe Run Resources Corporation
                11 1/4% Senior Secured Notes due 2005
                (the "Securities")

          Reference is hereby made to the Indenture, dated as of September 1, 1998 (the "Indenture"), by and among The Doe Run Resources Corporation, a New York corporation, as issuer, the Guarantors named therein and State Street Bank and Trust Company, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          This letter relates to U.S. $_____________ aggregate principal amount of Securities which are held in the form of the Restricted Global Security (CUSIP No. ) with the Depository in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Securities to a person who will take delivery thereof in the form of an equal aggregate principal amount of Securities evidenced by the
Temporary Regulation S Global Security (CUSIP No.          ) to be held with the
Depository in the name of [Euroclear] [Cedel Bank, societe anonyme].

          In connection with such request and in respect of such Securities, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Securities and pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), and accordingly the Transferor does hereby certify that:

          (1) the offer of the Securities was not made to a person in the United States;

          [(2) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States;]

          [(2) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States;]*

          (3) no directed selling efforts have been made in contravention of the requirements of Rule 903 (b) or 904(b) of Regulation S, as applicable;

          (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

          (5) upon completion of the transaction, the beneficial interest being transferred as described above is to be held with the Depository in the name of [Euroclear] [Cedel Bank, societe anonyme].

          We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding. This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Initial Purchaser.

                                        [Insert Name of Transferor]


                                        By:
                                             ----------------------------------
                                             Name:
                                             Title:


Dated:
      ---------------------------------
cc:  The Doe Run Resources Corporation


----------
* Insert one of these two provisions, which come from the definition of "offshore transaction" in Regulation S.

                                                                       EXHIBIT I


                FORM OF CERTIFICATION FOR TRANSFER OR EXCHANGE OF
                          RESTRICTED GLOBAL SECURITY TO
                     PERMANENT REGULATION S GLOBAL SECURITY


State Street Bank and Trust Company,
as Trustee
Goodwin Square
225 Asylum, 23rd Floor
Hartford, CT  06103


Attention:        Corporate Trust Administration

                  Re: The Doe Run Resources Corporation
                      11 1/4% Senior Secured Notes due 2005
                      (the "Securities")

          Reference is hereby made to the Indenture, dated as of September 1, 1998 (the "Indenture"), by and among The Doe Run Resources Corporation, a New York corporation, as issuer, the Guarantors named therein and State Street Bank and Trust Company, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          This letter relates to U.S.$____________ aggregate principal amount of Securities which are held in the form of the Restricted Global Security (CUSIP
No.     ) with the Depository in the name of [insert name of transferor] (the
"Transferor"). The Transferor has requested a transfer of such beneficial interest in the Securities to a person who will take delivery thereof in the form of an equal aggregate principal amount of Securities evidenced by the
Permanent Regulation S Global Security (CUSIP No.     ).

          In connection with such request, and in respect of such Securities, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Securities and,

          (1) with respect to transfers made in reliance on Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), the Transferor does hereby certify that:

               (A) the offer of the Securities was not made to a person in the United States;

               [(B) (at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States;]

               [(C) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States;]*

               (D) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable; and

               (E) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

          (2) with respect to transfers made in reliance on Rule 144 under the Securities Act, the Transferor does hereby certify that the Securities are being transferred in a transaction permitted by Rule 144 under the Securities Act.

          We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding. This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Initial Purchaser.

                                        [Insert Name of Transferor]


                                        By:
                                             ----------------------------------
                                             Name:
                                             Title:


Dated:
      ---------------------------------
cc:  The Doe Run Resources Corporation.


----------

* Insert one of these two provisions, which come from the definition of "offshore transactions" in Regulation S.

                                                                       EXHIBIT J


                FORM OF CERTIFICATION FOR TRANSFER OR EXCHANGE OF
                     TEMPORARY REGULATION S GLOBAL SECURITY
                  OR PERMANENT REGULATION S GLOBAL SECURITY TO
                           RESTRICTED GLOBAL SECURITY


State Street Bank and Trust Company,
as Trustee
Goodwin Square
225 Asylum, 23rd Floor
Hartford, CT  06103

Attention:  Corporate Trust Administration

            Re:  The Doe Run Resources Corporation
                 11 1/4% Senior Secured Notes due 2005
                 (the "Securities")

          Reference is hereby made to the Indenture, dated as of September 1, 1998 (the "Indenture"), by and among The Doe Run Resources Corporation, a New York corporation, as issuer, the Guarantors named therein and State Street Bank and Trust Company, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          This letter relates to U.S.$       principal amount of Securities
which are evidenced by an aggregate [Temporary Regulation S Global Security
(CUSIP No.      ] [Permanent Regulation S Global Security (CUSIP No.      ] and
held with the Depository through [Euroclear] [Cedel] (Common Code      ) in the
name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in Securities to a person that will take delivery thereof in the form of an equal principal amount of Securities evidenced by a Restricted Global Security of the same series and of
like tenor as the Securities (CUSIP No.      ).

          In connection with such request and in respect of such Securities, the Transferor does hereby certify that such transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act and, accordingly, the Transferor does hereby further certify that the Securities are being transferred to a person that the Transferor reasonably believes is purchasing the Securities for its own account, or for one or more accounts with respect to which such person exercises sole investment discretion, and such person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A, in each case in a transaction meeting the requirements of

Rule 144A and in accordance with any applicable securities laws of any state of the United States.

          This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Initial Purchaser.

                                        [Insert Name of Transferor]


                                        By:
                                            -----------------------------------
                                             Name:
                                             Title:


Dated:
      ----------------------------

cc:  The Doe Run Resources Corporation

                                                                     EXHIBIT K-1


                       FORM OF CERTIFICATION FOR TRANSFER
                OR EXCHANGE OF NON-GLOBAL RESTRICTED SECURITY TO
                           RESTRICTED GLOBAL SECURITY


State Street Bank and Trust Company
as Trustee
Goodwin Square
225 Asylum, 23rd Floor
Hartford, CT  06103

Attention:  Corporate Trust Administration

            Re: The Doe Run Resources Corporation
                11 1/4% Senior Secured Notes due 2005
                (the "Securities")

          Reference is hereby made to the Indenture, dated as of September 1, 1998 (the "Indenture"), by and among The Doe Run Resources Corporation, a New York corporation, as issuer, the Guarantors named therein and State Street Bank and Trust Company, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          This letter relates to $      principal amount of Restricted
Securities held in definitive form (CUSIP No.      ) by [insert name of
transferor] (the "Transferor"). The Transferor has requested an exchange or transfer of such Securities.

          In connection with such request and in respect of such Securities, the Transferor does hereby certify that (i) such Securities are owned by the Transferor and are being exchanged without transfer or (ii) such transfer has been effected pursuant to and in accordance with Rule 144A or Rule 144 under the United States Securities Act of 1933, as amended (the "Securities Act") and accordingly the Transferor does hereby further certify that:

          (1) if the transfer has been effected pursuant to Rule 144A:

               (A) the Securities are being transferred to a person that the Transferor reasonably believes is purchasing the Securities for its own account, or for one or more accounts with respect to which such person exercises sole investment discretion;


                                      K-1-1

               (B) such person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A; and

               (C) the Securities have been transferred in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States; or

          (2) if the transfer has been effected pursuant to Rule 144:

               (A) more than two years has elapsed since the date of the closing of the initial placement of the Securities pursuant to the Purchase Agreement; and

               (B) the Securities have been transferred in a transaction permitted by Rule 144 and made in accordance with any applicable securities laws of any state of the United States.


                                     K-1-2

          We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding. This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Initial Purchaser.

                                        Dated: _____________, ____


                                        [Insert Name of Transferor]


                                        By:
                                            -----------------------------------
                                            Name:
                                            Title:


cc:  The Doe Run Resources Corporation.


                                     K-1-3

                                                                     EXHIBIT K-2


                       FORM OF CERTIFICATION FOR TRANSFER
                OR EXCHANGE OF NON-GLOBAL RESTRICTED SECURITY TO
                     PERMANENT REGULATION S GLOBAL SECURITY
                    OR TEMPORARY REGULATION S GLOBAL SECURITY


State Street Bank and Trust Company,
  as Trustee
Goodwin Square
225 Asylum, 23rd Floor
Hartford, CT  06103

Attention:  Corporate Trust Administration

            Re: The Doe Run Resources Corporation
                11 1/4% Senior Secured Notes due 2005
                (the "Securities")

          Reference is hereby made to the Indenture, dated as of September 1, 1998 (the "Indenture"), by and among The Doe Run Resources Corporation, a New York corporation, as issuer, the Guarantors named therein and State Street Bank and Trust Company, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          This letter relates to $      principal amount of Restricted
Securities held in definitive form (CUSIP No.      ) by [insert name of
transferor] (the "Transferor"). The Transferor has requested an exchange or transfer of such Securities.

          In connection with such request and in respect of such Securities, the Transferor does hereby certify that (i) such Securities are owned by the Transferor and are being exchanged without transfer or (ii) such transfer has been effected pursuant to and in accordance with (a) Rule 903 or Rule 904 under the Securities Act of 1933, as amended (the "Act"), or (b) Rule 144 under the Act, and accordingly the Transferor does hereby further certify that:

          (1) if the transfer has been effected pursuant to Rule 903 or Rule
904:

          (A) the offer of the Securities was not made to a person in the United States;

          (B) either;


                                      K-2-1

               (i) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States, or

               (ii) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;

          (C) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable;

          (D) the transaction is not part of a plan or scheme to evade the registration requirements of the Act; and

          (E) if such transfer is to occur during the Restricted Period, upon completion of the transaction, the beneficial interest being transferred as described above was held with the Depository through [Euroclear] [CEDEL]; or

          (2) if the transfer has been effected pursuant to Rule 144:

          (A) more than two years has elapsed since the date of the closing of the initial placement of the Securities pursuant to the Purchase Agreement; and

          (B) the Securities have been transferred in a transaction permitted by Rule 144 and made in accordance with any applicable securities laws of any state of the United States.

          We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding. This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Initial Purchaser.

                                        Dated: ____________, ____


                                        [Insert Name of Transferor]


                                      K-2-2

                                        By:
                                            -----------------------------------
                                            Name:
                                            Title:


cc:  The Doe Run Resources Corporation


                                     K-2-3

                                                                     EXHIBIT L-1


                       FORM OF CERTIFICATION FOR TRANSFER
                OR EXCHANGE OF NON-GLOBAL PERMANENT REGULATION S
                     SECURITY TO RESTRICTED GLOBAL SECURITY


State Street Bank and Trust Company,
  as Trustee
Goodwin Square
225 Asylum, 23rd Floor
Hartford, CT  06103

Attention:  Corporate Trust Administration

            Re: The Doe Run Resources Corporation
                11 1/4% Senior Secured Notes due 2005
                (the "Securities")

          Reference is hereby made to the Indenture, dated as of September 1, 1998 (the "Indenture"), by and among The Doe Run Resources Corporation, a New York corporation, as issuer, and State Street Bank and Trust Company, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          This letter relates to $      principal amount of Restricted
Securities held in definitive form (CUSIP No.      ) by [insert name of
transferor] (the "Transferor"). The Transferor has requested an exchange or transfer of such Securities.

          In connection with such request and in respect of such Securities, the Transferor does hereby certify that (i) such Securities are owned by the Transferor and are being exchanged without transfer or (ii) such transfer has been effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended, and accordingly the Transferor does hereby further certify that the Securities are being transferred to a person that the Transferor reasonably believes is purchasing the Securities for its own account, or for one or more accounts with respect to which such person exercises sole investment discretion, and such person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States.

          We understand that this certificate is required in connection with certain securities laws of the United States.


                                      L-1-1

In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding. This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Initial Purchaser.

                                        Dated: _______________, ____


                                        [Insert Name of Transferor]


                                        By:
                                            -----------------------------------
                                            Name:
                                            Title:


cc:  The Doe Run Resources Corporation


                                     L-1-2

                                                                     EXHIBIT L-2


                       FORM OF CERTIFICATION FOR TRANSFER
                OR EXCHANGE OF NON-GLOBAL PERMANENT REGULATION S
               SECURITY TO PERMANENT REGULATION S GLOBAL SECURITY



State Street Bank and Trust Company,
  as Trustee
Goodwin Square
225 Asylum, 23rd Floor
Hartford, CT  06103

Attention:  Corporate Trust Administration


            Re:  The Doe Run Resources Corporation
                 11 1/4% Senior Secured Notes due 2005
                 (the "Securities")


          Reference is hereby made to the Indenture, dated as of September 1, 1998 (the "Indenture"), by and among The Doe Run Resources Corporation, a New York corporation, as issuer, the Guarantors named therein and State Street Bank and Trust Company, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          This letter relates to $______________ principal amount of Restricted Securities held in definitive form (CUSIP No. ) by __________ [insert name of transferor] (the "Transferor"). The Transferor has requested an exchange or transfer of such Securities.

          In connection with such request and in respect of such Securities, the Transferor does hereby certify that (i) such Securities are owned by the Transferor and are being exchanged without transfer or (ii) such transfer has been effected pursuant to and in accordance with (a) Rule 903 or Rule 904 under the Securities Act of 1933, as amended (the "Act"), or (b) Rule 144 under the Act, and accordingly the Transferor does hereby further certify that:

          (1) if the transfer has been effected pursuant to Rule 903 or Rule
     904:

               (A) the offer of the Securities was not made to a person in the United States;


                                      L-2-1

               (B) either;

                    (i) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States, or

                    (ii) the transaction was executed in, on or through the
               facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;

               (C) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904 (b) of Regulation S, as applicable;

               (D) the transaction is not part of a plan or scheme to evade the registration requirements of the Act; and

               (E) if such transfer is to occur during the Restricted Period, upon completion of the transaction, the beneficial interest being transferred as described above was held with the Depository through [Euroclear] [CEDEL]; or

          (2) if the transfer has been effected pursuant to Rule 144:

               (A) more than two years has elapsed since the date of the closing of the initial placement of the Securities pursuant to the Purchase Agreement; and

               (B) the Securities have been transferred in a transaction permitted by Rule 144 and made in accordance with any applicable securities laws of any state of the United States.

          We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding. This certificate and the statements contained


                                      L-2-2
herein are made for your benefit and the benefit of the Company and the Initial Purchaser.

                                        Dated: ______________, ____

                                        [Insert Name of Transferor]


                                        By:
                                            -----------------------------------
                                            Name:
                                            Title:


cc:  The Doe Run Resources Corporation


                                     L-2-3

                                                                       EXHIBIT M

                                    GUARANTEE


          For value received, the undersigned hereby unconditionally guarantees, as principal obligor and not only as a surety, to the Holder of this Security the cash payments in United States dollars of principal of, premium, if any, and interest on this Security in the amounts and at the times when due and interest on the overdue principal, premium, if any, and interest, if any, of this Security, if lawful, and the payment or performance of all other obligations of the Company under the Indenture (as defined below) or the Securities, to the Holder of this Security and the Trustee, all in accordance with and subject to the terms and limitations of this Security, Article Thirteen of the Indenture and this Guarantee. This Guarantee will become effective in accordance with Article Thirteen of the Indenture and its terms shall be evidenced therein. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Security. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture dated as of September 1, 1998, by and among The Doe Run Resources Corporation, a New York corporation, as issuer, the Guarantors named therein and State Street Bank and Trust Company, as trustee, as amended or supplemented (the "Indenture").

          The obligations of the undersigned to the Holders of Securities and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article Thirteen of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee and all of the other provisions of the Indenture to which this Guarantee relates.

          THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW. Each Guarantor hereby agrees to submit to the jurisdiction of any federal or state court in the Borough of Manhattan of the City of New York for purposes of any legal suit, action or proceeding against it arising out of or related to this Indenture, the Securities and the Guarantees (a "Related Proceeding"). The Company hereby consents to the jurisdiction of each such court for the purposes of any Related Proceeding, and irrevocably waives, to the fullest extent it may effectively do so, any objection to the laying of venue of any Related Proceeding in any such court and the defense of an inconvenient forum to the maintenance of any Related Proceedings in any such court.

          This Guarantee is subject to release upon the terms set forth in the Indenture.

          IN WITNESS WHEREOF, each Guarantor has caused its Guarantee to be duly executed.



Date:____________________

                                        FABRICATED PRODUCTS, INC.,
                                             as Guarantor


                                        By:
                                            -----------------------------------
                                            Name:
                                            Title:


                                        DOE RUN CAYMAN LTD.,
                                             as Guarantor


                                        By:
                                            -----------------------------------
                                           Name:
                                           Title:


                                        DOE RUN MINING S.R.L.,
                                             as Guarantor


                                        By:
                                            -----------------------------------
                                            Name:
                                            Title:


                                        DOE RUN PERU S.R.L.,
                                             as Guarantor


                                        By:
                                            -----------------------------------
                                           Name:
                                           Title:


                                        DOE RUN AIR S.A.C.,
                                             as Guarantor


                                        By:
                                            -----------------------------------
                                           Name:
                                           Title:

                                       DOE RUN DEVELOPMENT S.A.C.,
                                             as Guarantor


                                        By:
                                            -----------------------------------
                                           Name:
                                           Title:


                                       M-3